As filed with the Securities and Exchange Commission on January 14, 2010
(Registration No. 333-162432)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMERALD DAIRY INC.

(Exact name of registrant as specified in its charter)

Nevada	2020	80-0137632
(State or other jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Indentification No.)

11990 Market Street, Suite 205
Reston, Virginia 20190
(703) 867-9247

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Shu Kaneko
Chief Financial Officer
11990 Market Street, Suite 205
Reston, Virginia 20190
Tel: (703) 867-9247
Fax: (678) 868-0633

(Name, address, including zip code, and telephone number, including zip code, of agent for service)

Copies of all communications to:

Jeffrey A. Rinde, Esq.
Blank Rome LLP
The Chrysler Building
405 Lexington Ave.
New York, NY 10174
Tel: (212) 885-5000
Fax: (212) 885-5001

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definition of “large accelerated filer,” “accelerated filer,” and “small reporting company”:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to completion, dated January 14, 2010

EMERALD DAIRY INC.
 12,589,979 SHARES OF COMMON STOCK

This prospectus relates to disposition of up to 12,589,979 shares of our common stock held by the selling stockholders referred to in this prospectus.  The shares covered by this prospectus include:

•	6,969,810 outstanding shares held by the selling stockholders; and

•	5,620,169 shares issuable upon exercise of warrants held by the selling stockholders.

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. However, we will receive gross proceeds of $12,872,575 if all of the warrants held by the selling stockholders are exercised for cash.

Our common stock is traded in the over-the-counter market and prices are quoted on the over-the-counter electronic bulletin board under the symbol "EMDY.OB."  On January 13, 2010, the last reported sale price for our common stock was $1.70 per share.

The selling stockholders may, from time-to-time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any exchange, market or trading facility on which shares are traded or in private transactions and in other ways described in the “Plan of Distribution”.  These dispositions may be at fixed prices, at the prevailing market price at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

INVESTING IN OUR STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK
FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2009

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding the Company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, the “Company,” "we", "us" and "our", refer to Emerald Dairy Inc. and its subsidiaries, unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st.  Except as specifically indicated otherwise, we have adjusted all references to our common stock in this prospectus to reflect the effect of a 1-for-40 reverse stock split on June 25, 2007.

Our Company

We are a producer of milk powder, rice powder and soybean milk powder, which currently comprise approximately 95%, 3% and 2% of our sales, respectively. We have an Infant & Baby Formula Milk Powder Production Permit, issued by the State General Administration of Quality Supervision and Inspection and Quarantine of the People’s Republic of China (“PRC”). Only current license holders are permitted to produce formula milk powder in the PRC.  Through our network of over 800 salespeople, our products are distributed throughout 20 provinces in the PRC, and sold in over 5,800 retail outlets.

Our products are marketed under two brand names:

•	“Xing An Ling,” which is designed for high-end customers; and

•	“Yi Bai,” which is designed for middle and low-end customers.

The Chinese government has initiated programs to promote milk consumption and is providing incentives to increase dairy production. The dairy market today in the PRC is over $13.0 billion and is expected to grow at a rate of 15% per year for the foreseeable future. We focus on the infant formula segment of the market, which is expected to grow even faster, at a rate of approximately 23% through 2011.  Currently, it is estimated that demand for infant formula in the PRC outstrips supply by at least 2-to-1.  During the past three fiscal years our sales have grown at an average rate of more than 50% per year, with sales of $44.3 million, $29.6 million and $18.8 million for the fiscal years ended December 31, 2008, 2007 and 2006, respectively.

Because of our close proximity to our sources of fresh milk, we are able to complete the production process in approximately 30 – 35 hours, which is faster than competitors of ours that are not similarly situated.  We produced approximately 7,000 tons of milk powder at our facility in Be’ian City, Heilongjiang Province, PRC in fiscal 2007, up from approximately 5,000 tons in fiscal 2006. In 2008, by adding a third shift to the existing two shifts working schedule, we produced approximately 9,000 tons of milk powder.  In addition, in July 2008, through our wholly-owned subsidiary, Hailun Xinganling Dairy Co., Ltd. (“HXD”), we commenced construction of a new production facility in Hailun City, Heilongjiang Province, PRC, which we expect will enable us to produce an additional 9,000 tons of milk powder in 2010 and a total of 18,000 tons of milk powder annually in 2011. As a result, we believe we will have the capacity to produce approximately 27,000 tons of milk powder per year by the end of fiscal 2011. It is expected that our production of rice powder and soymilk powder will also increase in volume, while continuing to comprise an aggregate of approximately 5% of our overall sales.

All of our business is conducted through our wholly-owned Chinese subsidiaries:

•	Heilongjiang Xing An Ling Dairy Co. Limited (“XAL”), which handles our promotion, sales and administrative functions;

•	Heilongjiang Be’ian Nongken Changxing Lvbao Dairy Limited Liability Company (“Lvbao”), which handles production of our products in Be’ian City, Heilongjiang Province, PRC; and

•	HXD, which, upon completion of our new production facility, will handle additional production of our products in Hailun City, Heilongjiang Province, PRC.

Corporate Information

Our predecessor filer was incorporated under the name Micro-Tech Identification Systems, Inc. (“Micro-Tech”) pursuant to the laws of the State of Nevada on September 24, 1986. For several years prior to the Reverse Merger (described below), Micro-Tech’s primary business operations involved seeking the acquisition of assets, property, or businesses that may be beneficial to Micro-Tech and its shareholders.

On October 9, 2007, American International Dairy Holding Co., Inc., a Nevada corporation (“AIDH”) became a wholly-owned subsidiary of Micro-Tech, when it merged with Micro-Tech’s wholly-owned subsidiary, which was organized for that purpose (the “Reverse Merger”). Immediately following the Reverse Merger, Micro-Tech succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc.  On January 25, 2008, we changed our name from Amnutria Dairy Inc. to Emerald Dairy Inc.

AIDH was organized pursuant to the laws of the State of Nevada on April 18, 2005, for the purpose of acquiring the stock of Heilongjiang Xing An Ling Dairy, Co.  On May 30, 2005, AIDH acquired Heilongjiang Xing An Ling Dairy Co. Limited, (“XAL”), a corporation formed on September 8, 2003 in Heilongjiang Providence, PRC. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

Prior to September 23, 2006, XAL owned approximately 57.7% of Heilongjiang Beian Nongken Changxing LvbaoDairy Limited Liability Company (“LvBao”), with the remaining balance being held by AIDH’s sole shareholder. On September 23, 2006, the remaining 42.3% ownership in LvBoa was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes.

On May 22, 2008, we formed AIDH’s wholly-owned subsidiary, HXD, under the laws of the PRC.  Upon completion of our new production facility, HXD will handle additional production of our products in Hailun City, Heilongjiang Province, PRC

All of the business of AIDH is conducted through AIDH's wholly-owned subsidiaries, XAL and HXD, and XAL's subsidiary, LvBao.

Our U.S. offices are located at 11990 Market Street, Suite 205, Reston, Virginia 20190, telephone number (703) 867-9247.  Our corporate headquarters are located at 10 Huashan-lu, Xiangfang-qu, 9th Floor, Wanda Building, Harbin City, Heilongjiang Province, PRC 150001.

The Offering

Common Stock Offered by the Company	None

Common Stock Offered by the Selling Stockholders
Up to 12,589,979 shares of our common stock, including: (i) up to 6,969,810 shares of issued and outstanding common stock held by the selling stockholders, (ii) up to 373,334 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $0.94 per share, (iii) up to 1,333,333 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $1.50 per share, (iv) up to 700,583 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $1.63 per share, (v) up to 857,110 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $2.04 per share, (vi) up to 75,000 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $2.61 per share, and (vii) up to 2,280,809 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $3.26 per share.

Common Stock Outstanding Prior to this Offering	32,927,191 shares

Use of Proceeds	We will not receive any proceeds from the shares sold in this offering.

Symbol for our Common Stock	“EMDY.OB”

Risk Factors

We urge you to read the "Risk Factors" section beginning on page 5 of this prospectus so that you understand the risks associated with an investment in our common stock.

Summary Historical Financial Information

The following tables set forth our summary historical financial information. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Consolidated Statements of Operations:

	For the Nine Months Ended September 30,		For the Fiscal Year Ended December 31,
	2009	2008	2008	2007
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Sales	$31,261,491	$32,560,256	$44,325,179	$29,618,008
Cost of Goods Sold	17,057,583	19,845,232	26,546,291	19,064,905
Gross Profit	14,203,908	12,715,024	17,778,888	10,553,103
Total Operating Expenses	9,579,027	10,355,970	14,210,578	6,875,197
Total Other (Expense)	(63,466)	(262,862)	(413,605)	(9,443)
Provision for Income Taxes	860,948	586,957	840,198	118,325
Net Income	$3,700,467	$1,509,235	$2,314,507	$3,550,138
Basic Earnings Per Share	$0.12	$0.05	$0.08	$0.15
Basic Weighted Average Shares Outstanding	29,979,356	29,299,332	29,299,332	24,211,872
Diluted Earnings Per Share	$0.12	$0.05	$0.08	$0.15
Diluted Weighted Average Shares Outstanding	30,429,024	29,563,708	29,518,067	24,271,991
Comprehensive Income	$3,690,611	$2,588,087	$3,481,375	$4,185,217

Consolidated Balance Sheets:

	As at September 30,	As at December 31,
	2009	2008	2007
	(Unaudited)	(Audited)	(Audited)

Cash and cash equivalents	$9,681,007	$7,343,588	$6,560,931
Total current assets	$22,297,720	$18,710,381	$16,594,937
Property, plant and equipment, net	$5,743,716	$6,101,566	$3,320,081
Total assets	$36,402,432	$28,674,375	$20,030,246
Total current liabilities	$7,577,525	$8,253,183	$3,480,666
Put/Call Liability	—	—	$3,169,444
Total stockholders' equity	$28,824,907	$20,421,192	$13,380,136

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following important risks and uncertainties before buying shares of our common stock in this offering. If any of the damages threatened by any of the following risk factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

Risks Related to Our Business

Unstable market conditions may have serious adverse consequences on our business.

The recent worldwide economic downturn and market instability have made the business climate more volatile and more costly.  Although all of our business operations are currently conducted in the PRC, our general business strategy may be adversely affected by unpredictable and unstable market conditions.  If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. While we believe we have adequate capital resources to meet current working capital and capital expenditure requirements for the next twelve months, a radical economic downturn or increase in our expenses could require additional financing on less than attractive rates or on terms that are excessively dilutive to existing stockholders.  Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our expansion plans.  These factors may have a material adverse effect on our results of operations, financial condition or cash flows and could cause the price of our common stock to decline significantly.

Our products may not achieve or maintain market acceptance.

We market our products in the PRC. Dairy product consumption in the PRC has historically been lower than in many other countries in the world.  Growing interest in milk products in the PRC is a relatively recent phenomenon which makes the market for our products less predictable.  Consumers may lose interest in the products.  As a result, achieving and maintaining market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds to encourage dairy consumption in general, and the purchase of our products in particular.  There is substantial risk that the market may not accept or be receptive to our products.  Market acceptance of our current and proposed products will depend, in large part, upon our ability to inform potential customers that the distinctive characteristics of our products make them superior to competitive products and justify their pricing.  Our current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products.  Lack of market acceptance would limit our revenues and profitability.

In addition, we market our product, in part, as a healthy and good source of nutrition, however, periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow’s milk in the human diet.  An unfavorable study or medical finding could erode the popularity of milk in the Chinese diet and negatively affect the marketing of our product causing sales, and cause our revenues, to decline.

Contamination of milk powder products produced in the PRC could result in negative publicity and have a material adverse effect on our business.

In mid-2008, a number of milk powder products produced within the PRC were found to contain unsafe levels of tripolycyanamide, also known as melamine, sickening thousands of infants.  This prompted the Chinese government to conduct a nationwide investigation into how the milk powder was contaminated, and caused a worldwide recall of certain milk powder products produced within the PRC. On September 16, 2008, the PRC’s Administration of Quality Supervision, Inspection and Quarantine (AQSIQ) revealed that it had tested samples from 175 dairy manufacturers, and published a list of 22 companies whose products contained melamine.  We passed the emergency inspection and were not included on AQSIQ’s list.  Although we believe that the inevitable contraction in the Chinese milk powder industry caused by this crisis will lead to increased demand for our products, we can not be certain that the illnesses caused by contamination in the milk powder industry, whether or not related to our products, won’t lead to a sustained decrease in demand for milk powder products produced within the PRC, thereby having a material adverse effect on our business.

As we increase the scale of our operations, we may be unable to maintain the level of quality we currently attain by producing our products in small batches.  If quality of our product declines, sales may decline.

Our products are manufactured in small batches.  If we are able to increase our sales, we will be required to increase our production.  Increased production levels may force us to modify our current manufacturing methods in order to meet demand. We may be unable to maintain the quality of our dairy products at increased levels of production.  If quality declines, consumers may not wish to purchase our products and a decline in the quality of our products could damage our reputation, business, operations and finances.

We depend on supplies of raw milk and other raw materials, a shortage of which could result in reduced production and sales revenues and/or increased production costs.

Raw milk is the primary raw material we use to produce our products. As we pursue our growth strategy, we expect raw milk demands to continue to grow. Because we own only a small number of dairy cows, we depend on dairy farms and dairy farmers for our supply of fresh milk. We expect that we will need to continue to increase the number of dairy farmers from which we source raw milk. If we are not able to renew our contracts with suppliers or find new suppliers to provide raw milk we will not be able to meet our production goals and our sales revenues will fall.  If we are forced to expand our sources for raw milk, it may be more and more difficult for us to maintain our quality control over the handling of the product in our supply and manufacturing chain.  A decrease in the quality of our raw materials would cause a decrease in the quality of our product and could damage our reputation and cause sales to decrease.

Raw milk production is, in turn, influenced by a number of factors that are beyond our control including, but not limited to, the following:

•	seasonal factors: dairy cows generally produce more milk in temperate weather than in cold or hot weather and extended unseasonably cold or hot weather could lead to lower than expected production;

•
environmental factors: the volume and quality of milk produced by dairy cows is closely linked to the quality of the nourishment provided by the environment around them, and, therefore, if environmental factors cause the quality of nourishment to decline, milk production could decline and we may have difficulty finding sufficient raw milk; and

•
governmental agricultural and environmental policy: declines in government grants, subsidies, provision of land, technical assistance and other changes in agricultural and environmental policies may have a negative effect on the viability of individual dairy farms, and the numbers of dairy cows and quantities of milk they are able to produce.

We also source large volumes of soy beans, rice, and other raw materials from suppliers. Interruption of or a shortage in the supply of raw milk or any of our other raw materials could result in our being unable to operate our production facilities at full capacity or, if the shortage is severe, at any production level at all, thereby leading to reduced production output and sales and reduced revenues.

Even if we are able to source sufficient quantities of raw milk or our other raw materials to meet our needs, downturns in the supply of such raw materials caused by one or more of these factors could lead to increased raw material costs which we may not be able to pass on to the consumers of our products, causing our profit margins to decrease.

Volatility of raw milk costs make our operating results difficult to predict, and a steep cost increase could cause our profits to diminish significantly.

The policy of the PRC since the mid-1990s has focused on moving the industry in a more market-oriented direction. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand aspects of the market. These changes in the PRC’s dairy policy could increase the risk of price volatility in the dairy industry, making our net income difficult to predict. Also, if prices are allowed to escalate sharply, our costs will rise and we may not be able to pass them on to consumers of our products, which will lead to a decrease in our profits.

The milk business is highly competitive and, therefore, we face substantial competition in connection with the marketing and sale of our products.

We face competition from non-premium milk producers distributing milk in our marketing area and other milk producers packaging their milk in glass bottles, and other special packaging, which serve portions of our marketing area. Most of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than we have, and have products that have gained wide customer acceptance in the marketplace. Our largest competitors are state-owned dairies owned by the government of the PRC. Large foreign milk companies have also entered the milk industry in the PRC. The greater financial resources of such competitors will permit them to procure retail store shelf space and to implement extensive marketing and promotional programs, both generally and in direct response to our advertising claims. The milk industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. We may be unable to compete successfully or our competitors may develop products which have superior qualities or gain wider market acceptance than ours.

We face the potential risk of product liability associated with food products; Lack of general liability insurance exposes us to liability risks in the event of litigation against us.

We sell products for human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of our products. We may be subject to liability if the consumption of any of our products causes injury, illness or death. In addition, we may recall products in the event of contamination or damage. A significant product liability judgment or a widespread product recall may negatively impact our profitability for a period of time depending on product availability, competitive reaction and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our corporate and brand image. We would also have to incur defense costs, including attorneys’ fees, even if a claim is unsuccessful. We do not have liability insurance with respect to product liability claims. Any product liabilities claims could have a material adverse effect on its business, operating results and financial condition.

The loss of any of our key executives could cause an interruption of our business and an increase in our expenses if we are forced to recruit a replacement; We have no key-man life insurance covering these executives.

We are highly dependent on the services of Yang Yong Shan, our Chairman, Chief Executive Officer and President.  He has been primarily responsible for the development and marketing of our products and the loss of his services would have a material adverse impact on our operations. We have not applied for key-man life insurance on his life and have no current plans to do so.

We do not have any independent directors serving on our board of directors, which could present the potential for conflicts of interest and prevent our common stock from being listed on a national securities exchange.

We currently do not have any independent directors serving on our board of directors and we cannot guarantee that our board of directors will have any independent directors in the future. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

In addition, since none of the directors currently on our board of would qualify as an independent director under the rules of the New York Stock Exchange, NYSE Amex Equities or The Nasdaq Stock Market, we would fail to satisfy at least one of the necessary initial listing requirements for any of these national securities exchanges.  Therefore, until we appoint a majority of independent directors to our board we expect that our common stock will continue to be listed on Over-the-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”), which might make our common stock less attractive to potential investors.

Our management has identified a material weakness in our internal control over financial reporting, which if not properly remediated could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition and results of operations and the price of our common stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles.

As further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Material Weakness in Internal Control Over Financial Reporting,” our management has identified a material weakness in our internal control over financial reporting.  A material weakness, as defined in the standards established by the Public Company Accounting Oversight Board (“PCAOB”), is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Although we are in the process of implementing initiatives aimed at addressing this material weakness, these initiatives may not remediate the identified material weakness.  Failure to achieve and maintain an effective internal control environment could result in us not being able to accurately report our financial results, prevent or detect fraud or provide timely and reliable financial information pursuant to the reporting obligations we will have as a public company, which could have a material adverse effect on our business, financial condition and results of operations. Further, it could cause our investors to lose confidence in the financial information we report, which could adversely affect the price of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place might entail substantial costs, may take a significant period of time, and may distract our officers and employees from the operation of our business, which could adversely affect our operating results and our ability to operate our business.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We became a public company on October 2007, by virtue of the Reverse Merger described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – Reverse Merger, Private Placements and Related Transactions.”  As a public company, we need to document, review, test and, if appropriate, improve our internal controls and procedures in connection with Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent auditors. Both the Company and its independent auditors will be testing our internal controls in connection with the Section 404 requirements and, as part of that documentation and testing, will identify areas for further attention and improvement.

Implementing any appropriate changes to our internal controls might entail substantial costs in order to add personnel and modify our existing accounting systems, take a significant period of time to complete, and distract our officers and employees from the operation of our business.  These changes might not, however, be effective in maintaining the adequacy of our internal controls, and could adversely affect our operating results and our ability to operate our business.

Risks Related to Doing Business in the PRC

Changes in the PRC’s political or economic situation could harm us and our operational results.

Economic reforms which have been adopted by the Chinese government could change at any time.  Because many reforms are unprecedented or experimental, they are expected to be refined and adjusted. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations  This could damage our operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; or

•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.  It is possible that the Chinese government may abandon its reforms all together and return to a more nationalized economy. Negative impact upon economic reform policies or nationalization could result in a total investment loss in our common stock.

Changes in the interpretations of existing laws and the enactment of new laws may negatively impact our business and results of operation.

There are substantial uncertainties regarding the application of Chinese laws, especially with respect to existing and future foreign investments in the PRC. The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. Laws and regulations effecting foreign invested enterprises in the PRC have only recently been enacted and are evolving rapidly, and their interpretation and enforcement involve uncertainties. Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals for product pricing, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on our financial condition, results of operations or cash flows. In addition, we will be subject to varying degrees of regulation and licensing by governmental agencies in the PRC. Future regulatory, judicial and legislative changes could have a material adverse effect on our Chinese operating subsidiaries.  Regulators or third parties may raise material issues with regard to our Chinese subsidiaries or our compliance or non-compliance with applicable laws or regulations or changes in applicable laws or regulations may have a material adverse effect on our operations. Because of the evolving nature in the law, it will be difficult for us to manage and plan for changes that may arise.

It will be difficult for any shareholder of ours to commence a legal action against our executives.  Enforcing judgments won against them or the Company will be difficult.

Most of our officers and directors reside outside of the United States. As a result, it will be difficult, if not impossible, to acquire jurisdiction over those persons in a lawsuit against any of them, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.  Because the majority of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles (“SPVs”), formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other laws and regulations of the PRC (“PRC Laws”), the CSRC, on its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

On October 9, 2007, AIDH, parent company of the Chinese corporations through which we do all of our business, became a subsidiary through a Reverse Merger, as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.”

Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require us or our Chinese shareholders or our entities in China to obtain the CSRC approval in connection with the Reverse Merger because AIDH completed the approval procedures of the acquisition of a majority equity interest in its PRC subsidiary before September 8, 2006 when the New M&A Rule became effective.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC Laws, including the New M&A Rule. PRC government authorities may take a view contrary to our understanding that we do not need the CSRC approval, and Chinese government authorities may impose additional approvals and requirements.

Further, if the PRC government finds that we or our Chinese shareholders did not obtain the CSRC approval, which should have been obtained before consummating the Reverse Merger, we could be subject to severe penalties. The New M&A Rule does not specify penalty terms, so we are not able to predict what penalties we may face, but they could be materially adverse to our business and operations.

Future inflation in the PRC may inhibit our ability to conduct business in the PRC.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in the PRC has been as high as 20.7% and as low as 2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in the PRC, which could harm the market for our products and adversely effect our operations and business.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in western-style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  If we are not able to maintain adequate controls our financial statements may not properly represent our financial condition, results of operation or cash flows.  Weakness in our controls could also delay disclosure of information to the public which is material to an investment decision with respect to our stock.

Fluctuations in the exchange rate between the Chinese currency and the United States dollar could adversely affect our operating results.

The functional currency of our operations in China is “Renminbi,” or “RMB.” However, results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results.  We currently do not use hedging techniques, and even if in the future we do, we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause our profits to decline, which, in turn, may cause our stock prices, to decline.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is currently not a freely convertible currency, and the restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC, or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules.

Penalties for non-compliance which may be issued by SAFE can impact the PRC resident investors as well as the onshore subsidiary. However, certain matters related to implementation of Circular No. 75 remain unclear or untested. As a result, we may be impacted by potential penalties which may be issued by SAFE. For instance, remedial action for violation of the SAFE requirements may be to restrict the ability of our Chinese subsidiaries to repatriate and distribute its profits to us in the United States. The results of non-compliance are uncertain, and penalties and other remedial measures may have a material adverse impact upon our financial condition and results of operations.

Extensive regulation of the food processing and distribution industry in the PRC could increase our expenses resulting in reduced profits.

We are subject to extensive regulation by the PRC's Agricultural Ministry, and by other county and local authorities in jurisdictions in which our products are processed or sold, regarding the processing, packaging, storage, distribution and labeling of our products. Applicable laws and regulations governing our products may include nutritional labeling and serving size requirements. Our processing facilities and products are subject to periodic inspection by national, county and local authorities. To the extent that new regulations are adopted, we will be required to conform our activities in order to comply with such regulations. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, operations and finances.

Limited and uncertain trademark protection in the PRC makes the ownership and use of our trademarks uncertain.

We have obtained trademark registrations for the use of our tradenames “Xing An Ling” and “Yi Bai”, which have been registered with the PRC’s Trademark Bureau of the State Administration for Industry and Commerce with respect to our milk products. We believe our trademarks are important to the establishment of consumer recognition of our products. However, due to uncertainties in Chinese trademark law, the protection afforded by our trademarks may be less than we currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, we may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact our trademarks could have a material adverse effect on our business, operations and finances.

Risks Relating to the Market for Our Common Stock

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a the Reverse Merger, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.” Because of our Reverse Merger, we could be exposed to undisclosed liabilities resulting from our operations prior to the merger and we could incur losses, damages or other costs as a result.  In addition, securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Further, brokerage firms may not want to conduct any secondary offerings on our behalf in the future.  These factors may negatively effect the market price and liquidity of our common stock.

There is currently a limited trading market for our common stock and a more liquid trading market may never develop or be sustained and stockholders may not be able to liquidate their investment at all, or may only be able to liquidate the investment at a price less than the Company’s value.

There is currently a limited trading market for our common stock and a more liquid trading market may never develop.  As a result, the price if traded may not reflect the value of the Company. Consequently, investors may not be able to liquidate their investment at all, or if they are able to liquidate it may only be at a price that does not reflect the value of our business.  Because the price for our stock is low, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of common stock like ours as collateral for any loans.  Even if a more active market should develop, the price may be highly volatile.

Our common stock is currently approved for quotation on the OTCBB.  We do not satisfy the initial listing standards of the New York Stock Exchange, NYSE Amex Equities or The Nasdaq Stock Market.  If we never are able to satisfy any of those listing standards our common stock will never be listed on an exchange.  As a result, the trading price of our stock may be lower than if we were listed on an exchange. Our stock may be subject to increased volatility.  When a stock is thinly traded, a trade of a large block of shares can lead to a dramatic fluctuation in the share price.  These factor may make it more difficult for our shareholders to sell their shares.

Our stock price may be volatile in response to market and other factors.

The market price for our stock may be volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Reverse Merger may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by us or our competitors;

•	reductions in the market share of our products;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	volatility in our results of operations;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

These factors may negatively effect the market price and liquidity of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We have a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring certain corporate actions and may lead to a sudden change in our stock price.

Our common stock ownership is highly concentrated. As of the date hereof, one shareholder, Yang Yong Shan, beneficially owns 14,063,329 shares, or approximately 42.5% of our total outstanding common stock. He is also our Chairman, Chief Executive Officer and President.  His interests may differ significantly from your interests.  As a result of the concentrated ownership of our stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  In addition, because our stock is so thinly traded, the sale by any of our large stockholders of a significant portion of that stockholder’s holdings could cause a sharp decline in the market price of our common stock.

We have the right to issue up to 10,000,000 shares of "blank check" preferred stock, which may adversely affect the voting power of the holders of other of our securities and may deter hostile takeovers or delay changes in management control.

Our certificate of incorporation provides that we may issue up to 10,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. While none of our preferred stock has yet been issued, our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of shares of preferred stock could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.  Such an issuance would dilute existing stockholders, and the securities issued could have rights, preferences and designations superior to our common stock.

A substantial number of shares of our common stock are issuable upon exercise of outstanding warrants, the exercise of which will substantially reduce the percentage ownership of holders of our currently outstanding shares of common stock, and the sale of which may cause a decline in the price at which shares of our common stock can be sold.

As of the date of this prospectus, we have outstanding exercisable warrants to purchase an aggregate of 7,460,813 shares of our common stock, of which:

•	373,334 are exercisable at a price of $0.94 per share;

•	1,333,333 are exercisable at a price of $1.50 per share;

•	2,246,748 are exercisable at a price of $1.63 per share;

•	906,190 are exercisable at a price of $2.04 per share;

•	75,000 are exercisable at a price of $2.61 per share; and

•	2,526,208 are exercisable at a price of $3.26 per share.

5,620,169 of the shares underlying these exercisable warrants are being registered hereby for possible resale by those selling stockholders who own the warrants. We also have outstanding warrants to purchase 714,286 shares of our common stock at an exercise price of $1.68 per share, which may become exercisable on March 2, 2010 if certain conditions are met.  The issuance of all or substantially all additional shares of common stock that are issuable upon exercise of our outstanding warrants will substantially reduce the percentage equity ownership of holders of shares of our common stock.  In addition, the exercise of a significant number of warrants, and subsequent sale of shares of common stock received upon such exercise, could cause a sharp decline in the market price of our common stock.  The rights and obligations under the warrants are further described in “Description of Securities – Warrants.”

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.  In addition, the promissory notes we issued in the June 2008 Note Offering, as amended, and November 2008 Note Offering, further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Sale of Notes and Warrants,” contain restrictive covenants on our payment of dividends, as further described in “—Description of Securities — Promissory Notes.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are not statements of historical or current fact. As such, they are "forward-looking statements" based on our current expectations, which are subject to known and unknown risks, uncertainties and assumptions. They include statements relating to:

•	future sales and financings;

•	the future development of our business;

•	our ability to execute our business strategy;

•	projected expenditures; and

•	the market for our products.

You can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are not predictions. Actual events or results may differ materially from those suggested by these forward-looking statements. In evaluating these statements and our prospects generally, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors are set forth under "Risk Factors" in this prospectus and in our periodic filings made with the SEC.

USE OF PROCEEDS

The shares of common stock covered by this prospectus are, either issued and outstanding, or issuable upon exercise of common stock purchase warrants owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. However, upon the exercise of warrants by payments of cash, we will receive $12,872,575, in the aggregate, assuming all of the warrants are exercised. To the extent that we receive cash upon the exercise of the warrants, we expect to use that cash for the construction of a new production facility and for general corporate purposes.

MARKET INFORMATION

Market Information

Our common stock was approved for quotation on the OTCBB in the first quarter of 2007. Through October 9, 2007, our trading symbol was “MCTC.OB.”  As of October 9, 2007, we changed our name to Amnutria Dairy Inc. and were assigned a new trading symbol of “AUDY.OB.”  On January 25, 2008, we changed our name to Emerald Dairy Inc. and received a new trading symbol of “EMDY.OB”

On October 20, 2008, shares of common stock purchased in two private offerings we conducted in fiscal 2007 became eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended.  Prior to that date, there had been no established public trading market for shares of our common stock for over five years. There is currently only a limited trading market for our common stock and no assurance can be given that a more liquid trading market for our common stock will develop or be maintained.

The high and low sales prices for our common stock for the fourth quarter of fiscal 2008, first, second, third and fourth quarters of fiscal 2009, and the subsequent interim period, were as follows:

Quarter Ended	High	Low

2008
December 31, 2008	$2.50	$0.70

2009
March 31, 2009	$1.00	$0.26
June 30, 2009	$2.11	$0.60
September 30, 2009	$1.90	$1.30
December 31, 2009	$2.00	$1.50

2010
March 31, 2010 (through January 13, 2010)	$1.80	$1.65

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

As of the date hereof, we have outstanding exercisable warrants to purchase an aggregate of 7,460,813 shares of our common stock, of which:

•	373,334 are exercisable at a price of $0.94 per share;

•	1,333,333 are exercisable at a price of $1.50 per share;

•	2,246,748 are exercisable at a price of $1.63 per share;

•	906,190 are exercisable at a price of $2.04 per share;

•	75,000 are exercisable at a price of $2.61 per share; and

•	2,526,208 are exercisable at a price of $3.26 per share.

We also have outstanding warrants to purchase 714,286 shares of our common stock at an exercise price of $1.68 per share, which may become exercisable on March 2, 2010 if certain conditions are met.

In addition, we have issued and outstanding under our 2009 Equity Incentive Plan (“2009 Plan”):

•
703,200 stock options, exercisable at a price of $0.42 per share, of which: (i) 175,800 vested on September 2, 2009, and (ii) an additional 175,800 will vest on each of March 2, 2010, September 2, 2010 and March 2, 2011;

•	380,000 stock options, exercisable at a price of $1.80 per share, of which 95,000 will vest on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011; and

•
380,000 share appreciation rights, exercisable at a price of $1.80 per share, which will vest with respect to 25% of the underlying shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011.

Of the 32,927,191 shares of common stock we currently have issued and outstanding (which amount does not include an additional 1,944,444 shares which are currently held in treasury), 29,658,726 may be eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended.

Holders

As of the date hereof, there were approximately 208 holders of record of our common stock.

Dividends

We have not paid any dividends since inception and do not anticipate paying any dividends in the foreseeable future.  We currently intend to retain all available funds and any future earnings of our business for use in the operation of our business.  The declaration, payment and amount of future dividends, if any, will depend upon our future earnings, results of operations, financial position and capital requirements, among other factors, and will be at the sole discretion of our Board of Directors.  In addition, the promissory notes we issued in the June 2008 Note Offering, as amended, and November 2008 Note Offering, further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Sale of Notes and Warrants,” contain restrictive covenants on our payment of dividends, as further described in “Description of Securities – Promissory Notes.”

Securities Authorized For Issuance Under Equity Compensation Plan

As of December 31, 2008, we did not have any stock option, bonus, profit sharing, pension or similar plan.

In March 2009, our board of directors adopted and our stockholders approved the 2009 Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business.  A total of 1,500,000 shares of our common stock have been reserved for issuance under the 2009 Plan. The 2009 Plan is further described in “Description of Securities – Stock Options and Share Appreciation Rights.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2008 and 2007 and the related notes thereto and our unaudited consolidated financial statements for the three and nine months ended September 30, 2009 and the related notes thereto.  Our fiscal year ends on December 31, and each of our fiscal quarters ends on the final day of each of March, June and September. The following discussion contains forward-looking statements. Please see "Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

We are a producer of milk powder, rice powder and soybean milk powder, which currently comprise approximately 95%, 3% and 2% of our sales, respectively. Through our network of over 800 salespeople, our products are distributed throughout 20 provinces in the PRC, and sold in over 5,800 retail outlets.

Our products are marketed under two brand names:

•	“Xing An Ling,” which is designed for high-end customers; and

•	“Yi Bai,” which is designed for middle and low-end customers.

The Chinese government has initiated programs to promote milk consumption and is providing incentives to increase dairy production. The dairy market today in the PRC is over $13.0 billion and is expected to grow at a rate of 15% per year for the foreseeable future. We focus on the infant formula segment of the market, which is expected to grow even faster, at an annual rate of approximately 23% through 2011. Currently, it is estimated that demand for infant formula in the PRC outstrips supply by at least 2-to-1.

We have received an Infant & Baby Formula Milk Powder Production Permit from the State General Administration of Quality Supervision and Inspection and Quarantine of the PRC. Only current license holders are permitted to produce formula milk powder in the PRC.

Because of our close proximity to our sources of fresh milk, we are able to complete the production process in approximately 30 – 35 hours, which is faster than competitors of ours that are not similarly situated. We produced approximately 7,000 tons of milk powder at our facility in Be’ian City, Heilongjiang Province, PRC in fiscal 2007, up from approximately 5,000 tons in fiscal 2006. In 2008, by adding a third shift to the existing two shifts working schedule, we produced approximately 9,000 tons of milk powder.

In addition, in July 2008, through our wholly-owned subsidiary, Hailun Xinganling Dairy Co., Ltd. (“HXD”), we commenced construction of a new production facility in Hailun City, Heilongjiang Province, PRC, which we expect will enable us to produce an additional 9,000 tons of milk powder in 2010 and a total of 18,000 tons of milk powder annually in 2011. As a result, between our existing production facility in Be’ian City and our new production facility in Hailun City, we believe we will have the capacity to produce approximately 27,000 tons of milk powder per year by the end of fiscal 2011. It is expected that our production of rice powder and soymilk powder will also increase in volume over the same period, while continuing to comprise an aggregate of approximately 5% of our overall sales.

All of our business is conducted through our wholly-owned Chinese subsidiaries:

•	Heilongjiang Xing An Ling Dairy Co. Limited (“XAL”), which handles our promotion, sales and administrative functions;

•	Heilongjiang Be’ian Nongken Changxing Lvbao Dairy Limited Liability Company (“Lvbao”), which handles production of our products in Be’ian City, Heilongjiang Province, PRC; and

•	HXD, which will handle additional production of our products in Hailun City, Heilongjiang Province, PRC.

Recent Developments

Reverse Merger, Private Placements and Related Transactions

Prior to October 9, 2007, we were a public shell company, as defined by Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Securities Exchange Act of 1934, without material assets or activities. On October 9, 2007, we completed a reverse merger (the “Reverse Merger”), pursuant to which our wholly-owned subsidiary merged with and into a private company, American International Dairy Holding Co., Inc. (“AIDH”), with such private company being the surviving company. In connection with this Reverse Merger, we discontinued our former business and succeeded to the business of AIDH as our sole line of business. For financial reporting purposes, AIDH is considered to be the accounting acquirer. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of AIDH and do not include our historical financial results.

Simultaneously with the Reverse Merger, we sold 1,333,333 units of our securities to John V. Winfield, consisting of: (i) 1,333,333 shares of our common stock, (ii) warrants to purchase 266,667 shares of our common stock, at an exercise price of $0.94 per share (“Warrant W-1”), and (iii) warrants to purchase 1,333,333 shares of our common stock, at an exercise price of $1.50 per share (“Warrant W-2”), for an aggregate purchase price of $1,000,000 (the “First Offering”). In addition, we sold 2,061,227 units of our securities to certain additional “accredited investors” (the “Initial Purchasers”), consisting of (i) 2,061,227 shares of our common stock, (ii) warrants to purchase 412,245 of our common stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) warrants to purchase 2,061,227 shares of our common stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Initial Placement of the Second Offering”). The rights and obligations under Warrant W-1, Warrant W-2, the Class A Warrants, and the Class B Warrants are further described in “— Description of Securities — Warrants” below.

Upon the consummation of the Reverse Merger, and the closing of the First Offering and Initial Placement of the Second Offering, we entered into a Share Repurchase Agreement with Grand Orient Fortune Investment, Ltd. (“Grand Orient”), a PRC company controlled by Mingwen Song, pursuant to which we repurchased 1,944,444 shares (the “Repurchased Shares”) of our issued and outstanding common stock from Grand Orient for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). We determined to repurchase these shares, to reduce the overall dilution created by the First Offering and Second Offering. The Repurchased Shares are currently being held in treasury.

Immediately following the closing of the Repurchase Transaction, we entered into Put/Call Agreements with each of Grand Orient and Fortune Land Holding, Ltd., a PRC company controlled by Dexuan Yu (jointly, the “Put/Call Shareholders). Prior to the termination of the Put/Call Agreements on March 3, 2009, we had the right to repurchase an aggregate of 1,944,444 shares of our common stock from the Put/Call Shareholders under certain circumstances, and the Put/Call Shareholders had the right to cause us to repurchase such shares at $1.63 per share if certain events occur. The Put/Call Agreements are further described in “— Liquidity and Capital Resources — Put/Call Agreements” below.

On October 19, 2007, we sold 2,846,746 units of our securities to additional “accredited investors” (the “Additional Purchasers”), consisting of (i) 2,846,746 shares of our common stock, (ii) 569,346 Class A Warrants, and (iii) 2,846,746 Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement of the Second Offering,” and together with the Initial Placement of the Second Offering, the “Second Offering”).

As of March 2, 2009, an aggregate of 183,457 of the Class A Warrants and 175,937 of the Class B Warrants were tendered at reduced exercise prices, as further described in “— Recent Developments — First Warrant Tender Offer” below. On August 13, 2009, an aggregate of 49,000 Class A Warrants and 2,205,828 Class B Warrants were exchanged for warrants with reduced exercise prices and, as of August 14, 2009, all of the warrants were exercised, as further described in “— Recent Developments — Second Warrant Tender Offer” below.

In connection with the First Offering and Second Offering (collectively, the “October Offerings”), we engaged finders and placement agents to whom we paid fees in the aggregate of $700,452, and granted (i) warrants to purchase an aggregate of 106,667 shares of our common stock, at an exercise price of $0.94 per share, the terms and conditions of which are identical to those of Warrant W-1, and (ii) warrants to purchase 392,639 shares of our common stock, at an exercise price of $2.04, the terms and conditions of which are identical to those of the Class A Warrants. On March 2, 2009, the exercise prices of 235,583 of these warrants were reduced from $2.04 to $1.63, as partial consideration for services rendered in connection with a consulting agreement we entered into with one of these parties.

Construction of New Production Facility

On May 22, 2008, we organized our wholly-owned subsidiary, HXD, under the laws of the PRC. In July 2008, HXD commenced construction of a production facility to be located in Hailun City, Heilongjiang Province, PRC. Initially, the new facility will have one production line, which will have the capacity to produce 9,000 tons of milk power annually. The new facility will have the capacity to accommodate a second production line, which, if and when completed, would enable us to produce an additional 9,000 tons of milk powder per year, giving us a total annual production capacity at all of our production facilities of 27,000 tons of milk powder. We anticipate that production at this new facility will commence in the first quarter of fiscal 2010. We believe that the cost to add the second production line would be approximately an additional $15.0 million. We plan to raise the funds needed for the new facility from the capital market through private or public equity and/or debt offerings. There can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

Sale of Notes and Warrants

June 2008 Note Offering

In June 2008, we conducted a private offering of up to a maximum of (i) $3,000,000 of our 8% promissory notes (the “June 2008 Notes”) and (ii) warrants to purchase 300,000 shares of our common stock, at an exercise price of $2.61 per share (the “June 2008 Warrants”) (the “June 2008 Note Offering”). On June 12, 2008, one “accredited investor” (the “Initial June 2008 Noteholder”) purchased, for a purchase price of $1,500,000, a June 2008 Note in the principal amount of $1,500,000, and June 2008 Warrants to purchase 150,000 shares of our common stock. On June 20, 2008, an additional “accredited investor” (the “Additional June 2008 Noteholder” and, together with the Initial June 2008 Investor, the “June 2008 Noteholders”) purchased, for a purchase price of $750,000, a June 2008 Note in the principal amount of $750,000, and June 2008 Warrants to purchase 75,000 shares of our common stock.  As of December 31, 2008, the terms of the June 2008 Notes and June 2008 Warrants were amended.  As of December 31, 2009, the terms of the June 2008 Notes were further amended.  The rights and obligations under the June 2008 Notes, as amended, are further described in “— Description of Securities — Promissory Notes” below. The rights and obligations under the June 2008  Warrants, as amended, are further described in “— Description of Securities — Warrants” below.  In addition, as of December 31, 2009, we granted the June 2008 Noteholders additional warrants to purchase an aggregate of 789,356 shares of our common stock in consideration for further extending the maturity date of the indebtedness represented by the June 2008 Notes. The rights and obligations under these additional warrants are further described in “— Description of Securities — Warrants” below.

In connection with the June 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $97,500, and granted warrants to purchase 45,000 shares of our common stock, the terms and conditions of which are identical to the those of the June 2008 Warrants, as amended as of December 31, 2008. In addition, as of July 4, 2009, we granted the same placement agent warrants to purchase an additional 97,500 shares of our common stock in consideration for its services in connection with the amendment of the June 2008 Notes and June 2008 Warrants as of December 31, 2008. The rights and obligations under these additional warrants are further described in “— Description of Securities — Warrants” below.  Further, as of December 31, 2009, we issued the same placement agent 200,000 share of our common stock in consideration for its services in connection with the further amendment of the June 2008 Notes as of December 31, 2009.

November 2008 Note Offering

On November 10, 2008, we sold to one “accredited investor” (the “November 2008 Noteholder”) for a purchase price of $500,000, a 10% promissory note (the “November 2008 Note”) in the principal amount of $500,000, and warrants to purchase 50,000 shares of our common stock, at an exercise price of $2.61 per share (the “November 2008 Warrants”) (the “November 2008 Note Offering”). As of November 10, 2009, certain of the terms of the November 2008 Note were amended. The rights and obligations under the November 2008 Note, as amended, are further described in “— Description of Securities — Promissory Notes” below.  The rights and obligations under the November 2008 Warrants are further described in “— Description of Securities — Warrants” below.  In addition, as of November 10, 2009, we granted the November 2008 Noteholder additional warrants to purchase 100,000 shares of our common stock in consideration for amending the November 2008 Note. The rights and obligations under these additional warrants are further described in “— Description of Securities — Warrants” below.

In connection with the November 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $40,000, and granted warrants to purchase 25,000 shares of our common stock, the terms and conditions of which are identical to those of the November 2008 Warrants.  In addition, as of November 10, 2009, we paid the same placement agent a fee in the amount of $97,500, and issued to it warrants to purchase 120,000 shares of our common stock in consideration for its services in connection with, among other things, the amendment of the November 2008 Notes.

First Warrant Tender Offer

As of April 24, 2008, we commenced an offer (the “First Warrant Tender Offer”) to the holders of our then outstanding warrants, pursuant to which the holders had the opportunity to exchange their existing warrants for amended warrants to be exercised at reduced exercise prices as follows:

•
with respect to eligible warrants having an exercise price of $0.94 per share, a holder accepting the First Warrant Tender Offer could exercise some or all of the amended warrants at $0.75 per share of common stock;

•
with respect to eligible warrants having an exercise price of $1.50 per share, a holder accepting the First Warrant Tender Offer could exercise some or all of the amended warrants at $1.20 per share of common stock;

•
with respect to eligible warrants having an exercise price of $2.04 per share, a holder accepting the First Warrant Tender Offer could exercise some or all of the amended warrants at $1.63 per share of common stock; and

•
with respect to eligible warrants having an exercise price of $3.26 per share, a holder accepting the First Warrant Tender Offer could exercise some or all of the amended warrants at $2.61 per share of common stock.

On March 2, 2009, we closed the First Warrant Tender Offer. In connection with the First Warrant Tender Offer:

•	a total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share, for an aggregate exercise price of $299,035; and

•	a total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share, for an aggregate exercise price of $459,196.

As a result, we received gross proceeds of $758,231 and issued an aggregate of 359,394 shares of our common stock.

Second Warrant Tender Offer

As of June 19, 2009, we commenced an offer (the “Second Warrant Tender Offer”) to all holders of warrants to purchase shares of our common stock, having exercise prices of either $0.94, $1.50, $1.63, $2.04 or $3.26 per share, originally issued in connection with the October Offerings (the “Original Warrants”), the opportunity to voluntarily exchange any or all of the Original Warrants for amended warrants exercisable at reduced exercise prices (“Amended Warrants”), for a limited period of time.

The terms of the Amended Warrants, included the following:

•
with respect to the 373,344 warrants having an exercise price of $0.94 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of the warrants for amended warrants exercisable at $0.75 per share;

•
with respect to the 1,333,333 warrants having an exercise price of $1.50 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of the warrants for amended warrants exercisable at $1.20 per share;

•
with respect to the 235,583 warrants having an exercise price of $1.63 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of the warrants for amended warrants exercisable at $1.30 per share;

•
with respect to the 955,190 warrants having an exercise price of $2.04 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of the warrants for amended warrants exercisable at $1.63 per share; and

•
with respect to the 4,732,036 warrants having an exercise price of $3.26 per share, a holder accepting the Second Warrants Tender Offer was entitled to exchange some or all of the warrants for amended warrants exercisable at $1.63 per share.

On August 13, 2009, we closed the Second Warrant Tender Offer. In connection with the Second Warrant Tender Offer:

•	a total of 49,000 Original Warrants with an exercise price of $2.04 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share; and

•	a total of 2,205,828 Original Warrants with an exercise price of $3.26 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share.

On August 14, 2009, the warrant holders that participated in the Second Warrant Tender Offer exercised all of the 2,254,828 Amended Warrants they received in connection therewith, at an exercise price of $1.63 per share. As a result, we received gross proceeds of $3,675,370.

Adoption of 2009 Equity Incentive Plan

On March 2, 2009, our board of directors adopted and our stockholders approved the 2009 Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. A total of 1,500,000 shares of our common stock have been reserved for issuance under the 2009 Plan.  The 2009 Plan is further described in “— Description of Securities — Stock Options and Share Appreciation Rights.”

Payment of Liquidated Damages

In connection with the October Offerings, as further described in “— Recent Developments — Reverse Merger, Private Placements and Related Transactions” above, we entered into Registration Rights Agreements with the investors in the October Offerings (the “Investors”). Pursuant to the Registration Rights Agreements, we were required to pay liquidated damages to the Investors, if we failed to satisfy certain registration requirements, as further described in “— Liquidity and Capital Resources — Registration Rights and Liquidated Damages” below. As a result of our failure to satisfy the registration requirements, we accrued a total of $1,201,998 in liquidated damages through October 19, 2008, the date the shares purchased in the October Offerings became eligible for sale pursuant to Rule 144 under the Securities Act. Pursuant to the Registration Rights Agreement, the liquidated damages were payable in cash or shares of our common stock, at our discretion. As of October 5, 2009, in full payment of the liquidated damages, we issued an aggregate of 667,777 shares of our common stock to the Investors, valued at $1.80 per share, the closing price on the OTCBB on October 20, 2008. In addition, pursuant to the Registration Rights Agreements, if we failed to pay any liquidated damages in full within seven days after the date payable, we were required to pay interest thereon at a rate of 15% per annum until such amounts, plus all such interest thereon, are paid in full. Therefore, as of October 5, 2009, we paid interest in the aggregate amount of approximately $172,900, by issuing an aggregate of 108,056 additional shares of our common stock, valued at $1.60 per share, the closing price of our common stock on the OTCBB on October 2, 2009.

Term Loan

On November 30, 2009, we entered into a Loan Agreement with a lender (the “Term Loan Lender”), pursuant to which we borrowed $1,750,000 from the Term Loan Lender (the “Term Loan”), in consideration for which we issued to the Term Loan Lender a promissory note (the “Term Loan Note”). The terms of the Term Loan Note are further described in “— Description of Securities — Promissory Notes” below.

December 2009 Note Offering

On December 24, 2009, we sold to three “accredited investors” (the “December 2009 Noteholders”) for a purchase price of $1,750,000, 10% promissory notes in the aggregate principal amount of $1,750,000 (the “December 2009 Notes”) and warrants to purchase an aggregate of 536,809 shares of our common stock, at an exercise price of $1.63 per share (the “December 2009 Warrants”) (the “December 2009 Note Offering”). The rights and obligations under the December 2009 Note are further described in “— Description of Securities — Promissory Notes” below.  The rights and obligations under the December 2009 Warrants are further described in “— Description of Securities — Warrants” below.  At the closing of the December 2009 Note Offering, we paid the December 2009 Noteholders a closing fee in the aggregate amount of $35,000, and prepaid interest on the December 2009 Notes in the aggregate amount of $175,000. As a result, we received net proceeds of $1,540,000.

Trends and Uncertainties

Economic Downturn

The recent worldwide economic downturn and market instability have made the business climate more volatile and more costly. Although all of our business operations are currently conducted in the PRC, our general business strategy may be adversely affected by unpredictable and unstable market conditions. If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our expansion plans.

Narrowing of Gap in Milk Consumption

The Chinese government has initiated programs to promote milk consumption and is providing incentives to increase dairy production. In addition to improving the overall health of its populous, the government views increased dairy production as a means of improving employment in rural areas thus improving social stability. The programs are designed to narrow the significant gap between the PRC’s per capita milk consumption of 15 kg per person and the global average of 100 kg per person.

Industry Growth

The dairy market today in the PRC is over $13.0 billion. According to the website of China National Bureau of Statistics, between 2000 and 2007 the dairy industry in the PRC experienced an average growth of 16% per year. English-language copies of the reports of the China National Bureau of Statistics are available on its website, free of charge, at www.stats.gov.cn/english. The dairy industry in the PRC is projected to grow at rate of 15% per year from 2008 to 2012, to reach $32.0 billion by 2012.

On its website, the Dairy Association of China estimates that the infant formula market segment, which is the market segment we target, has grown even faster in recent years, at a rate of 20%-30% per year. We believe the following three factors are the main drivers of the infant formula market:

•	Increased household income made infant formula more affordable in the PRC;

•	Increased number of working mothers or busy mothers created more demands for infant formula products; and

•	Increased popularity and acceptance of infant formula products.

Supply of Infant Formula

It is estimated that the demand for infant formula in the PRC outstrips supply by at least 2-to-1. In recent years, our production capabilities have not been able to keep up with demand for our products. We have commenced construction of a new production facility in Hailun City with an initial annual production capacity of 9,000 tons of milk powder, which is expected to start production in the first quarter of 2010. We expect that this increase in production capacity of approximately 100% will result in the doubling of our sales revenues, with a corresponding increase in cost of goods sold and sales and administrative expenses.

This project has cost an aggregate of approximately $20.0 million, including land use rights, construction expenses and equipment costs. We have applied the net proceeds we received from the June 2008 Note Offering and November 2008 Note Offering, further described in “— Recent Developments — Sale of Notes and Warrants” above, the First Warrant Tender Offer, further described in “— Recent Developments — First Warrant Tender Offer” above, the Second Warrant Tender Offer, further described in “— Recent Developments — Second Warrant Tender Offer” above, the Term Loan, further described in “— Recent Developments — Term Loan” above, and the December 2009 Note Offering, further described in “— Recent Developments — December 2009 Note Offering” above, toward the construction and equipping of this new production facility.

Product Pricing and Raw Material Supply

Historically we have been able to obtain sufficient raw milk and other raw materials to meet our production needs. The price of raw milk is affected by regional market in Heilongjiang Province, PRC, while other raw materials are affected by global markets. We expect that the raw materials we require to produce our products will continue to be available to us for the foreseeable future. However, we believe the recent worldwide increases in the cost and availability of commodities, such as rice and oil, will lead to increases in prices for such commodities. To some extent, we believe we will be able to increase the prices for our products to pass on higher raw material costs to consumers. However, there is no guarantee that we will be able to raise prices to the full extent necessary to cover rises in costs for raw materials, which could have a negative material impact on our financial condition and results of operations.

Brand Name and Product Quality

There are more than 30 brand names of infant formula products sold in the PRC. Most of our international and larger competitors have been concentrating in the first tier cities, or well-known urban centers such as Beijing and Shanghai. The rest of the Chinese domestic companies in the industry, including us, have been focusing on less developed second and third tier cities where competition is less severe than the top tier cities. As consumers have many options for infant formula products, infant formula producers with better quality and safety images have the advantages to sell their product at higher price. Brand image and recognition are increasingly important in gaining customer loyalty.

Organic Label Milk Products

Currently, there are no organic label milk powder products in the mainland China market. In February 2008, we obtained organic label certification from Guangdong Zhongjian Certification Co., Ltd. We plan to create an organic label product line beginning in fiscal 2010. We will need to test the market to determine demand for organic milk products. Initially, we expect sales of organic milk powder to be minor. However, over the long term, we believe that, similar to the growth of the organic milk market in the U.S., organic milk products will be very popular in the PRC. Over time, this will help increase our revenues.

Factors Affecting Raw Milk Production

Raw milk production is influenced by a number of factors that are beyond our control including, but not limited to, the following:

•	Seasonal factors: dairy cows generally produce more milk in temperate weather than in cold or hot weather and extended unseasonably cold or hot weather could lead to lower than expected production;

•
Environmental factors: the volume and quality of milk produced by dairy cows is closely linked to the quality of the nourishment provided by the environment around them, if environmental factors cause the quality of nourishment to decline, milk production could decline and we may have difficulty finding sufficient raw milk; and

•
Governmental agricultural and environmental policy: declines in government grants, subsidies, provision of land, technical assistance and other changes in agricultural and environmental policies may have a negative effect on the viability of individual dairy farms, and the numbers of dairy cows and quantities of milk they are able to produce.

Contamination of Milk Powder Products Produced in the PRC

In mid-2008, a number of milk powder products produced within the PRC were found to contain unsafe levels of tripolycyanamide, also known as melamine, sickening thousands of infants. This prompted the Chinese government to conduct a nationwide investigation into how the milk powder was contaminated, and caused a worldwide recall of certain milk powder products produced within the PRC. On September 16, 2008, China’s Administration of Quality Supervision, Inspection and Quarantine (AQSIQ) revealed that it had tested samples from 175 dairy manufacturers, and published a list of 22 companies whose products contained melamine. We passed the emergency inspection and were not included on AQSIQ’s list. Although we believe that the inevitable contraction in the Chinese milk powder industry caused by this crisis will lead to increased demand for our products, we can not be certain that the illnesses caused by contamination in the milk powder industry, whether or not related to our products, will not lead to decreased demand for milk powder products produced within the PRC, thereby having a material adverse effect on our business.

Results of Operations

Nine-Month Period Ended September 30, 2009 Compared to Nine-Month Period Ended September 30, 2008

The following summarizes changes in our operations for the nine months ended September 30, 2009 and 2008.  Net income increased by $2,191,232, from $1,509,235 in the nine months ended September 30, 2008, to $3,700,467 for the nine months ended September 30, 2009. The increase in net income during the nine months ended September 30, 2009, as compared to the same time period in the prior year, was due an increase in gross profit as further described below.

Sales and Cost of Goods Sold

	For the Nine months Ended September 30,
	2009	2008

Sales	$31,261,491	$32,560,256
Cost of Goods Sold	17,057,583	19,845,232
Gross Profit	$14,203,908	$12,715,024

Sales. Sales volume decreased by 774 metric tons, or 11.4%, period on period, to 5,987 metric tons for the nine months ended September 30, 2009, from 6,761 metric tons for the nine months ended September 30, 2008. Sales revenues decreased by $1,298,765, or 4.0%, from $32,560,256 in the nine months ended September 30, 2008, to $31,261,491 for the nine months ended September 30, 2009. This decrease was primarily due to a decrease in subcontracting revenue, as compared to the nine months ended September 30, 2008, as we shifted our sales mix to produce more of our higher margin product line in fiscal 2009.

Sales by product line.  A break-down of our sales by product line for the nine months ended September 30, 2009 and 2008 is as follows:

	Nine months Ended September 30,
	2009			2008			Period-on-period
Product category	Quantity (tons)	$ Amount	% of sales	Quantity (tons)	$ Amount	% of sales	Qty. Variance

Milk powder	4,454	27,318,421	87.4	4,543	26,144,060	80.3	(89)
Rice powder	168	954,482	3.1	147	813,645	2.5	21
Soybean powder	472	822,026	2.6	350	644,233	2.0	122
Subcontracting	893	2,166,562	6.9	1,721	4,958,318	15.2	(828)
Total	5,987	31,261,491	100.0	6,761	32,560,256	100.0	(774)

There were various changes to the break-down of sales among our product lines over the nine months ended September 30, 2009, as we increased production in most lines, but attempted to adjust our sales mix to higher margin products, and away from subcontracting. Rice powder accounted for 3.1% of our sales mix for the nine months ended September 30, 2009, at an average selling price of $5,681 per metric ton, as compared to 2.5% of our sales mix in the nine months ended September 30, 2008, at an average selling price of $5,535 per metric ton. Soybean powder accounted for 2.6% of our sales mix for the nine months ended September 30, 2009, at an average selling price of $1,742 per metric ton, as compared to 2.0% of our sales mix in the nine months ended September 30, 2008, at an average selling price of $1,841 per metric ton. Milk powder accounted for 87.4% of nine months ended September 30, 2009 sales mix, at an average selling price of $6,133 per metric ton, as compared to 80.3% of first quarter 2008, at an average selling price of $5,755 per metric ton. We decreased our subcontract production during the nine months ended September 30, 2009 to 6.9% of the sales mix, at an average selling price of $2,426 per metric ton, as compared to 15.2% of the sales mix in the nine months ended September 30, 2008, at an average sales price of $2,881 per metric ton.

A breakdown of our average selling price by product line for the nine months ended September 30, 2009 and 2008 is as follows:

	Nine months Ended September 30,
Average selling prices	2009	2008	Variance
	$	$	$	%
Milk powder	6,133	5,755	378	6.6
Rice powder	5,681	5,535	146	2.6
Soybean powder	1,742	1,841	(99)	(5.4)
Subcontracting	2,426	2,881	(455)	(15.8)
Total	5,222	4,816	406	8.4

Cost of Goods Sold.  Cost of goods sold decreased by $2,787,649, or 14.0%, from $19,845,232 in the nine months ended September 30, 2008, to $17,057,583 for the nine months ended September 30, 2009. This decrease was directly related to our reduction in subcontracting work during the nine months ended September 30, 2009. Overall our cost per metric ton decreased by $86, or 2.9%, to $2,849 per metric ton in the nine months ended September 30, 2009, as compared to $2,935 per metric ton in nine months ended September 30, 2008, due to increases in our sales prices and the reductions in the price of raw materials we use to produce our products.

A breakdown of cost of sales by product line for the nine months ended September 30, 2009 and 2008 is as follows:

	Nine months Ended September 30,
	2009	2008	Variance
	$	$	$	%
Cost of sales
Milk powder	13,887,172	14,893,859	(1,006,687)	(6.8)
Rice powder	374,307	262,169	112,138	42.8
Soybean powder	616,126	423,707	192,419	45.4
Subcontracting	2,179,978	4,265,497	(2,085,519)	(48.9)
Total	17,057,583	19,845,232	(2,787,649)	(14.0)

Cost per units sold (per ton)
Milk powder	3,118	3,278	(160)	(4.9)
Rice powder	2,228	1,783	445	25.0
Soybean powder	1,305	1,211	94	7.8
Subcontracting	2,441	2,478	(37)	(1.5)
Average cost per unit sold	2,849	2,935	(86)	(2.9)

Gross Profit. Gross profit was $14,203,908, or 45.4% of our sales for the nine months ended September 30, 2009, as compared to gross profit of $12,715,024, or 39.1%, for the nine months ended September 30, 2008. During the nine months ended September 30, 2009, our gross margin on milk powder increased to 49.2%, from 43.0% in the same period of the prior year, due to an increase in the average sales price of 6.6%, while there was a 4.9% decrease in the cost per metric ton from the nine months ended September 30, 2008. The gross margin for soybean powder declined 9.2% to 25.0% in the nine months ended September 30, 2009, as compared to 34.2% in the nine months ended September 30, 2008, due to an increase in the average cost per ton of 7.8% in the nine months ended September 30, 2009 as compared to the same period in 2008.

A breakdown of gross margin by product line for the nine months ended September 30, 2009 and 2008 is as follows:

	Nine months Ended September 30,
	2009		2008		Period-on-period
Product category	$ Amount	Gross Margin %	$ Amount	Gross Margin %	Margin Variance

Milk powder	13,431,249	49.2	11,250,201	43.0	6.2
Rice powder	580,175	60.8	551,476	67.8	(7.0)
Soybean powder	205,900	25.0	220,526	34.2	(9.2)
Subcontracting	(13,416)	(0.6)	692,821	14.0	(14.6)
Total	14,203,908	45.4	12,715,024	39.1	6.3

Operating Expenses

	For the Nine months Ended September 30,
	2009	2008
Operating Expenses
Selling and administrative expenses	$9,448,920	$10,283,634
Depreciation and amortization	130,107	72,336
Total operating expenses	$9,579,027	$10,355,970

Selling Expenses. Selling expenses overall decreased by $543,003, or 6.9%, from $7,834,865 in the nine months ended September 30, 2008, to $7,291,862 for the nine months ended September 30, 2009. The major factors in the decrease in selling expenses are as follows:

•	Advertising and promotion expenses decreased by $693,282, or 19.1%, to $2,940,297 in 2009, from $3,633,579 in 2008, due to a less aggressive marketing campaign in 2009.

•	Entertainment expenses decreased by $117,155, or 25.1%, to $350,155 in 2009, from $467,311 in 2008, as we reduced our marketing as compared to 2008.

•	Transportation expenses decreased by $69,367, or 8.7%, to $730,313 in 2009, from $799,680 in 2008, as a result of our shipping costs decreasing in 2009 as compared to 2008.

These decreases were partially offset by increases in:

•	Traveling expenses, by $93,733, or 11.7%, to $897,992 in 2009, from $804,259 in 2008 as cost for travel increased during 2009.

•	Product promoter salaries, by $116,255, or 119.2%, to $213,816 in 2009, from $97,561 in 2008, as we increased the amount paid to promoters.

•	Salaries of our salespersons, by $179,962, or 12.5%, to $1,615,054 in 2009, from $1,435,092 in 2008, as we increased our sales during 2009.

Rather than using a wholesaler, our sales people deal directly with the retail outlets.  This business model has higher sales expenses compared to the traditional business model, but creates better profit margins for us.

Administrative Expenses. Administrative expenses decreased by $291,711, or 11.9%, from $2,448,769 in nine months ended September 30, 2008, to $2,157,058 for the nine months ended September 30, 2009. The primary factor in this decrease was that we incurred liquidated damages of $901,199 in the nine months ended September 30, 2008, as a result of our failure to satisfy requirements to register shares of our common stock, but did not incur liquidated damages in the comparable period in 2009.

These decreases were partially offset by:

•	An increase in stock option expenses of $125,452 in 2009 from stock options granted in 2009 partially offset the decrease in liquidated damages.

•	An increase in consulting expenses of $226,893 in 2009 from $83,430 in 2008 to $310,323 in 2009 as we paid for assistance in locating potential financing options.

•	An increase in legal and accounting expenses of $157,066 in 2009 from $451,419 in 2008 to $608,485 in 2009 due to increased costs related to public company reporting requirements as compared to 2008.

Provision for Income Taxes

	For the Nine months Ended September 30,
	2009	2008
Provision for Income Taxes
Current	$860,948	$586,957
Deferred	—	—
	$860,948	$586,957

Provision for Income Taxes. Income taxes increased by $273,991, or 46.8%, from $586,957 for the nine months ended September 30, 2008, to $860,948 for the nine months ended September 30, 2009. This increase was due to the increase in our taxable income in our operating subsidiaries.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

The following summarizes changes in our operations for the fiscal years ended December 31, 2008 and 2007.  Net income decreased by $1,235,631, or 34.8%, from approximately $3,550,138 in the fiscal year ended December 31, 2007 to approximately $2,314,507 for the fiscal year ended December 31, 2008. The decrease in net income during the year ended December 31, 2008, as compared to the same time period in the prior year, was due to a one-time charge of $986,699 in liquidated damages resulting from our failure to satisfy certain registration requirements, combined with an increase in our operating expenses, which offset an increase in our gross profit as further described below.

Sales and Cost of Goods Sold

	For the Fiscal Years Ended December 31,
	2008	2007

Sales	$44,325,179	$29,618,008
Cost of Goods Sold	26,546,291	19,064,905
Gross Profit	$17,778,888	$10,553,103

Sales. Sales volume increased by 1,046 metric tons, or 13.2%, period on period to 8,976 metric tons for the fiscal year ended December 31, 2008, from 7,930 metric tons for the fiscal year ended December 31, 2007.  As a result, sales revenues increased by $14,707,171, or 49.7%, from $29,618,008 in the fiscal year ended December 31, 2007 to $44,325,179 for the fiscal year ended December 31, 2008. This increase was due to the following factors:

•	We expanded the market areas in the 20 provinces in which we sell our products and our products are now sold in over 5,800 retail outlets, up from approximately 5,600 in fiscal 2007;

•	Our products became increasing popular in mainland China due to our continued sales and marketing efforts; and

•
The average selling price for all products has increased by $1,203 per metric ton, as compared to the fiscal year ended December 31, 2007, because we produced more of our high end product line in fiscal 2008.

Sales by product line.  A break-down of our sales by product line for the years ended December 31, 2008 and 2007 is as follows:

	Fiscal Year Ended December 31,
	2008			2007			Period-on-period
Product category	Quantity (tons)	$ Amount	% of sales	Quantity (tons)	$ Amount	% of sales	Qty. Variance

Milk powder	6,175	36,245,495	81.8	5,245	22,821,548	77.0	930
Rice powder	198	1,105,837	2.5	200	985,746	3.3	(2)
Soybean powder	477	882,185	2.0	404	641,053	2.2	73
Subcontracting	2,126	6,091,662	13.7	2,081	5,169,661	17.5	45
Total	8,976	44,325,179	100.0	7,930	29,618,008	100.0	1,046

There were various changes to the break-down of sales among our product lines over the fiscal year ended December 31, 2008, as we increased production in most all lines, but attempted to adjust our sales mix to higher margin products.  Soybean powder only accounted for 2.0% of our sales mix for the fiscal year 2008, at an average selling price of $1,849 per metric ton, as compared to 2.2% of our sales mix in fiscal year 2007, at an average selling price of $1,587 per metric ton.  Milk powder accounted for 81.8% of fiscal year 2008 sales mix, at an average selling price of $5,869 per metric ton, as compared to 77.0% of fiscal year 2007, at an average selling price of $4,351 per metric ton. We decreased our subcontract production during fiscal year 2008 to 13.7% of the sales mix, at an average selling price of $2,865 per metric ton, as compared to 17.5% of the sales mix in fiscal year 2007, at an average sales price of $2,484 per metric ton.

A breakdown of our average selling price by product line for the years ended December 31, 2008 and 2007 is as follows:

	Fiscal Year Ended December 31,
Average selling prices	2008	2007	Variance
	$	$	$	%
Milk powder	5,869	4,351	1,518	34.9
Rice powder	5,575	4,929	646	13.1
Soybean powder	1,849	1,587	262	16.5
Subcontracting	2,865	2,484	381	15.3
Total	4,938	3,735	1,203	32.2

Cost of Goods Sold.  Cost of goods sold increased by $7,481,386, or 39.2%, from $19,064,905 in the fiscal year ended December 31, 2007, to $26,546,291 for the fiscal year ended December 31, 2008. This increase was directly related to an increase in sales during fiscal year of 49.7%. Overall our cost per metric ton increased by $553, or 23.0%, to $2,957 per metric ton in the fiscal year ended December 31, 2008, as compared to $2,404 per metric ton in fiscal year ended December 31, 2007, due to increases in our sales and the price of raw materials we use to produce our products.

A breakdown of cost of sales by product line for the years ended December 31, 2008 and 2007 is as follows:

	Fiscal Year Ended December 31,
	2008	2007	Variance
	$	$	$	%
Cost of sales
Milk powder	20,185,806	13,909,783	6,276,023	45.1
Rice powder	433,662	399,497	34,165	8.6
Soybean powder	580,684	419,621	161,063	38.4
Subcontracting	5,346,139	4,336,004	1,010,135	23.3
	26,546,291	19,064,905	7,481,386	39.2

Cost per units sold(per ton)
Milk powder	3,269	2,652	617	23.3
Rice powder	2,186	1,997	189	9.5
Soybean powder	1,217	1,039	178	17.1
Subcontracting	2,515	2,084	431	20.7
Average cost per unit sold	2,957	2,404	553	23.0

Gross Profit. Gross profit was $17,778,888, or 40.1% of our sales for the fiscal year ended December 31, 2008, as compared to gross profit of $10,553,103, or 35.6% for the fiscal year ended December 31, 2007. During the fiscal year ended December 31, 2008 our gross margin on milk powder increased to 44.3% from 39.1% in the prior year, due to an increase in the average sales price of 34.9% while there was a 23.3 % increase in the cost per metric ton from the fiscal year ended December 31, 2007.  The gross margin for soybean powder declined 0.3% to 34.2% in fiscal year 2008 as compared to 34.5% in fiscal year 2007 due to increase in the average cost per ton of 17.1% in fiscal year 2008 as compared to fiscal year 2007.

A breakdown of gross margin by product line for the years December 31, 2008 and 2007 is as follows:

	Fiscal Year Ended December 31,
	2008		2007		Period-on- period
Product category	$ Amount	Gross Margin %	$ Amount	Gross Margin %	Margin Variance

Milk powder	16,059,689	44.3	8,911,766	39.0	5.3
Rice powder	672,175	60.8	586,248	59.5	1.3
Soybean powder	301,501	34.2	221,432	34.5	(0.3)
Subcontracting	745,523	12.2	833,657	16.1	(3.9)
Total	17,778,888	40.1	10,553,103	35.6	4.5

Operating Expenses

	For the Fiscal Years Ended December 31,
	2008	2007
Operating Expenses
Selling expenses	$10,602,185	$5,331,489
Administrative expenses	3,494,733	1,492,642
Depreciation and amortization	113,660	51,066
Total operating expenses	$14,210,578	$6,875,197

Selling Expenses. Selling expenses overall increased by $5,270,696, or 98.9%, from $5,331,489 in fiscal year ended December 31, 2007, to $10,602,185 for the fiscal year ended December 31, 2008. The major factors in the increase in selling expenses are as follows:

•	Advertising increased by $3,360,124, or 4,304.4%, to $3,438,187 in 2008, from $78,063 in 2007, due to our marketing campaign to increase brand awareness and sales.

•	Selling salaries increased by $637,682, or 47.2%, to $1,988,116 in 2008, from 1,350,434 in 2007, as amounts we paid to our sales staff rose due to increased sales.

•	Traveling expenses incurred by the sales staff increased by $405,714, or 58.7%, to $1,097,255 in 2008, from $691,541 in 2007, due to the expansion of our sales network.

•	Transportation expenses increased by $247,765, or 41.3%, to $847,055 in 2008, from $599,290 in 2007, as a result of our shipping of more products in 2008 as compared to 2007.

•	Outdoor promotion expenses increased by $280,885, or 305.2%, to $372,906 in 2008, from $92,021 in 2007, as part of our marketing campaign to increase brand awareness and sales.

•	Sales entertainment expenses increased by $180,813, or 41.7%, to $614,953 in 2008, from $434,140 in 2007, as we increased our sales network.

Rather than using a wholesaler, our sales people deal directly with the retail outlets.  This business model has higher sales expenses compared to the traditional business model, but creates better profit margins for us.  For a more complete discussion regarding the costs and profits of our retail sales model, see “Description of Business - Company Strategy - Market Strategy - Sales Channel.”

Administrative Expenses. Administrative expenses increased by $2,002,091, or approximately 134.1%, from $1,492,642 in fiscal year ended December 31, 2007, to $3,494,733 for the fiscal year ended December 31, 2008. The major factors in the increase in administrative expenses are as follows:

•	Additional liquidated damages incurred in 2008 of $986,699, due to our failure to satisfy registration requirements under registration rights agreements.

•	Increase of administrative salaries of $175,116, or 97.4%, to $354,992 in 2008, from $179,876 in 2007, as a result of our hiring of four additional administrative personnel during 2008.

•
Increase in legal and accounting expenses of $943,704, or 3,057.2%, to $797,899 in 2008, from $25,273 in 2007, due to increased costs related to our first full fiscal year of public company reporting requirements.

•
Increase of travel expenses of $89,778, or 78.6%, to $204,009 in 2008, from $114,231 in 2007, due to the increased travel by our administrative personnel in connection with efforts to raise financing to fund our growth.

•	Increase of investor relations expenses of $152,552, or 11,389.9%, to $153,891 in 2008, from $1,339 in 2007, due to our first full fiscal year as a public company.

Provision for Income Taxes

	For the Fiscal Years Ended December 31,
	2008	2007
Provision for Income Taxes
Current	$840,198	$118,325
Deferred	—	—
	$840,198	$118,325

Provision for Income Taxes. Income taxes increased by $721,873, or 610.0%, from $118,325 in fiscal year ended December 31, 2007, to $840,198 for the fiscal year ended December 31, 2008. This increase was due to the increase in our taxable income in our operating subsidiaries.

Liquidity and Capital Resources

Uses of Capital

	For the Nine Months Ended September 30,
	2009	2008

Net cash provided by operating activities	$2,101,308	$4,955,796

Net cash used in investing activities	(4,194,717)	(10,188,918)

Net cash provided by financing activities	$4,433,590	$1,959,082

Net Cash Provided By Operating Activities.  For the nine months ended September 30, 2009, $2,101,308 was provided by operating activities, compared with $4,955,796 provided by operating activities for the nine months ended September 30, 2008. Our decrease in net cash provided from operating activities during 2009 was due to an increase in net income to $3,700,467 for the nine months ended September 30, 2009, from $1,509,235 for the same period in the prior year, which was partially offset by the following:

•	Trade accounts receivable increased by $559,266, due to the increased level of sales during 2009.

•	Inventory increased by $837,027, due to seasonal summer build up in products as compared to December 2008.

•	Accounts payable and accrued expenses increased by $424,925 at September 30, 2009, as compared to the same period in 2008, due to increases in production of products and expenses.

 Net Cash Used In Investing Activities.   For the nine months ended September 30, 2009, we used $4,194,717 in investing activities, compared with $10,188,918 used in investing activities for the nine months ended September 30, 2008. The $4,194,717 was for the construction of our new production facility.

Net Cash Provided By Financing Activities. For the nine months ended September 30, 2009, $4,433,590 was provided by financing activities, compared with $1,959,082 provided by financing activities for the nine months ended September 30, 2008. We raised $4,433,590 through the exercise of warrants during the nine months ended September 30, 2009, in connection with the consummation of the First Warrant Tender Offer and Second Warrant Tender Offer as further described in “- Recent Developments – First Warrant Tender Offer” and “- Recent Developments – Second Warrant Tender Offer,” respectively, above.

General

In recent years, the Chinese government has initiated programs to promote milk consumption and is providing incentives to increase dairy production. Over the same period, our products have become increasing popular in mainland China due to our continued sales and marketing efforts. As a result, we have experienced tremendous growth well above the industry average during recent years. Sales increased from approximately $7.9 million in 2005 to approximately $44.3 million in 2008, a 461% increase over three years. Net income increased from approximately $0.7 million in 2005 to approximately $2.3 million in 2008, a 220% increase over three years.

Cash and cash equivalents at September 30, 2009 increased by 31.8% to $9,681,007, from $7,343,588 at December 31, 2008. Working capital increased from approximately $3.5 million in 2005 to approximately $14.7 million at September 30, 2009, including cash generated from operations, as well as funds raised from private offerings of promissory notes and warrants we consummated in fiscal 2008. Based upon our short term liabilities, we believe our cash and cash equivalents are adequate to satisfy our working capital needs and sustain our ongoing operations for the next twelve months.

Production capacity has been the bottle neck for our growth in recent years, because production has not been able to keep up with demand. Our growth strategy for the next three years will be primarily focused on expanding production capacity and strengthening sales efforts. Management plans to achieve this strategy by increasing our production capacity with introduction of our new production facility, sales staff, and advertising expenditures.

In July 2008, we commenced construction of a new production facility in Hailun City, Heilongjiang Province, PRC. The first phase of this project has cost an aggregate of approximately $20.0 million, including land use rights, construction expenses and equipment costs. Upon completion of the first phase, the new facility will have one production line, which will have the capacity to produce 9,000 tons of milk power annually. We anticipate that production at this new facility will commence in the first quarter of fiscal 2010. In the second phase, a second production line may be added at this new facility, which, when completed, would enable us to produce an additional 9,000 tons of milk powder per year, giving us a total annual production capacity of 27,000 tons of milk powder. We believe the cost to add the second production line would be an additional $15.0 million.

Historically we relied on investments by our Chief Executive Officer and shareholders, and bank loans, to meet our cash and capital expenditures. However, as the amount of our capital expenditures increases, we will depend more on the capital markets to raise funds through private and public offerings of equity and/or debt. There can be no assurance that any future financing will be available to us when needed, and on commercially reasonable terms.

In connection with the October Offerings, we received aggregate gross proceeds of $9,000,000. The gross proceeds from the October Offerings were used in connection with the Repurchase Transaction, to pay expenses related to our Reverse Merger and October Offerings, and for general working capital purposes. The Repurchase Transaction, Reverse Merger and October Offerings are further described in “— Recent Developments — Reverse Merger, Private Placements and Related Transactions” above.

In June 2008, we closed the June 2008 Note Offering, pursuant to which we received aggregate gross proceeds of $2,250,000. In addition, on November 10, 2008, we closed the November 2008 Note Offering, pursuant to which we received aggregate gross proceeds of $500,000. We used the gross proceeds from the June 2008 Note Offering and the November 2008 Note Offering primarily for the construction and equipping of our new production facility, and to pay expenses related to these offerings. The June 2008 Note Offering and November 2008 Note Offering are further described in “- Recent Developments - Sale of Notes and Warrants” above.

As of April 24, 2008, we commenced the First Warrant Tender Offer, pursuant to which the holders of warrants received in connection with the October Offerings had the opportunity to tender their warrants for shares of our common stock at a reduced exercise prices. On March 2, 2009, we closed the First Warrant Tender Offer. In connection with the First Warrant Tender Offer we received gross proceeds of $758,231. We used the gross proceeds we received from the First Warrant Tender Offer for the construction and equipping of our new production facility, and to pay expenses related to the First Warrant Tender Offer. The First Warrant Tender Offer is further described in “- Recent Developments – First Warrant Tender Offer” above.

On August 13, 2009, we closed our Second Warrant Tender Offer, pursuant to which:

•	a total of 49,000 Original Warrants with an exercise price of $2.04 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share; and

•	a total of 2,205,828 Original Warrants with an exercise price of $3.26 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share.

On August 14, 2009, the warrant holders that participated in the Second Warrant Tender Offer exercised all of the 2,254,828 Amended Warrants they received in connection therewith, at an exercise price of $1.63 per share. As a result, we received gross proceeds of $3,675,370. We used the gross proceeds we received from the Second Warrant Tender Offer for the construction and equipping of our new production facility, and to pay expenses related to the Second Warrant Tender Offer. The Second Warrant Tender Offer is further described in “- Recent Developments – Second Warrant Tender Offer” above.

On November 30, 2009, we borrowed $1,750,000 through the Term Loan from the Term Loan Lender. We applied the proceeds of this Term Loan primarily to the equipping of the first production line of our new production facility. The Term Loan is further described in “— Recent Developments — Term Loan” above.

On December 24, 2009, we consummated the December 2009 Note Offering pursuant to which we received net proceeds of $1,540,000. We intend to apply the net proceeds primarily toward (i) the cost of equipping the first production line of our newly-constructed milk powder processing facility, (ii) the payment of expenses incurred in connection with the December 2009 Note Offering, and (iii) general working capital purposes.

Following the completion of the first production line of our new facility, we plan to add a second production line, which, when completed, would enable us to produce an additional 9,000 tons of milk powder per year, giving us a total annual production capacity of 27,000 tons of milk powder. We believe the cost to add the second production line would be an additional $15.0 million.  We currently have no sources for the additional financing we may need to add a second production line at our new processing facility. There can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

In addition to constructing our new production facility, we have purchased an office building located in Heilongjiang Province, PRC, for approximately $1.8 million, which will serve as our corporate headquarters. The purchase price of this building was paid out of our retained earnings.

Currently, we spend approximately 8% - 12% of total revenues on advertising and promotional efforts through out the year. We spent approximately $3.0 million, $1.9 million and $0.8 million on advertising and promotion in fiscal 2008, 2007 and 2006, respectively. We currently expect to spend an aggregate of between $4.0 million and $5.0 million on advertising and promotion in fiscal 2009, of which $2,940,297 has already been spent as of September 30, 2009. This will still fall within our standard budget for advertising and promotion of 8% - 12% of total revenues, but in 2009 we plan to spread the expense over the entire year rather than in the first half of the year as we did in 2008. The funds for advertising and promotion will generally come out of our earnings.

Management will also consider making strategic acquisitions if there are good opportunities in the marketplace. However, revenue from acquisitions has not been included in our planned growth.

Registration Rights and Liquidated Damages

In connection with the October Offerings, as further described in “- Recent Developments - Reverse Merger, Private Placements and Related Transactions” above, we entered into Registration Rights Agreements (each, a “Registration Rights Agreement,” and collectively the “Registration Rights Agreements”) with Mr. Winfield, the Initial Purchasers and the Additional Purchasers (collectively, the “Investors”), pursuant to which we agreed that within thirty (30) business days of the respective closing date (the “Filing Date”), we would file a registration statement with the SEC (the “Registration Statement”) covering the resale of (i) the shares of common stock purchased in the October Offerings (the “Purchased Shares”), and (ii) the common stock issuable upon exercise of Warrant W-1, Warrant W-2, the Class A Warrants, and the Class B Warrants (collectively (i), (ii), (iii) and (iv), the “Registrable Securities”). Further, we agreed to use our best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until all of the Registrable Securities have been sold, or may be sold without volume restrictions pursuant to Rule 144.

Pursuant to the Registration Rights Agreements, we are required to pay liquidated damages to the holders of the Purchased Shares if (i) we fail to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the SEC does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the SEC) (the “Effectiveness Date”), (iii) we fail to request acceleration of effectiveness within five (5) business days of a notice of no further review from the SEC, (iv) we fail to respond to the SEC within ten (10) business days of receipt by us of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if we suspend the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if we suspend in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders us unable to comply with SEC requirements, or (B) for more than ninety (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for units of our securities purchase in the October Offerings for each thirty (30) day period during which a registration default is continuing; provided, however, that (i) we shall not be liable for liquidated damages with respect to any warrants or shares of common stock underlying the warrants, and (ii) in no event will we be liable for liquidated damages in excess of 1.5% of the aggregate purchase price of the securities purchased in the October Offerings in any 30 day period, and (iii) the maximum aggregate liquidated damages payable to any purchaser in the October Offerings shall be 20% of the aggregate purchase price paid by such purchaser.  The Registration Rights Agreement further requires that if we fail to pay any partial liquidated damages in full within seven days after the date payable, we will pay interest thereon at a rate of 15% per annum, until such amounts, plus all such interest thereon, are paid in full.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, we are entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

We did not satisfy these registration requirements and, as a result, accrued a total of $1,201,998 in liquidated damages and $172,900 in interest.  As of October 5, 2009, we issued an aggregate of 775,833 shares in full payment of the liquidated damages and interest, as further described in “— Recent Developments — Reverse Merger, Private Placements and Related Transactions” above.

Share Repurchase and Put/Call Agreements

On October 9, 2007, we consummated the Repurchase Transaction with a shareholder, as further described in “- Recent Developments - Reverse Merger, Private Placements and Related Transactions” above. We repurchased the Repurchased Shares, to reduce the overall dilution created by the October Offerings. The Repurchased Shares are currently being held in treasury.

Immediately following the closing of the Repurchase Transaction, we entered into Put/Call Agreements with the Put/Call Shareholders. Pursuant to the Put/Call Agreements, we had an option to repurchase an aggregate of 1,944,444 shares of our common stock (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions were met (the “Call Option Conditions”):

•
either (a) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares had been declared effective by the SEC, and had been kept continuously effective by us, or (b) all of the Put/Call Shares were available for sale without registration pursuant to Rule 144; and

•
the closing price of a share of our common stock as traded on the OTCBB (or such other exchange or stock market on which the common stock may be listed or quoted) equaled or exceeded $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date notice of exercise of a Call Option was given by us.

In addition, pursuant to the Put/Call Agreements, the Put/Call Shareholders had the right to cause us to repurchase the Put/Call Shares (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	we failed to exercise our Call Option within ten (10) days of a date on which all of the Call Option Conditions had been met; or

•	we consummated a private offering of our securities of $5,000,000 or greater (a “Qualified Offering”);

•	we failed to consummate a Qualified Offering on or prior to October 9, 2009 (each of the aforementioned conditions, a “Put Right Trigger”).

Initially, our failure to (i) file the Registration Statement within thirty (30) business days of October 9, 2007 (the “Filing Date”), (ii) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, or (iii) keep the Registration Statement continuously effective until all of the “Registrable Securities” were available for sale without registration pursuant to Rule 144, would also have served as a Put Right Trigger. However, as of April 9, 2008, the Put/Call Shareholders agreed to amend the Put/Call Agreements to delete this provision. We did not pay any consideration to the Put/Call Shareholders in connection with their waiver of this provision.

We had recorded the value of the Put/Call Agreements as a liability in the aggregate amount of $3,169,444 as of October 9, 2007, based on the fair market value of the underlying common stock of $1.63 as of such date. The parties mutually agreed that it was in the best interests of the Company and its stockholders for the Put/Call Agreements to be terminated. Therefore, as of March 3, 2009, the Put/Call Agreements were terminated.

Changes in foreign exchange regulations in the PRC and ability to pay dividends in foreign currency or conduct other foreign exchange business

The Renminbi is currently not a freely convertible currency, and the restrictions on currency exchange may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC, or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.  See the discussion in Risk Factors on page 5 for more information.

Material Weakness in Internal Control Over Financial Reporting

On October 9, 2007, we became a public company by virtue of the Reverse Merger, as more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions” above.

Consequently, we are now subject to the laws related to reporting companies, including the Sarbanes-Oxley Act of 2002, as amended.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. We were first required to comply with Section 404 commencing with our Annual Report on Form 10-K for the year ending December 31, 2007.  However, our management has not yet been able to complete its assessment.  Our management is currently carrying out an evaluation, under the supervision and with the participation of our president (also our principal executive officer) and chief financial officer (also our principal financial and accounting officer), of the effectiveness of the design and operation of our disclosure controls and procedures. We are currently in the process of further documenting our system of internal control over financial reporting and we will add additional controls and procedures as needed in order to satisfy the requirements of Section 404. During the course of our testing, we may in the future identify deficiencies which we may not be able to remediate in time to comply with Section 404.

Section 404 also requires a report by our independent registered public accounting firm regarding the effectiveness of our internal control over financial reporting. Under current requirements, our independent registered public accounting firm is not required to evaluate and assess our internal control over financial reporting until its audit of our consolidated financial statements for the year ending December 31, 2009. Consequently, we will not be evaluated independently in respect of our controls for a substantial period of time after this offering is completed. As a result, we may not become aware of other material weaknesses in our internal control that may be later identified by our independent registered public accounting firm.

As mentioned above, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles.

In connection with the audits of the fiscal years ended December 31, 2008 and 2007, Windes & McClaughry Accountancy Corporation (“Windes”), our independent registered public accounting firm, noted matters involving our internal controls that it considered to be significant deficiencies, and taken together constitute a material weakness, under the standards of the Public Company Accounting Oversight Board (“PCAOB”). Under the PCAOB standards, a material weakness is a significant deficiency, or combination of significant deficiencies, that, in Windes’s judgment, results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The material weaknesses identified by Windes were as follows:

•	Improper treatment of the effects of exchange rate changes on cash balances held in foreign currencies in the 2006 statement of cash flows; and

•	Inadequate or incomplete review and analysis of certain contractual and other liabilities.

Our management has discussed these material weaknesses with our board of directors and has engaged in the following remediation efforts to ensure that the significant deficiencies do not reoccur:

•	We hired an outside consultant to assist with the preparation of our financial statements; and

•	We implemented new review and analysis processes for all significant contractual and other liabilities, including without limitation:

(a)	the requirement that white papers be prepared to document all material transactions;

(b)	the establishment of checklists and timelines to insure timely reporting of financial information; and

(c)	the utilization of comparison review of Chinese accounting standards versus GAAP standards; and

•
we purchased and are implementing a new revenue accounting system, that we believe will enable us to record and report revenue as required to support our preparation of timely and accurate financial statements.

In addition, in the fourth quarter of 2008, we retained an outside consultant to assist us with the self-assessment required by Section 404 of the Sarbanes-Oxley Act of 2002. This consultant completed the documentation of our internal controls and procedures. However, upon review of the work product, our management determined that the prepared documentation did not contain sufficient detail. Therefore, in the first quarter of 2009, we retained an additional consultant to help management refine the documentation.  That consultant has not yet completed the documentation of our internal controls and procedures.

These remediation efforts are designed to address the material weakness identified by Windes and to improve and strengthen our overall control environment. We believe these actions will prevent the significant deficiencies from reoccurring. Our management, including our principal executive officer and principal financial officer, does not expect that disclosure controls or internal controls over financial reporting will prevent all errors, even as the aforementioned remediation measures are implemented and further improved to address all deficiencies. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

The implementation of our remediation plan will require substantial expenditures, could take a significant period of time to complete, and could distract our officers and employees from the operation of our business. In particular, we will incur significant expenses in implementing a new revenue accounting system, including software license fees as well as fees of third-party consultants and employment-related expenses attributable to additional internal staffing. We are currently unable to estimate with reasonable certainty the anticipated costs associated with our remediation efforts.  See “Risk Factors — Ensuring that we have adequate internal financial and accounting controls and procedures in place might entail substantial costs, may take a significant period of time, and may distract our officers and employees from the operation of our business, which could adversely affect our operating results and our ability to operate our business.”

Our failure to remediate the material weakness Windes identified, or the identification in the future of other material weaknesses in our internal control over financial reporting may adversely affect our ability to report financial information, including the filing of our quarterly or annual reports with the SEC, on a timely and accurate basis and, in particular, may impair our ability to comply with Section 404 of the Sarbanes-Oxley Act. If we are unable to comply with Section 404 or otherwise to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with SEC requirements.  See “Risk Factors — Our management has identified a material weakness in our internal control over financial reporting, which if not properly remediated could result in material misstatements in our future interim and annual financial statements and have a material adverse effect on our business, financial condition and results of operations and the price of our common stock.”

Dividends

We have not paid any dividends. In all likelihood, we will use our earnings to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time.  In addition, the Notes we issued in the Note Offering, further described in “— Recent Developments — Sale of Notes and Warrants” above, contain restrictive covenants on our payment of dividends, as further described in “Description of Securities — Promissory Notes” above.

Contractual Obligations and Commercial Commitments

Our contractual obligations, as of  September 30, 2009, were as follows:

Payments Due By Period
Contractual obligations	Total	Less than 1 year	1-3 years	After 3-5 years	More than 5 years
Equipment purchase	$1,590,466	$1,590,466	—	—	—
Construction contract	1,868,145	1,868,145	—	—	—
Debt Obligations	3,199,038	3,199,038	—	—	—
Advertising contract	82,036	82,036	—	—	—
Operating leases	39,335	39,335	—	—	—
Total:	$6,799,020	$6,779,020	—	—	—

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) which require use to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the our accounts and those of our wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In our opinion, the condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make our financial position and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

Raw materials consist of raw milk, soybeans, and rice and rice powder. Work in process consists of materials and products in process of conversion to powder but not yet packaged.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Property and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property, plant, and equipment is provided using the straight-line method over the estimated useful lives of the assets after taking into account any salvage value as follows:

Buildings	30 years
Communication equipment, plant and machinery	10 - 30 years
Motor vehicles	10 years
Dairy cows	5 years
Furniture, Fixtures, and Equipment	5 - 10 years

Expenditures for renewals and betterments were capitalized, while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of operations.

Intangible Assets

Intangible assets consist of land use rights we acquired and are amortized on a straight line basis over the lives of the rights agreements, which is fifty years and patents which are amortized on a straight line basis over the remaining life of the patents which is five years.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition,” which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Earnings per share

Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Taxation

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which we operate after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

We account for income tax under FASB ASC Topic 740, “Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financials statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We do not have any long-term deferred tax assets or liabilities in the PRC that will exist once the tax holiday  expires (See Note 10 to the footnotes to financial statements included in Item 8 of this report). We do not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

We do not accrue United States income tax on unremitted earnings from foreign operations, as it is our intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the “Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council,” which came into effect on January 1, 1994, income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.  XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 due to its classification as a “Wholly Foreign Owned Enterprise.” On March 16, 2007, the PRC enacted a new Enterprise Income Tax Law for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to stay in place through 2012, with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption ended on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reduction in the statutory enterprise income tax rates for an additional three years.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at September 30, 2009 for U.S. or additional foreign withholding taxes on approximately $17,484,741 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

The Financial Accounting Standards Board (FASB) issued ASU 2009-06, which clarifies the application of FASB ASC Topic 740 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions.

We recognize that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the State. However, we cannot reasonably quantify political risk factors and thus must depend on guidance issued by current State officials.

Based on all known facts and circumstances and current tax law, we believe that the total amount of unrecognized tax benefits as of September 30, 2009, is not material to its results of operations, financial condition or cash flows. We also believe that the total amount of unrecognized tax benefits as of September 30, 2009, if recognized, would not have a material effect on its effective tax rate. We further believe that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on our results of operations, financial condition or cash flows.

Value added tax

The “Provisional Regulations of The People’s Republic of China Concerning Value Added Tax” promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Warrants

We evaluate our warrants on an ongoing basis considering the provisions of FASB ASC Topic 480, “Distinguishing Liabilities From Equity,,” which establishes standards for issuers of financial instruments with characteristics of both liabilities and equity related to the classification and measurement of those instruments. The warrants are evaluated considering FASB ASC Topic 815-10, “Derivatives and Hedging,” which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities, considering ASC subtopic 815-40, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and ASC subtopic 815-40-15-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock.”

Freestanding Financial Instruments with Characteristics of Both Liabilities and Equity

In accordance with FASB ASC Topic 480, “Distinguishing Liabilities From Equity,” we account for financial instruments as a liability if it embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets. Freestanding financial instruments are financial instruments that are entered into separately and apart from any of the entity’s other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable. The liability recorded is the per share price to be paid and is offset to equity.

Retirement benefit costs

According to the PRC’s regulations on pensions, we contribute to a defined contribution retirement program organized by the municipal government in the province in which we were registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while we contribute the balance contribution of 21.5% to 15.5%. We have no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

Stock Based Compensation

The FASB issued ASC 718, “Share-Based Payment,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. Under ASC 718, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of ASC 718, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. We have adopted the requirements of ASC 718 for the fiscal year beginning on January 1, 2006.

Fair value of financial instruments

We apply the FASB ASC Topic 820, “Fair Value Measurements and Disclosures.”  ASC Topic 820 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value.  ASC Topic 820 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of September 30, 2009 and 2008 the fair value of cash, accounts receivable, other receivables, accounts payable, commercial notes payable, and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices, or interest rates, which fluctuate with market rates.

Fair Value Measurements

The FASB issued ASC Topic 820, “Fair Value Measurements.”  ASC Topic 820 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements.  ASC Topic 820 applies to fair value measurements required by existing accounting pronouncements and does not require any new fair value measurements.

We have not adopted ASC Topic 820 for non-financial assets and non-financial liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a nonrecurring basis as permitted by FASB ASC Topic 820-10-5, which provided a deferral of such provisions until 2009.  We are in the process of evaluating the impact, if any, of applying these provisions on its consolidated financial position and results of operations.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. We had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.  We had no financial assets and/or liabilities carried at fair value on a recurring basis at September 30, 2009.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction.  For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion.  For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Recently Enacted Accounting Standards

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends “Fair Value Measurements and Disclosures - Overall,” ASU No. 2009-08, “Earnings per Share,” ASU No. 2009-12 (ASC Topic 820), “Investments in Certain Entities That Calculate Net Asset Value per Share,” and various other ASU’s No. 2009-2 through ASU No. 2009-15, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued. These updates have either no current applicability to us, or their effect on our financial statements would not have been significant.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements.

BUSINESS

Company Background

Our predecessor filer, Micro-Tech, was incorporated pursuant to the laws of the State of Nevada on September 24, 1986. For several years prior to the Reverse Merger (described below), Micro-Tech was a “shell company,” as defined by Securities Act Rule 405, and its primary business operations involved seeking the acquisition of assets, property, or businesses that would be beneficial to it and its shareholders.

On October 9, 2007, AIDH, a Nevada corporation, became a wholly-owned subsidiary of Micro-Tech, when it merged with Micro-Tech’s wholly-owned subsidiary, which was organized for that purpose. Immediately following the Reverse Merger, Micro-Tech succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc.  On January 25, 2008, we changed our name from Amnutria Dairy Inc. to Emerald Dairy Inc.

AIDH was organized pursuant to the laws of the State of Nevada on April 18, 2005, for the purpose of acquiring the stock of Heilongjiang Xing An Ling Dairy, Co. Limited (“XAL”), a corporation formed on September 8, 2003 in Heilongjiang Providence, PRC.  On May 30, 2005, AIDH acquired XAL. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

Prior to September 23, 2006 XAL owned approximately 57.7% of Heilongjiang Beian Nongken Changxing Lvbao Dairy Limited Liability Company, a PRC company (“LvBao”), with the remaining balance being held by AIDH’s sole shareholder. On September 23, 2006, the remaining 42.3% ownership in LvBao was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes.

On May 22, 2008, we formed a new wholly-owned subsidiary, Hailun Xinganling Dairy Co., Ltd. (“HXD”), under the laws of the PRC. In July 2008, HXD commenced construction of a production facility in Hailun City, Heilongjiang Province, PRC.

All of our business is conducted through our wholly-owned Chinese subsidiaries:

•	XAL which handles our promotion, sales and administrative functions;

•	LvBao, which handles production of our products in Be’ian City, Heilongjiang Province, PRC; and

•	HXD, which will handle additional production of our products in Hailun City, Heilongjiang Province, PRC.

Our U.S. offices are located at 11990 Market Street, Suite 205, Reston, Virginia 20190, telephone number (703) 867-9247.  Our corporate headquarters are located at 10 Huashan-lu, Xiangfang-qu, 9th Floor, Wanda Building, Harbin City, Heilongjiang Province, PRC 150001.

Below is a chart depicting our corporate organization:

Emerald Dairy Inc.
(a Nevada corporation)
100% Ownership
American International Dairy Holding Co., Inc.
(a Nevada corporation)
Outside of China
100% Ownership
100% Ownership
Within China
Heilongjiang Xing An Ling Dairy Co. Limited
(a PRC company)
Hailun Xinganling Dairy Co., Ltd.
(a PRC company)
100% Ownership
Heilongjiang Beian Nongken Changxing Lvbao Dairy Limited Liability Company
(a PRC company)

Industry

The Chinese government has recognized that the dairy industry is not only crucial to reform the structure of agriculture in the country and increase the income of farmers, but also that it is important to improve the diet, health, and overall welfare of the Chinese people.  In recent years, milk and dairy products have gradually become an accepted daily necessity in the life of Chinese people.  As a result, the dairy market is one of the fasted growing markets in the PRC.  The dairy market today in the PRC is over $13 billion and is expected to grow at a rate of 15% per year for the foreseeable future.

Products

We are a producer of milk powder, soybean powder and rice power in the PRC.  Through our network of over 800 salespeople, our products are distributed throughout 20 provinces in Mainland China, and sold in over 5,800 retail outlets.

Our products are marketed under two brands:

•	“Xing An Ling,” which is designed for high-end customers; and

•	“Yi Bai,” which is designed for middle and low-end customers.

Our total sales were approximately $44.3 million, $29.6 million and $18.8 million in the fiscal years ended December 31, 2008, 2007 and 2006, respectively.  Milk powder sales, including subcontracting, accounted for 95.5%, 94.5% and 94.9% of our total sales in the fiscal years ended December 31, 2008, 2007 and 2006, respectively.  Soybean powder sales accounted for 2.0%, 2.2% and 3.4% of total sales in the fiscal years ended December 31, 2008, 2007 and 2006, respectively.  Rice powder sales accounted for 2.5%, 3.3% and 1.7% of total sales in the fiscal years ended December 31, 2008, 2007 and 2006, respectively.  No single customer accounted for more than 5% of our total sales in the above mentioned periods.

Milk Powder Products

We target one of the most attractive segments in the dairy market - milk powder.  We have milk powder products specifically geared towards different age groups and demographics, as follows:

•
Formula milk powder for infants aged 0 - 6 months old - Specifically designed to provide babies with necessary nutrients such as calcium, selenium, bioactive substance, and more than 20 vitamins and minerals essential for an infant’s growth.

•	Formula milk powder for babies 6 - 12 months old - Specifically designed to help with the development of the brain, intestines, and body’s immunity.

•
Formula milk powder for young kids from 1 - 3 years old - Provides children with comprehensive nutritional support at the critical period of their brains development, and, with nucleotide contents close to breast milk’s level, to help boost children’s immunity.

•	Formula for 3 - 7 years old pre-schoolers - Geared toward children in the growth acceleration period, when breast milk or infant food is gradually substituted with adult foods.

•
Multi-dimensional formula for pregnant women and breast-feeding mothers - Designed for pregnant women who need to supplement themselves with maternal and infant nutrition needed to ensure the health of both mother and infant.

•
High calcium milk powder for those 7 - 22 years old - Designed for the years one spends as a student, it meets the daily nourishment supply standard set by the Chinese Nourishment Academic Association.

•	Zinc, Ferrum and Calcium milk powder for the whole family - Produced in accordance with scientific processes and test standards to supply the body with much needed calcium, ferrum and zinc.

•
High calcium and sugar-free milk powder for the middle-aged and old-aged - Based on the daily dietary nutrient supply standards of the middle-aged and the physiological characteristics of the elderly, as recommended by the Chinese Nutrition Institute.

•	Low fat and high calcium milk powder for women - This product was developed in accordance with a woman’s physiological characteristics and nutritional needs, to keep woman body fit and healthy.

Soy Powder Products

We began selling soybean powder products in fiscal 2006 as a substitute for milk powder, for consumers who do not like milk powder, or are allergic to milk powder.  We began as reseller of soybean powder products in fiscal 2006, but began producing soybean powder in-house in fiscal 2007.

Rice Powder Products

We began selling rice powder products in fiscal 2006 as a substitute for milk powder.  Prior to October 2007, we used a third party to produce rice powder products, which were then resold by us under the “Xinganling” brand name.  Commencing in October 2007, we began producing rice powder in-house.

Production, Supply and Distribution

Production

Production capacity has been the bottle neck for our growth in recent years. Production capacity for 2007 reached 7,000 tons, with annual revenue of approximately $29.6 million and net income of approximately $3.6 million. In 2008, by adding a third shift to the existing two shifts working schedule, our production capacity reached 9,000 tons, with revenue of approximately $44.3 million and net income of approximately $2.4 million.  In fiscal 2010, with the first production line of our newly-constructed facility in Hailun City, Heilongjiang Province, PRC fully equipped, our total production capacity is expected to reach approximately 18,000 tons with annual revenue of approximately $70.9 million and net income of approximately $9.0 million.

Local farmers we purchase milk from deposit fresh milk at third-party milking stations we utilize. The fresh milk is stored in refrigerated tanks, and then trucked by the supplier’s trucking service to one of our production facilities.  When the refrigerated fresh milk arrives at our production facility a sample is taken to be sure it meets our product standards.  If the sample passes inspection it goes to production, where the necessary ingredients are added to the fresh milk to make formula.  If it fails inspection, it is rejected.  The formula passes through a high pressure gage, which sprays the formula out in a fine spray.  A high temperature fan instantly dries the formula turning it into milk powder.  The milk powder is first placed in large containers, and then packaged into customer friendly bags or tins. After it has been packaged, the finished product gets trucked to retail outlets for sale.  Since we are located close to the milking stations, the entire production process can be completed in approximately 30 - 35 hours.  The time it takes to go from processing the milk to retail sale of the finished product is only an average of 45 days.  Therefore, our warehousing cost is reduced and capital turnover rate is enhanced.

We strictly supervise resources allotment, purchasing inspection, raw materials check, sales, and customer service, and have already established a consummate quality control process.  Five approved dairy experts supervise the whole production process to ensure that the products comply with national standards. These experts are selected by us based on their education and experience in the industry.  We have established an advanced bacteria-free laboratory to asses our products throughout the production process. We established a professional sanitation, quality control and quality management group to make the production comply with national food & sanitation regulations.  We also established sanitation, quality, operation, management systems to improve the production and enforce worker’s awareness of sanitation and quality.  Each worker needs to go through a physical check-up periodically and obtain a clean “health certificate.”

In 2004, we adopted a method to that enables us to assess our inventory each month.  As a result, inventories and efficiency of our supply chain are optimized and the operation efficiency of capital is maximized. This is due to the fact that inventories are controlled in real time.

We established a cost-control center, and formed cost-control systems on working procedure and on each cost-control point. With an established original date for each batch of our product on record, we request that each department control production expenses and time, and take responsibility. Through cost calculation, we make quantity difference analysis and price difference analysis, and compare and analyze each month’s cost budgets with the prior month’s, so we can gradually cut costs.

Our packaging facility is designed based on the GMP 600,000 level standard of the pharmacy industry.  “GMP” refers to the Good Manufacturing Practice Regulations promulgated by the U.S. Food and Drug Administration under the authority of the Federal Food, Drug, and Cosmetic Act.  GMP regulations address issues including recordkeeping, personnel qualifications, sanitation, cleanliness, equipment verification, process validation, and complaint handling.  Management believes our laboratory, which is 300 square meters in size, is constructed in accordance with GMP standards.

In addition, the facility complies with all HACCP standards.  “HACCP,” or Hazard Analysis and Critical Central Point (HACCP) (ISO 22000 Food Safety Management System), is a process control system designed to identify and prevent microbial and other hazards in food production and entire food chain.  HACCP includes steps designed to prevent problems before they occur and to correct deviations through a systematic way as soon as they  are detected.  As a result, we have achieved an ideal environment for productions and packaging. Our automated intelligent program-controlled packaging line, which consists of some of the most advanced packaging equipment in the Chinese dairy industry, is capable of tinned milk powder packaging. It effectively reduces the touch of workers and avoids second-time contamination.

Supply

Our production is based in farms along the Bei’an long river in Heilongjiang Province, located in the southwest of Xiaoing’anling, 47 degrees north latitude. The land sits on one of the only three black plates in the world, giving it the unique soil, vegetation, climate and ecological environment best for the growth of cows.  As a result, it is recognized as one of the premium cow raising belts internationally.  Bei’an’s grassland area amounts to 285 acres, raising more than 41,000 cows, with the milk production of 72,000 tons annually. By using such high-quality fresh milk as a raw material, we are able to maintain our product as a natural, clean and green food.

We have signed contracts with over 1,200 local farmers, giving us access to the milk of approximately 21,000 cows. Pursuant to the standard  raw milk purchase agreements we enter into with local farmers:

•	The term of raw milk purchase agreements is one year.

•	Farmers have the option to discontinue the agreements any time during the one-year term by giving one-week notice.

•	We are obligated to purchase from farmers the whole raw milk meeting certain quality standards.

•	The purchase price of raw milk is approximately $0.16 per lb., which fluctuates depending on the market price of raw milk.

•	If there is a change in price, we must notify farmers within one week, or risk losing them as suppliers.

The terms set forth above are the standard terms within the Chinese dairy industry, which is regulated by the Office of Milk Source (a department of city government). The price of raw milk is market driven and is most-closely linked to the Heilongjiang Province regional market. The price of raw milk is also closely monitored by the Office of Milk Source.  We settle our accounts with the farmers regularly.

The entire milking process is done automatically, without any human contact. The farmers raise their own cattle, however, we share certain know how and technical support with the farmers to help them increase the quality and capacity of their milk.  This model not only enhances the milk farmers’ enthusiasm and breeding capability, and stimulates local economic development, but it also assures the milk volume, quality and the stability of the supply. In addition, this allows us to track each cows’ health and milking capacity.

Since no other large-scaled dairy enterprise is located nearby, our milk source is relatively plentiful and readily available.

We have 101 cows of our own, to meet a small amount of the total supply. These cows are mainly used to provide scientific and quality service for dairy farmers including disease control and treatment or other experiments. These cows also act as the examples to the local farmers. At present, the available services include helping dairy farmers improve farming methods, increasing milk yield, appointing experts to lectures, popularizing the scientific knowledge, helping the farmers with the cow’s brand choice, and strengthening disease surveillance and control.

We currently utilize 48 milking stations, all of which are owned and operated by third parties. We pay market price for using the milking stations. For administrative purposes, we group these milking stations into several service districts.

The major raw materials we use to produce our products include fresh milk, whey, degrease powder, vegetable protein, and vegetable oil esters. These components are obtained mainly from the long-term partnerships. After years of development, we have formed steady, complementary and cooperative relationships with our suppliers. As our sales increase, more capital will be obtained to strengthen our negotiation leverage, allowing us to acquire less expensive and quality raw materials more easily. The procurement of raw materials is mainly done through bidding and other forms of network transactions.

Our principal suppliers are Yu Ya We Ye Trading Company, which supplies us with whey, Xiang Yao Food Company, which supplies us with rice and sweeteners, and Hua Mei Soybean Company, which supplies us with soybeans. No single supplier accounts for more than 5% of the whole purchase.

Product packages, packaging boxes, packing cans, and other packaging materials are also mainly settled by the long-term vendors.

We have found it relatively easy to purchase all major raw materials we need from these suppliers, and have been able to sell all the products we have produced.  We believe the suppliers of our raw materials and packaging materials will be able to keep up with our growth for the foreseeable future.

Distribution

We have a sales network consisting of over 800 people, across 20 provinces in the PRC.  Orders are initiated by sales people depending on their customers’ needs, and are approved by their province (regional) manager.  Regional managers combine orders from various sales teams and send orders to headquarters. After confirmation of the orders from the regional managers, headquarters gives instructions to third party trucking companies to distribute products, according to the combined orders, to regional hub offices. We distribute our products from our headquarters to the sale subsidiaries in a large combined order based on region, as compiled by the regional manager.

We use three independent trucking contractors to distribute our products to the 20 provinces in the PRC in which we sell our products. We selected these trucking companies based on cost and efficiency. There are many trucking companies available so that, if necessary, any of the independent trucking contractors we currently use could easily be replaced.

Railway transportation is also a major means for the distribution of our products. It is usually used when the products need to travel a long distance, because of the relatively low cost.  However, its speed is slower than that of the trucks, since the products first need to get to Bei’an Station, before being distributed to their ultimate destination.

Market Opportunity

There are a total of 30 provinces in mainland China.  Our products are generally sold in 20 of the provinces, through our 800-plus person sales network.  Our sales are evenly spread out, with no single province accounted for more than 10% of our total sales. The 20 provinces in which we sell our products are the major provinces along the pacific ocean and in central China.  The 10 provinces in which our products are not sold, are those where the competition is too intense, or the number of potential customers are either too poor or too disbursed to make it economically feasible.

The PRC’s population of 1.3 billion offers a huge market for the developing dairy industry. The dairy industry is increasing much faster than the growth of the PRC’s gross domestic product (GDP).  Last year, according to the statistics from the Food and Agriculture Organization of the United Nations (FAO), total Chinese milk production was the seventh largest in the world. It is widely predicted that the dairy industry in the PRC will continue at a growth rate of 15% per year. The “11th Five Years Plan” urged that the average annual dairy consumption should reach 10kg per person and should reach 16kg in 2015.

The average consumption of dairy per person in the PRC is much lower than the world average.  This means the Chinese dairy market has tremendous room for growth, especially as the economy continues to boom.

According to the “China Food and Nutrition Development outline (2001-2010)” approved by Chinese State Council, the dairy industry is one of the three food industries that should be developed first. The outline required that in 2010, average consumption of dairy per person should reach 16kg, in which the average consumption of dairy per person for rural habitants and those who live in cities and towns are 32kg and 7kg, respectively.  Experts predict that the dairy output in the PRC will be 20 million tons and 70 million tons in 2015 and 2030, respectively. Therefore, over the next few years, the Chinese dairy industry should maintain a fast and sound growth momentum and the consumption of dairy will continue to increase with the rise in living standard and change in consumption behavior.

According to the National Bureau of Statistics of the PRC, about 15 million infants are born in the PRC each year. Each 0 - 6 month old baby will need 27.2 kg milk powder, for an annual total demand of 90,000 tons. Each 6 - 12 month old baby will need 31 kg milk powder, for an annual total demand of 110,000 tons. But the current supply is just 80,000 - 100,000 tons, leaving much room for growth.  The infant dairy market in the PRC is growing by 17% annually, and has surpassed Japan, becoming the second largest infant formula dairy market in the world, behind the U.S.

In mid-2008, a number of milk powder products produced within the PRC were found to contain unsafe levels of tripolycyanamide, also known as melamine, sickening thousands of infants.  This prompted the Chinese government to conduct a nationwide investigation into how the milk powder was contaminated, and caused a worldwide recall of certain milk powder products produced within the PRC.  On September 16, 2008, the PRC’s Administration of Quality Supervision, Inspection and Quarantine (AQSIQ) revealed that it had tested samples from 175 dairy manufacturers, and published a list of 22 companies whose products contained melamine.  We passed the emergency inspection and were not included on AQSIQ’s list.  We believe that the inevitable contraction in the Chinese milk powder industry caused by this crisis will lead to increased demand for our products, as well as present acquisition opportunities.

Company Strategy

In order to benefit from the market opportunities presented above, we plan to effect the following strategies:

Production Strategy

Through a combination of internal growth in production capacity and strategic acquisitions we believe we will be capable of producing 20,000 - 27,000 tons of milk powder annually by 2011.  Our growth strategy for the next three years will be primarily focused on internal growth by expanding production capacity and strengthening sales efforts.  As a step toward implementing this strategy, management commenced construction of a new production facility in July 2008.  Initially, the new facility will have one production line, which will have the capacity to produce 9,000 tons of milk power annually.  A second production line can be added at this new facility, which, when completed, would enable us to produce an additional 9,000 tons of milk powder per year, giving us a total annual production capacity of 27,000 tons of milk powder. We anticipate that production at this new facility will commence in the first quarter of fiscal 2010.  The cost to add the second production line, would be an additional $15.0 million.  We plan to raise the funds needed for the new facility from the capital market through private or public equity and/or debt offerings.  There can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

In addition, management will consider making strategic acquisitions if good opportunities are available in the market place. However, revenues from such acquisitions have not been included in the planned growth numbers presented above.

Prior to October 2007, we used a third party to produce rice powder products which were then resold under the “Xinganling” brand name.  Commencing in October 2007, we began producing rice powder in-house.  Rice powder products accounted for approximately 2.5% and 3.3% of our total revenue in 2008 and 2007, respectively.  We expect that rice powder products will continue to comprise approximately 3% of our total sales, unless our sales network detects an increase in demand.

Similarly, we began reselling soy powder products in fiscal 2006, and producing soy powder in-house in fiscal 2007.  Soy powder products accounted for approximately 2.0% and 2.2% of our total revenue in 2008 and 2007, respectively.  We expect that soy milk powder products will continue to comprise approximately 2% of our total sales, unless its sales network detects an increase in demand.

Currently, there are no organic label milk powder products in the mainland China market. In February 2008, we obtained organic label certification from Guangdong Zhongjian Certification Co., Ltd.  We plan to create an organic label product line in fiscal 2010. We will need to test the market to determine demand for organic milk products. Initially, we expect sales of organic milk powder to be minor. However, over the long term, we believe that, similar to the growth of the organic milk market in the U.S., organic milk products will be very popular in the PRC.  Over time, we believe this will help increase our revenues.

Market Strategy

Brand

In the Chinese milk powder market, positive brand image will bring high customer recognition, strong customer loyalty, and good reputation. All that will convert to an increase in sales revenue. Therefore, we have focused on establishing a positive brand image. Our products are marketed under two brands:

•	“Xing An Ling,” which is designed for high-end customers; and

•	“Yi Bai,” which is designed for middle and low-end customers.

Price

There is an interesting phenomenon in the Chinese dairy market where similar products are sold at widely different prices. The gap between prices could be 10 times.  At present, the consumers who have the highest income choose the high-end brand from foreign companies, such as Nestle, Meadjohnson, and Dumex. Those who earn less choose brands such as Shengyuan and Nanshan. Historically, our products were not as popular because they were less expensive than similar products. To address this, our new products are aimed at middle-end and high-end infant milk powder market.

Sales Channel

We have over 800 people in our sales network across 20 provinces covering more than 5,800 retail outlets (i.e., supermarkets) in the PRC.  Over the past several years, no single customer accounted for 5% or more of our total sales.

There are no limitations on the geographic areas in which we can sell our products.  There are a total of 30 provinces in the PRC.  The 20 provinces in which we sell our products are the major provinces along the pacific ocean and in central China.  The 10 provinces in which the our products are not sold, are those where either, we would not be able to compete due to intense competition, or the potential customers are either too poor or too disbursed to make it economically feasible.

Rather than using a wholesaler, our sales people deal directly with the retail outlets.  This business model has higher sales expenses compared to traditional business model, where a wholesale is used.  The reason for this is that each of our sales people can cover only so many retail outlets and, therefore, we have to employ more sales people to achieve the same sales volume. On the other hand, by skipping the middle man, we can sell products at a higher margin at retail, since it does not have to sell to the wholesaler at a reduced price.  Ultimately, this creates better profit margins for us.  In addition, our sales people know the customers, so they obtain better information on sales, demand, etc. We will continue to use our current business model of selling directly to the retail outlets, without use of a wholesaler, for the foreseeable future.

Promotion

We plan to:

•
Advertise on the leading TV stations in important markets, publicize product information and ideas by advertising in national or local newspapers and magazines, and use our website and webpage advertisement to attract internet users and introduce the products and business;

•	Promote our products by attending and holding exhibitions and seminars, presenting promotional items and hand out leaflets;

•
Teach our “shopping guides,” which are generally women who give out free samples of products in supermarkets and provide information on products, about our products and how to promote the products by face to face communication and illustration; and

•	Invite famous pediatricians to hold seminars on knowledge of nutrients and baby tending for pregnant women, so as to promote the brand popularity and attract customers.

Currently, we spend approximately 8% - 12% of total revenues on advertising and promotional efforts through out the year. We spent approximately $3.0 million, $1.9 million and $0.8 million on advertising and promotion in fiscal 2008, 2007 and 2006, respectively. We currently expect to spend an aggregate of between $4.0 million and $5.0 million on advertising and promotion in fiscal 2009, of which $2,940,297 has already been spent as of September 30, 2009. This will still fall within our standard budget for advertising and promotion of 8% - 12% of total revenues, but in 2009 we plan to spread the expense over the entire year rather than in the first half of the year as we did in 2008. The funds for advertising and promotion will generally come out of our earnings.

Our English-language website is located at www.emeralddairy.com.  The English-language website went live in May 2008.  The website includes a link to our Chinese-language website.  The information on our websites does not constitute part of this prospectus.

Human Resources Strategy

We believe employing talented people is the best advantage we can have. Besides attracting quality employees from public channels, we will also develop and train our own sales team.

Competition

Currently, five state owned dairy groups control more than half of the dairy market in the PRC. They are Mengniu (in Inner Mongolia), Yili Industrial Group (in Inner Mongolia), Bright Dairy & Food (in Shanghai), Sanyuan (in Beijing) and Wandashan (in Heilongjiang). Over half of the top 20 dairy manufactures have entered China.  Most of the dairy producers provide infant milk powder. However, the high-end infant milk powder is less than one-third of the total output.  In the past, the dairy producers mainly gave discounts as the major competition tactic. Now, however, the producers are beginning to focus on the raw milk source, brand, and sales network.

Our competitors are divided into three major categories:

•	Domestic large-scale producers;

•	Foreign producers; and

•	Domestic middle & small-scale producers.

Most of the larger players in the Chinese dairy industry have been concentrating in the first-tier cities such as Beijing and Shanghai with high end milk powder products. We focus on penetrating less-competitive second and third tier cities. We have a 800-plus person sales network across 20 provinces in China, covering more than 5,800 retail outlets. Our closest competitors are American Dairy, Inc. and Wondersun Dairy in terms of products, price range and geographic coverage.

We have a competitive advantage over our competitors because:

•
Our production facilities are located close to the milking stations from which we obtain it fresh milk and, therefore, the entire production process can be completed in approximately 30 - 35 hours.  The production facilities of other multi-regional dairy enterprises are located up to two days’ drive away from the milking stations they use.  Therefore, it may take them up to four days to process their milk products.

•
Our business model of selling directly to the retail outlets, as opposed to selling to a wholesaler, allows us to sell our products at a higher margin at retail.  Ultimately, this creates better profit margins for us.  In addition, our sales people know the customers, so they obtain better information on sales, demand, etc.

•
In February 2008, we obtained organic label certification from the Guangdong Zhongjian Certification Co., Ltd.  Currently, there is no organic milk powder product being sold in the Chinese market.  We plan to create an organic label product line beginning in fiscal 2010.  Over the long term, we believes that, similar to the growth of the organic milk market in the U.S., organic milk products will be very popular in the PRC.

On the other hand, we are at a competitive disadvantage because many of our current and potential competitors have longer operating histories and greater name recognition, and possess substantially greater financial, marketing and other competitive resources than we do.

Intellectual Property

We have obtained trademark registrations for the use of our tradenames “Xing An Ling” and “Yi Bai”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to our milk powder products. We believe our trademarks are important to the establishment of consumer recognition of our products. However, due to uncertainties in Chinese trademark law, the protection afforded by our trademarks may be less than it currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, we may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact our trademarks could have a material adverse effect on its business, operations and finances.

Regulatory Matters

We are regulated under both national and county laws in China. The following information summarizes certain aspects of those regulations applicable to us and is qualified in its entirety by reference to all particular statutory or regulatory provisions.

Regulations at the national, province and county levels are subject to change. To date, compliance with governmental regulations has not had a material impact on our level of capital expenditures, earnings or competitive position, but, because of the evolving nature of such regulations, management is unable to predict the impact such regulation may have in the foreseeable future.

As a manufacturer and distributor of food products, we are subject to regulations of the PRC’s Agricultural Ministry. This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. It also regulates manufacturing practices, including quality assurance programs, for foods through its current good manufacturing practices regulations, and specifies the standards of identity for certain foods, including the products we sell, and prescribes the format and content of many of the products we sell, prescribes the format and content of certain nutritional information required to appear on food products labels and approves and regulates claims of health benefits of food products.

In addition, the PRC’s Agricultural Ministry authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. Both us and our products are also subject to province and county regulations through such measures as the licensing of dairy manufacturing facilities, enforcement of standards for its products, inspection of our facilities and regulation of its trade practices in connection with the sale of dairy products.

To date, we have received the following licenses to produce our products, which are significant for the reasons set forth below:

License	Issuer	Effective Period	Significance
Infant & Baby Formula Milk Powder Production Permit	State General Administration of Quality Supervision and Inspection and Quarantine of the People’s Republic of China	April 2005 - May 2010
Only current license holders are permitted to produce formula milk powder in the PRC. The Government is not currently issuing any additional licenses.  We expect that its license will be automatically renewed.

Organic Production Certification	Guangdong Zhongjian Certification Co., Ltd.	January 2008 - January 2009 (1)
This certification will allow us to begin producing and selling organic milk powder products.  There are currently no organic milk powder products in the PRC. We look to become a leader in this market, and have first-mover advantage.

ISO 9001 Certification	Beijing New Century Certification Co. Ltd.	September 2007 - September 2010
ISO 9000 is a family of standards for quality management systems. ISO 9000 is maintained by ISO, the International Organization for Standardization and is administered by accreditation and certification bodies. ISO 9001 (which is one of the standards in the ISO 9000 family) includes a set of procedures that cover the establishment and monitoring all key processes in a business.  Only a company or organization that has been independently audited and certified to be in conformance with ISO 9001 may publicly state that it is “ISO 9001 certified.”

License	Issuer	Effective Period	Significance
ISO 22000 / HACCP Certification	Beijing New Century Certification Co. Ltd.	September 2007 - September 2010
The ISO 22000 international standard specifies the requirements for a food safety management system. ISO 22000 integrates the principles of the Hazard Analysis and Critical Control Point (HACCP) system and application steps developed by the Codex Alimentarius Commission. Hazard analysis is the key to an effective food safety management system.

Certificate of Conformity of Quality System Certification	Standardization Administration of the People's Republic of China	September 2005 - September 2010
This certification is only given to companies that meet an international standard of quality control and production. Consumers in the PRC give a more positive reception to products that meet international standards.

Product Exemption from Quality Surveillance Inspection	State General Administration of Quality Supervision and Inspection and Quarantine of the People's Republic of China	December 2005 - December 2008 (2)
A company needs to pass a quality inspection for five (5) consecutive years before an quality inspection exemption will be issued. Only nineteen (19) enterprises in the PRC, including us, have been awarded with this honor.

(1)	We are in the process of renewing our Organic Production Certification from the Guangdong Zhongjian Certification Co., Ltd.

(2)
Following the recent milk powder crisis in the PRC, the Chinese government revoked all Product Exemption from Quality Surveillance Inspection certificates.  All manufacturers of milk powder will now receive periodic quality inspections.

Employees

As of the date hereof, we have 1,110 employees. Of these, 884 are in sales, 191 are in manufacturing and 35 are in management and administration. None of the our employees is subject to a collective bargaining agreement. We consider our relationship with its employees to be good.

Facilities

Under Chinese law, the government owns all of the land in the PRC and companies and individuals are authorized to use the land only through land use rights granted by the PRC government.

We have two manufacturing facilities, which are located in Heilongjiang Province, PRC. The main production facility occupies 38,600 square meters of land and the facility has 4,600 square meters for production. The second facility has 13,000 square meters of land and the facility has 3,400 square meters for production.  Currently there are three production lines with daily capacity to process 200 tons of fresh milk.

We also have sales offices in each of the 20 provinces in the PRC in which our products are sold.  All leases are on an annual basis and commence on January 1, of each year.

For the years ended December 31, 2008 and 2007, we incurred aggregate rental expenses of $17,255 and $85,163, respectively.  As of December 31, 2008, we had outstanding lease commitments totaling $147,798, all of which were due within the next year.

In the opinion of our management, each of our properties is adequately covered by insurance.

In July 2008, we commenced construction of a new facility in Hailun City, Heilongjiang Province, PRC, as discussed elsewhere in this report.  We anticipate that production at this new facility will commence in the first quarter of fiscal 2010.  We plan to raise the funds needed for the expansion of this new facility from the capital market through private or public equity and/or debt offerings, although there can be no assurance that any additional financing will be available to us on acceptable terms, if at all (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — General.”).

In addition, in fiscal 2008 we purchased and paid for an office building, located in Heilongjiang Province, PRC, for approximately $1.8 million.  This office building, which contains approximately 6,900 square feet of space, will serve as our corporate headquarters.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us, and we are not aware of any proceedings that a governmental authority is contemplating against us.

MANAGEMENT

Identification of Directors and Executive Officers

The following table sets forth the name, age and position of each of the members of our board of directors and executive officers as of the date of this prospectus:

Name	Age	Position

Yang Yong Shan	42	Chief Executive Officer, President and Chairman of the Board

Shu Kaneko	41	Chief Financial Officer, Secretary and Director

Niu Wan Chen	33	Vice President of Sales and Director

Qin Si Bo	46	Vice President of Production and Director

Yuan Yong Wei	54	Vice President of Operation and Director

YANG YONG SHAN, has been the President and Chief Executive Officer of AIDH, and the Chairman of AIDH’s Board of Directors since July 2000.  As a result of our Reverse Merger, effective as of October 9, 2007, he became our Chief Executive Officer, President and Chairman.  He has over 16 years of experience in the dairy industry.  He obtained his bachelors degree from the Northeast Agricultural University in 1990.  Mr. Yang has no additional directorships with reporting companies.

SHU KANEKO, has been the Chief Financial Officer and Secretary, and a Director, of ours since November 1, 2007.  Prior to joining us, Mr. Kaneko was a Manager with Ernst & Young Financial Services Advisory Group, commencing in June 2001.  He earned his M.B.A. degree from Georgetown University in 2001.

NIU WAN CHEN, has been Vice President of Sales, and a Director, of AIDH since October 2005.  As a result of our Reverse Merger, effective as of October 9, 2007, he became our Vice President of Sales and Director.  Prior to this, from January 2000 through September 2005, he was Sales Manager at American Dairy, Inc.  He has over 10 years of experience handling sales of dairy products.  He obtained his bachelors degree in business administration from Northeast Forest University in 1995.  Mr. Niu has no additional directorships with reporting companies.

QIN SI BO, has been Vice President of Production, and a Director, of AIDH since July 2000.  As a result of our Reverse Merger, effective as of October 9, 2007, he became our Vice President of Production and Director. He has many years of experience in with respect to production process and equipment maintenance in the dairy business.  He graduated with a major in Food and Nutrition from the Northeast Agricultural University in 1993.  Mr. Qin has no additional directorships with reporting companies.

YUAN YONG WEI, has been Vice President of Operation, and a Director, of AIDH since July 2000.  As a result of our Reverse Merger, effective as of October 9, 2007, he became our Vice President of Operation and Director. He has over 20 years of experience in the dairy industry.  Mr. Yuan has no additional directorships with reporting companies.

Significant Employees

As of December 31, 2008, we had 1,110 employees.  Only our members of management, consisting of Yang Yong Shan, Shu Kaneko, Niu Wan Chen, Qin Si Bo and Yuan Yong Wei, are expected to make significant contributions to our business.

Family Relationships

There are no family relationships among our directors, executive officers, or persons nominated to become directors of executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been  reversed, suspended or vacated.

Code of Ethics

As of the date hereof, we have not adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions. We intend to adopt a written code of ethics in the near future.

Board Committees

We intend to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until it elects to seek listing on a securities exchange. We intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We do not currently have an “audit committee financial expert” since we currently does not have an audit committee in place.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last three fiscal years, the compensation earned by (1) Yang Yong Shan, who was appointed as our Chairman, Chief Executive Officer and President as of October 9, 2007, (2) Shu Kaneko, who was appointed as our Chief Financial Officer on November 1, 2007, and (3) Jeffrey Jenson, who resigned as our President on October 9, 2007. Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yang Yong Shan	2008	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Chairman, Chief	2007	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Executive Officer	2006	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
and President (1)

Shu Kaneko	2008	$150,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$150.000
Chief Financial	2007	$25,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$25,000
Officer and	2006	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
President (2)

Jeffrey Jenson	2007	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
President (3)	2006	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)  Yang Yong Shan was appointed as our Chairman, Chief Executive Officer and President as of October 9, 2007.  Mr. Yang did not received any compensation from us, or any of our affiliates, or our predecessor, during fiscal 2008, 2007 or 2006.  He agreed not to take any compensation until we completed our reverse merger, private placements and registration process.  Our board of directors is currently negotiating with Mr. Yang with respect to compensation for future services.  On March 2, 2009, Mr. Yang was granted stock options to purchase 360,000 shares of our common stock under the 2009 Plan.  90,000 stock options vested on September 2, 2009.  An additional 90,000 stock options will vest on each of March 2, 2010, September 2, 2010 and March 2, 2011. On November 10, 2009, Mr. Yang was granted additional stock options to purchase 380,000 shares of our common stock under the 2009 Plan.  The Options will vest with respect to 25% of the underlying shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011.

(2)  Shu Kaneko was appointed as our Chief Financial Officer on November 1, 2007.  As of November 1, 2007, we entered into an Employment Agreement with Mr. Kaneko, pursuant to which he will receive a base salary of $150,000 per annum.  For more information, see “— Employment Contracts and Termination of Employment and Change-in-Control Arrangements — Employment Agreement with Shu Kaneko” below.  On March 2, 2009, Mr. Kaneko was granted stock options to purchase 300,000 shares of our common stock, under our 2009 Equity Incentive Plan.  75,000 stock options vested on September 2, 2009.  An additional 75,000 stock options will vest on each of March 2, 2010, September 2, 2010 and March 2, 2011.  On November 10, 2009, Mr. Kaneko was granted share appreciation rights with respect to 380,000 shares of our common stock under the 2009 Plan.  The share appreciation rights will vest with respect to 25% of the shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011.

(3) Jeffrey Jenson resigned as our President on October 9, 2007

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of the fiscal year ended December 31, 2008.

Compensation of Directors

There are no standard arrangements pursuant to which our directors are compensated for any services provided as director.  No additional amounts are payable to our directors for committee participation or special assignments.

Limitation on Liability and Indemnification of Directors and Officers

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify a Covered Person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by on in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Covered Person, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Chapter 78 also includes other provisions related to indemnification, including provisions that permit a corporation, in certain circumstances set forth in NRS Chapter 78, (i) to advance the expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding and (ii) obtain insurance or make other financial arrangements on behalf of a Covered Person.

NRS Chapter 78 also provides that any indemnification or advancement of expenses made pursuant to NRS Chapter 78 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, except that indemnification or the advancement of expenses, unless ordered by a court, may not be made to or on behalf of any director or officer if a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and (ii) was material to the cause of action.

Our Articles of Incorporation eliminate the personal liability of our directors and officers for damages for breach of fiduciary duty, except that such protection does not apply to acts or omissions involving intentional misconduct, fraud or knowing violation of the law or the payment of dividends in violation of NRS 78.300.

Our Bylaws permit us to indemnify our Covered Persons, advance expenses incurred by such persons and purchase and maintain insurance on behalf of such persons.  Our Bylaws further provide that the indemnification permitted under the Bylaws is not exclusive of any other indemnification granted under any provision of our Articles of Incorporation, our Bylaws or pursuant to any statute, agreement, vote of the stockholders or disinterested directors, or otherwise.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Shu Kaneko

On November 1, 2007 (the “Effective Date”),  we entered into an Employment Agreement with Shu Kaneko (the “Employment Agreement”), pursuant to which Mr. Kaneko will serve as our Chief Financial Officer. The Employment Agreement commenced on the Effective Date and will terminate on the second anniversary thereof (the “Employment Period”), unless extended as provided for in the Employment Agreement.

In consideration for Mr. Kaneko’s services, we will pay Mr. Kaneko a minimum annual salary of $150,000 (the “Base Salary”). In addition to the Base Salary, Mr. Kaneko may receive a discretionary bonus at our fiscal year end, in an amount up to three (3) months of his Base Salary. As additional consideration, Mr. Kaneko may receive issuances and/or grants of our securities, in amounts, and subject to terms and conditions, to be determined by the Board of Directors, in its sole discretion.

During the Employment Period:

•	Mr. Kaneko will serve as a member of our Board of Directors, for no additional consideration, except as may be provided to all directors generally;

•	We will provide Mr. Kaneko with all benefits generally made available to our senior executives;

•	We will reimburse Mr. Kaneko for all reasonable business expenses; and

•	Mr. Kaneko will be entitled to twenty-five (25) days of paid vacation per year.

Mr. Kaneko’s employment may be terminated prior to the expiration of the Employment Period as follows:

•	Mr. Kaneko’s employment will terminate immediately upon his death;

•	We will have the right to terminate Mr. Kaneko’s employment during the continuance of Mr. Kaneko’s “Disability” (as defined in the Employment Agreement), upon fifteen (15) days’ prior notice;

•	We will have the right to terminate Mr. Kaneko’s employment with or without “Good Cause” (as such term is defined in the Employment Agreement) by written notice Mr. Kaneko; and

•	Mr. Kaneko will have the right to voluntarily resign his employment with or without “Good Reason” (as such term is defined in the Employment Agreement) by written notice to us.

In each case, the “Termination Date” will be date as of which Mr. Kaneko’s employment terminates.

In the event we terminate Mr. Kaneko’s employment without Good Cause, or Mr. Kaneko resigns for Good Reason, we will pay Mr. Kaneko his Base Salary for the period of six (6) months, and any Base Salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date. In addition, we will, at its sole expense, provide Mr. Kaneko (and his dependents) with coverage under our medical and health insurance plans for the period of twelve (12) months.

Upon termination of Mr. Kaneko’s employment upon his death, as a result of his Disability, for Good Cause, or as a result of his voluntary resignation, we will have no payment or other obligations to Mr. Kaneko, except for the payment of any Base Salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the Termination Date.

Mr. Kaneko has agreed to standard confidentiality, non-compete and non-solicitation provisions. He has also agreed that all “Work Product” he develops during the Employment Period belongs to us.

We have agreed to indemnify and hold Mr. Kaneko harmless to the full extent permitted by the Nevada Revised Statutes, and other relevant statutes. In addition, we may, for our own benefit, in our sole discretion, maintain “key-man” life and disability insurance policies covering Mr. Kaneko.

Through December 31, 2008, and the interim period ending on the date hereof, we had no other employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of ours which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us or any subsidiary, any change in control, or a change in the person’s responsibilities following a change in control.

Stock Incentive Plans

We had no stock incentive plans as of the fiscal year ended December 31, 2008, and the period ending on the date of this report.

In March 2009, our board of directors adopted and our stockholders approved the 2009 Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business.  1,500,000 shares of the Company’s common stock have been reserved for issuance under the 2009 Plan. The following paragraphs describe the principal terms of the 2009 Plan.

Types of Awards

We may grant the following types of awards under the 2009 Plan:

•	options to purchase shares of our common stock;

•	share appreciation rights, which entitle the grantee the right to common stock or cash compensation measured by the appreciation in the value of the shares;

•	dividend equivalent rights, which entitle the grantee to compensation equivalent to dividends paid with respect to common stock;

•
restricted shares, which are shares of common stock issued to the grantee that are subject to transfer restrictions, right of first refusal, repurchase, forfeiture, and other terms and conditions as established by our plan administrator;

•
restricted share units, which may be earned upon the passage of time or the attainment of performance criteria and which may be settled for cash, common stock or other securities, or a combination of cash, common stock or other securities as established by the plan administrator;

•
share payments, which may be (a) payments in the form of common stock; or (b) options or other rights to purchase common stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation; and

•	deferred shares, which are rights to receive a specified number of shares of common stock during specified time periods.

Plan Administration

Our compensation committee will serve as plan administrator for purposes of administering the 2009 Plan and determining the provisions and terms and conditions of each award grant.  If no compensation committee exists, the 2009 Plan shall be administered by our full board of directors.

Award Agreement

Awards granted under the 2009 Plan will be evidenced by an award agreement that sets forth the terms, conditions and limitations for each award.

Eligibility

We may grant awards to our employees, directors and consultants, including those of our subsidiaries.  However, we may grant options that are intended to qualify as incentive stock options (“ISOs”) only to our employees and employees of our subsidiaries.

Acceleration of Awards upon Corporate Transactions.

The outstanding awards will terminate and/or accelerate upon occurrence of certain significant corporate transactions, including amalgamations, consolidations, liquidations or dissolutions, sales of substantially all or all of our assets, reverse takeovers or acquisitions resulting in a change of control.  If the successor entity following one of these transactions assumes or replaces our outstanding awards under the 2009 Plan, such assumed or replaced awards will become fully vested and immediately exercisable and payable, and be released from repurchase or forfeiture rights immediately upon termination of the grantee’s continuous service to us if the grantee’s service is terminated by the successor entity without cause within twelve (12) months after the effective date of the transaction.  Furthermore, if the successor entity does not assume or replace our outstanding awards, each outstanding award will become fully vested and immediately exercisable and payable, and will be released from any repurchase or forfeiture rights immediately before the effective date of the corporate transaction, as long as the grantee’s continuous service with us is not terminated before this date.

Exercise Price and Term of Awards.

In general, the plan administrator will determine the exercise price of an option in the award agreement.  The exercise price may be a fixed price, or it may be a variable price related to the fair market value of our common shares.  If we grant an ISO to an employee, the exercise price may not be less than 100% of the fair market value of our common stock on the date of the grant, except that if the grantee, at the time of that grant, owns shares representing more than 10% of the voting power of all classes of the shares of our common stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of that grant.  If we grant a non-qualified share option to a grantee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of grant.

The term of each award under the 2009 Plan will be specified in the award agreement, but may not exceed ten years from the earlier of the adoption or the approval of the 2009 Plan, unless sooner terminated.

Vesting Schedule.

In general, the plan administrator will determine, or the award agreement specify, the vesting schedule.

The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2009 Plan, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Equity Compensation Grants

As of the date hereof, we have issued and outstanding under our 2009 Plan:

•
703,200 stock options, exercisable at a price of $0.42 per share, of which: (i) 175,800 vested on September 2, 2009, and (ii) an additional 175,800 will vest on each of March 2, 2010, September 2, 2010 and March 2, 2011;

•	380,000 stock options, exercisable at a price of $1.80 per share, of which 95,000 will vest on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011; and

•
380,000 share appreciation rights, exercisable at a price of $1.80 per share, which will vest with respect to 25% of the underlying shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.  Shares of our common stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of the date of this prospectus, we had 32,927,191 shares of common stock issued and outstanding (not including an additional 1,944,444 shares of common stock currently being held in treasury).

Unless otherwise noted, the address for each of the persons listed below is: c/o Emerald Dairy Inc., 10 Huashan-lu, Xiangfang-qu, 9th floor, Wanda Building, Harbin City, Heilongjiang Province, PRC 150001.

	Common Stock Beneficially Owned
Name and Address	Number	Percent
5% Stockholders:
John Winfield (1) 820 Moraga Drive Los Angeles, CA 90049	3,259,792	9.9%

JAG Multi Investments LLC (2) 163 Washington Valley Road, Suite 103 Warren, N.J. 07059	2,395,156	7.1%

Named Executive Officers and Directors:
Yang Yong Shan (3) Chief Executive Officer, President and Chairman of the Board	14,063,329	42.5%

Shu Kaneko (4) Chief Financial Officer, Secretary and Director	150,000	*

Niu Wan Chen (5) Vice President of Sales and Director	7,600	*

Qin Si Bo (6) Vice President of Production and Director	7,600	*

Yuan Yong Wei (7) Vice President of Operations and Director	6,400	*

All Executive Officers and Directors as a Group (5 persons) (8)	14,234,992	42.8%

*Less than 1%

(1)  Consists of (i) 1,673,621 shares of common stock held by John Winfield, and (ii) 1,586,171 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Winfield.  Does not include 527,058 shares of common stock issuable upon exercise of additional currently exercisable warrants held by Mr. Winfield, because they are the subject of agreements with us that such warrants can not be exercised at any time when the result would be to cause the holder to beneficially own more than 9.9% of our outstanding common stock.

(2)  Consists of (i) 1,718,650 shares of common stock held by JAG Multi Investments LLC, and (ii) 676,506 shares of common stock issuable upon exercise of currently exercisable warrants held by JAG Multi Investments LLC.  Alexander M. Goren is the Manager of JAG Multi Investments LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)  Consists of (i) 13,883,329 shares of common stock held by Yang Yong Shan, and (ii) 180,000 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 180,000 shares of our common stock, which will not vest within 60 days of the date hereof.  9,040,754 of the shares of common stock held by Mr. Yang are pledged to secure our repayment of promissory notes in the aggregate principal amount of $4,323,301, as further described in “Certain Relationships and Related Transactions — Pledge of Shares by Chief Executive Officer” below.

(4)  Consists of 150,000 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 150,000 shares of our common stock, which will not vest within 60 days of the date hereof.

(5)  Consists of 7,600 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 7,600 shares of our common stock, which will not vest within 60 days of the date hereof.

(6)  Consists of 7,600 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 7,600 shares of our common stock, which will not vest within 60 days of the date hereof.

(7)  Consists of 6,400 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 6,400 shares of our common stock, which will not vest within 60 days of the date hereof.

(8)  Consists of (i) 13,883,329 shares of common stock, and (ii) 351,600 shares of common stock underlying stock options which have vested, or will vest within 60 days of the date hereof.  Does not include shares underlying stock options to purchase 351,600 shares of our common stock, which will not vest within 60 days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In our two prior fiscal years, and the subsequent period through the date hereof, there have been no transactions between members of management, five percent stockholders, “affiliates,” promoters and finders, except as set forth below.  Each of the transactions listed below was negotiated on an “arm’s length” basis.

Transactions with Management and Others

Issuance, Rescission and Reissuance of Tryant Shares

As of June 25, 2007, Tryant, LLC (“Tryant”) loaned our predecessor filer, Micro-Tech, an aggregate of $38,434 in order to pay ongoing expenses to keep Micro-Tech current with its SEC filings. The loan was payable upon demand.  Jeff Jenson was the managing member of Tryant, which, at the time, was Micro-Tech’s majority shareholder.  On August 30, 2007, Tryant agreed to convert $12,971.40 of the loan into 518,856 “restricted’ shares (the “Tryant Shares”) of Micro-Tech’s common stock.  Given that there was no trading in Micro-Tech’s common stock and no bid price, Micro-Tech’s board of directors determined that, at that time, the fair value of a share of it’s common stock was $0.025. Following the issuance of the above shares, Tryant owned 643,856 shares of common stock of Micro-Tech, representing 92.72% of the total issued and outstanding shares.

Tryant acquired control of Micro-Tech in August 2005.  At such time, Micro-Tech agreed to issue shares to certain of its existing shareholders. Just prior to its Reverse Merger with AIDH it was determined that those shares had never been issued.  In addition, it was determined that shares owed to a former director of Micro-Tech in consideration for his services, had also not been issued.  Further, certain individuals were now due to be issued shares as payment of expenses and fees related to the Reverse Merger.  It was decided by Tryant and Micro-Tech that the best way to address this situation was to have Tryant return to Micro-Tech a number of the shares it had received in August 2007, and then have Micro-Tech reissue these shares in satisfaction of the above obligations.  Effective as of October 9, 2007, Tryant “rescinded” the issuance of 230,645 of the 518,856 Tryant Shares it received on August 30, 2007, by returning them to Micro-Tech for cancellation.

These shares were then reissued as follows:

Name	Number of Shares
Leonard W. Burningham	103,308
John V. Winfield	64,388
Rick Krietemeier	57,949
Andrew Chudd	5,000
Total:	230,645

Leonard Burningham received 103,308 shares as payment for legal fees incurred by Micro-Tech.  John V. Winfield received 64,388 of the shares as payment of a finder’s fee in connection with the Reverse Merger.  Micro-Tech issued 57,949 shares to Rick Krietmeier to provide him with shares he was due to receive in August 2005, when Tryant took control of Micro-Tech.  Andrew Chudd received 5,000 of the shares in consideration for his prior services as a director of Micro-Tech.

We granted “piggyback registration rights” to the holders of the Tryant Shares.

Purchase of Assets from Chief Executive Officer

On May 28, 2006, AIDH purchased machinery, facilities, housing and 100 cows from a Yang Yong Shan, our Chairman, Chief Executive Officer and President, in exchange for a promissory note in the amount of $183,516.  The note does not bear interest and is due on demand.  We believe this was an arms-length transaction, since the price paid for this property and equipment was approximately the same as the seller’s cost in these assets, and was approximately the same amount we would have had to pay to purchase similar assets from a third party.

Share Repurchase Agreement and Put/Call Agreements

On October 9, 2007, we entered into a Share Repurchase Agreement with Grand Orient Fortune Investment, Ltd. (“Grand Orient”), a PRC company controlled by Mingwen Song, pursuant to which we repurchased 1,944,444 shares (the “Repurchase Shares”) of our issued and outstanding common stock from Grand Orient for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”).  We determined to repurchase these shares, to reduce the overall dilution created by the First Offering and Second Offering.  The repurchased shares were initially held in treasury, but have now been returned to our number of authorized but unissued shares.

Immediately following the closing of the Repurchase Transaction, we entered into Put/Call Agreements with Grand Orient and Fortune Land Holding, Ltd., a PRC company controlled by Dexuan Yu (jointly, the “Put/Call Shareholders). Pursuant to the Put/Call Agreements the Put/Call Shareholders granted us an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for a price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the SEC, and has been kept continuously effective by us, or (ii) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144; and

•
The closing price of a share of our common stock as traded on the OTCBB (or such other exchange or stock market on which the common stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by us.

We may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Shareholders within thirty (30) days of such time as all of the Call Option Conditions have been met.  The Call Option may be exercised for all, but not less than all, of the Put/Call Shares.  The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Shareholders shall have the right to cause us to repurchase the Put/Call Shares from the Put/Call Shareholders (the “Put Right”), for a price shall be $1.63 per share (the “Put Purchase Price”), if:

•	We fail to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	We consummate a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•	We fail to consummate a Qualified Offering on or before October 9, 2009 (each of the aforementioned conditions, a “Put Right Trigger”).

Initially, our failure to (i) file the Registration Statement within thirty (30) business days of October 9, 2007 (the “Filing Date”), (ii) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, or (iii) keep the Registration Statement continuously effective until all of the “Registrable Securities” were available for sale without registration pursuant to Rule 144, would also have served as a Put Right Trigger. However, as of April 9, 2008, the Put/Call Shareholders agreed to amend the Put/Call Agreements to delete this provision. We did not pay any consideration to the Put/Call Shareholders in connection with their waiver of this provision.

We had recorded the value of the Put/Call Agreements as a liability in the aggregate amount of $3,169,444 as of October 9, 2007, based on the fair market value of the underlying common stock of $1.63 as of such date. The parties mutually agreed that it was in the best interests of the Company and its stockholders for the Put/Call Agreements to be terminated. Therefore, as of March 3, 2009, the Put/Call Agreements were terminated.

Pledges of Shares by Chief Executive Officer

On December 24, 2009, we sold the December 2009 Noteholders the December 2009 Notes, in the aggregate principal amount of $1,750,000, and December 2009 Warrants to purchase an aggregate of 536,809 shares of our common stock in the December 2009 Note Offering, as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments – December 2009 Note Offering” above.  Our repayment of amounts due under the December 2009 Notes is secured by a pledge of 5,883,329 shares of our common stock beneficially owned by Yang Yong Shan, our Chairman, Chief Executive Officer and President.

As of December 31, 2009, we amended the June 2008 Notes originally issued in the June 2008 Note Offering, previously amended on December 31, 2008, to, among other things, (i) extend the maturity date of the indebtedness represented by the June 2008 Notes from December 31, 2009 to December 31, 2010, and (ii) add the accrued and unpaid interest on the June 2008 Notes, in the aggregate amount of $323,301, to the principal amount outstanding (resulting in an aggregate principal balance of $2,573,301). The June 2008 Note Offering is further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments – June 2008 Note Offering” above.  Our repayment of amounts due under the June 2008 Notes, as amended, is secured by a pledge of 3,157,425 shares of our common stock beneficially owned by Mr. Yang.

Director Independence

Our common stock is currently approved for quotation on the OTCBB maintained by the FINRA under the symbol “EMDY.OB.” As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the New York Stock Exchange, NYSE Amex Equities or the Nasdaq Stock Market.

None of the directors currently on its board of would qualify as independent directors under the rules of the New York Stock Exchange, NYSE Amex Equities or The Nasdaq Stock Market because they all (i) currently own a significant percentage of our shares, and/or (ii) are currently employed by us, and/or (iii) have been actively involved in our management, and/or (iv) otherwise fall into one or more of the enumerated categories of people who cannot be considered independent directors.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to our Reverse Merger formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

As of the date hereof, we have not adopted a written conflict of interest policy that applies to our executive officers and directors. We intend to adopt a written conflict of interest policy in the future.

DESCRIPTION OF SECURITIES

We are authorized to issue 110,000,000 shares of capital stock, $0.001 par value per share, consisting of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Capital Stock Issued and Outstanding

We have issued and outstanding securities as follows:

•	32,927,191 shares of common stock (not including an additional 1,944,444 shares currently held in treasury);

•	No shares of preferred stock;

•
Warrants to purchase an aggregate of 8,175,099 shares of common stock, of which (i) 373,334 are exercisable at a price of $0.94 per share; (ii) 1,333,333 are exercisable at a price of $1.50 per share; (iii) 2,246,748 are exercisable at a price of $1.63 per share, (iv) 714,286 will be exercisable at a price of $1.68 per share if certain conditions are met; (v) 906,190 are exercisable at a price of $2.04 per share; (vi) 75,000 are exercisable at a price of $2.61 per share, and (vii) 2,526,208 are exercisable at a price of $3.26 per share;

•	$6,573,301 of 10% promissory notes;

•
Stock options to purchase (i) 703,200 shares of our common stock, at an exercise price of $0.42 per share, of which 175,800 have vested, and (ii) 380,000 shares of our common stock, at an exercise price of $1.80 per share, of which none have vested;

•	Share appreciation rights with respect to 380,000 shares of our common stock, at an exercise price of $1.80 per share, none of which have vested.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 32,927,191 shares of common stock are issued and outstanding (not including an additional 1,944,444 shares currently held in treasury).  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  Our common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  All shares of the common stock now outstanding are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share, none of which is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Warrants

Warrants Issued in Connection with the October 2007 Offerings

Warrant W-1 entitles the holder to purchase 266,667 shares of our common stock, at an exercise price of $0.94 per share. Warrant W-1 will expire on a date after the three-year anniversary of its date of issuance, such date to be determined under provisions of Warrant W-1 providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.” Warrant W-1 is exercisable for cash only, provided a registration statement covering the shares of common stock underlying Warrant W-1 is effective. Otherwise, Warrant W-1 is exercisable on a cashless basis. The number of shares of our common stock to be deliverable upon exercise of Warrant W-1 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. Warrants to purchase an aggregate of 106,667 shares of our common stock issued to a finder, have terms and conditions identical to the those of Warrant W-1.

Warrant W-2 entitles the holder to purchase 1,333,333 shares of our common stock, at an exercise price of $1.50 per share. Warrant W-2 will expire on a date after the two-year anniversary of its date of issuance, such date to be determined under provisions of Warrant W-2 providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.” Warrant W-2 is exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Warrant W-2 is effective. Otherwise, Warrant W-2 is exercisable on a cashless basis. The number of shares of our common stock to be deliverable upon exercise of Warrant W-2 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of common stock underlying the Warrant W-2 is declared effective, we will have the ability to call the Warrant W-2 at a price of $0.01 per warrant, upon thirty (30) days prior written notice to the holders of the warrants, if the closing price of the common stock exceeded $1.88 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by us.

Our Class A Warrants entitle the holders to purchase an aggregate of 749,134 shares of our common stock, at an exercise price of $2.04 per share. The Class A Warrants will expire on a date after the three-year anniversary of their date of issuance, such date to be determined under provisions of the Class A Warrants providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.” The Class A Warrants are exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Class A Warrants is effective. Otherwise, the Class A Warrants are exercisable on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Class A Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. We have also issued warrants to purchase 392,639 shares of our common stock to finders and placement agents, which have terms and conditions identical to the those of the Class A Warrants; except that, as of March 2, 2009, the exercise price of 235,583 of these warrants was reduced from $2.04 to $1.63, as partial consideration for services rendered in connection with a consulting agreement the Company entered into with one of these parties.

Our Class B Warrants entitle the holders to purchase an aggregate of 2,526,208 shares of our common stock, at an exercise price of $3.26 per share. The Class B Warrants will expire on a date after the two-year anniversary of their date of issuance, such date to be determined under provisions of the Class B Warrants providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Reverse Merger, Private Placements and Related Transactions.” The Class B Warrants are exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Class B Warrants is effective. Otherwise, the Class B Warrants are exercisable on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Class B Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of common stock underlying the Class B Warrants is declared effective, we will have the ability to call the Class B Warrants at a price of $0.01 per Class B Warrant, upon thirty (30) days prior written notice to the holders of the Class B Warrants, if the closing price of the common stock exceeded $4.08 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by us.

Warrant W-1, Warrant W-2, the Class A Warrants and the Class B Warrants (collectively, the “2007 Warrants”) provide that in no event shall the holder be entitled to exercise a number of 2007 Warrants (or portions thereof) in excess of the number of 2007 Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unexercised 2007 Warrants and the unexercised or unconverted portion of any of our other securities (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of common stock issuable upon exercise of the 2007 Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.9% of the outstanding shares of common stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the 2007 Warrants may be waived by written agreement between us and the holder; provided, however, such waiver may not be effective less than ninety-one (61) days from the date thereof.

If Warrant W-1, Warrant W-2, the Class A Warrants and the Class B Warrants (including warrants issued to finders and placement agents) were exercised for cash pursuant to their terms, we would receive $12,818,999 in proceeds, although there can be no assurance that any of these warrants will be exercised.

In connection with the October Offerings, as further described in “— Recent Developments — Reverse Merger, Private Placements and Related Transactions” above, we entered into Registration Rights Agreements pursuant to which we agreed to register the shares of common stock underlying Warrant W-1, Warrant W-2, the Class A Warrants and the Class B Warrants.  We also granted piggyback registration rights with respect to the shares underlying the warrants issued to finders and placement agents in connection with the October Offerings.

Issued in Connection with the June 2008 Note Offering

As amended on December 31, 2008, the June 2008 Warrants entitle the holders to purchase an aggregate of 225,000 shares of our common stock, at an exercise price of $1.63 per share. The June 2008 Warrants will expire five years after the date of issuance. The June 2008 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the June 2008 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of the June 2008 Warrants will not be entitled to exercise a number of June 2008 Warrants in excess of the number of June 2008 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver.  On December 31, 2009, in connection with the further amendment of the June 2008 Notes, we granted the June 2008 Noteholders additional three-year warrants to purchase an aggregate of 789,356 shares of our common stock, at an exercise price of $1.63 per share (the “Additional Noteholder Warrants”).  All of the other terms and conditions of these additional warrants are identical to the June 2008 Warrants.

In connection with the June 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $97,500, and granted warrants to purchase an aggregate of 45,000 shares of our common stock, the terms and conditions of which are identical to the those of the June 2008 Warrants, as amended.

If all of the June 2008 Warrants (including warrants issued to a placement agent) and Additional Noteholder Warrants were exercised for cash pursuant to their terms, we would receive $1,726,750 in proceeds, although there can be no assurance that any of these warrants will be exercised.

In addition, as of July 4, 2009, we issued warrants to purchase an additional 97,500 shares of our common stock to the placement agent in consideration for its services in connection with the amendment of the June 2008 Notes and June 2008 Warrants as of December 31, 2008. The terms and conditions of these additional warrants are identical to the those of the June 2008 Warrants, as amended, except that they will expire on December 31, 2011, and are exercisable either for cash, at an exercise price of $1.63 per share, or on a cashless basis. If all of these additional warrants were exercised for cash pursuant to their terms, we would receive $158,925 in proceeds, although there can be no assurance that any of these additional warrants will be exercised.

We have granted the holders of June 2008 Warrants (including warrants issued to a placement agent) and Additional Noteholder Warrants “piggyback” registration rights with respect to the shares underlying their warrants.

Warrants Issued in Connection with the November 2008 Note Offering

The November 2008 Warrants entitle the holder to purchase an aggregate of 50,000 shares of our common stock, at an exercise price of $2.61 per share. The November 2008 Warrants will expire three years after the date of issuance. The November 2008 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the November 2008 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of the November 2008 Warrants will not be entitled to exercise a number of November 2008 Warrants in excess of the number of November 2008 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver.  On November 10, 2009, in connection with the amendment of the November 2008 Notes, we granted the holder of the November 2008 Warrants additional three-year warrants to purchase 100,000 shares of our common stock, at an exercise price of $1.63 per share.  All of the other terms of these additional warrants are identical to the November 2008 Warrants.

In connection with the November 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $40,000, and granted warrants to purchase an aggregate of 25,000 shares of our common stock, the terms and conditions of which are identical to the those of the November 2008 Warrants.  In addition, as of November 10, 2009, we issued warrants to purchase an additional 120,000 shares of our common stock to the placement agent in consideration for, among other things, its services in connection with the amendment of the November 2008 Notes.  The terms and conditions of these additional warrants are identical to those of the November 2008 Warrants, except that they will expire on November 10, 2014, and are exercisable either for cash, at an exercise price of $1.63 per share, or on a cashless basis.

If all of the November 2008 Warrants (including the warrants issued to the placement agent in November 2008 and 2009) were exercised for cash pursuant to their terms, we would receive $551,350 in proceeds, although there can be no assurance that any of these November 2008 Warrants or placement agent warrants will be exercised.

We have granted the holders of November 2008 Warrants (and the holder of the placement agent warrants) “piggyback” registration rights with respect to the shares underlying their warrants.

Warrants Issued to an Advisor

On September 2, 2009 (the “Execution Date”), we issued an advisor five-year warrants to purchase 714,286 shares of our common stock (the “Advisor Warrants”), which are exercisable six (6) months after the Execution Date, at an exercise price of $1.68 per share, payable (i) in cash, or (ii) on a cashless basis; provided, however, that all of the Advisor Warrants will terminate if certain conditions are not met.  The number of shares of our common stock deliverable upon exercise of the Advisor Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of the Advisor Warrants will not be entitled to exercise a number of Advisor Warrants in excess of the number of Advisor Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver.

Warrants Issued in Connection with the December 2009 Note Offering

The December 2009 Warrants entitle the holders to purchase an aggregate of 536,809 shares of our common stock, at an exercise price of $1.63 per share.  The December 2009 Warrants will expire three years after the date of issuance. The December 2009 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the December 2009 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of December 2009 Warrants may not exercise a number of December 2009 Warrants in excess of the number of December 2009 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver. We have granted the holders of the December 2009 Warrants “piggyback” registration rights with respect to the shares underlying the December 2009 Warrants.

Promissory Notes

As amended on December 31, 2008, and further amended on December 31, 2009, the June 2008 Notes have an aggregate principal balance of $2,573,301, which bears interest at a rate of 10% until the June 2008 Notes become due and payable on December 31, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%. We may prepay the entire amount due under the June 2008 Notes at any time without penalty, upon 15 days prior written notice. Each holder of the June 2008 Notes has the right to be prepaid any amounts due under his, her or its June 2008 Note from the proceeds of any future offering we consummate resulting in gross proceeds of $4,500,000 or more. So long as we have any obligation under the June 2008 Notes, there are limitations on our ability to: (a) pay dividends or make other distributions on our capital stock; (b) redeem, repurchase or otherwise acquire any of our securities; (c) create, incur or assume any liability for borrowed money (except as is related to the completion of the construction of our new production facility); (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. It shall be deemed an “Event of Default” under each June 2008 Note if: (a) we fail to pay principal or interest when due on the June 2008 Note; (b) we breach any material covenant or other material term or condition contained in the June 2008 Note or securities purchase agreement entered into in connection with the June 2008 Note Offering (the “June Purchase Agreement”), and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty we made under the June 2008 Note or the June Purchase Agreement shall be false or misleading in any material respect; (d) we, or any subsidiary of ours, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against us, or any subsidiary of ours, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against us, or any subsidiary of ours, which are not dismissed within sixty (60) days; or (g) we fail to maintain the listing of our common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Amex Equities. Upon the occurrence of any Event of Default under a June 2008 Note, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the June 2008 Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the June 2008 Note or any other right or remedy afforded by law.  Our repayment of amounts due under the June 2008 Notes, as amended, is secured by a pledge of an aggregate of 3,157,425 shares of common stock of the Company beneficially owned by Yang Yong Shan, our Chairman, Chief Executive Officer and President.

As amended on November 10, 2009, the November 2008 Note has a principal balance of $500,000, and bears interest at a rate of 10% until it becomes due and payable on May 10, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%. We may prepay the entire amount due under the November 2008 Note at any time without penalty, upon 15 days prior written notice. The holder of the November 2008 Note has the right to be prepaid any amounts due under his November 2008 Note from the proceeds of any future offering we consummate resulting in gross proceeds of $6,500,000 or more. So long as we have any obligation under the November 2008 Note, there are limitations on our ability to: (a) pay dividends or make other distributions on our capital stock; (b) redeem, repurchase or otherwise acquire any of our securities; (c) sell, lease or otherwise dispose of any significant portion of its assets; (d) lend money, give credit or make advances; or (e) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. It shall be deemed an “Event of Default” under the November 2008 Note if: (a) we fail to pay principal or interest when due on the November 2008 Note; (b) we breach any material covenant or other material term or condition contained in the November 2008 Note or securities purchase agreement entered into in connection with the November 2008 Note Offering (the “November Purchase Agreement”), and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty we made under the November 2008 Note or the November Purchase Agreement shall be false or misleading in any material respect; (d) we, or any subsidiary of ours, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against us, or any subsidiary of ours, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against us, or any subsidiary of ours, which are not dismissed within sixty (60) days; or (g) we fail to maintain the listing of our common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Amex Equities. Upon the occurrence of any Event of Default under the November 2008 Note, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the November 2008 Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the Note or any other right or remedy afforded by law.

On November 30, 2009, we borrowed $1,750,000 from the Term Loan Lender in consideration for which we issued a non-negotiable promissory note, as further described in “— Recent Transactions — Term Loan” above. The interest rate on the Term Loan Note is ten (10%) percent per annum and is payable on maturity. The Term Loan Note has a stated maturity date of November 30, 2010.  Upon the maturity of the Term Loan Note, by acceleration or otherwise, interest on unpaid amounts shall thereafter be payable at the rate of twelve (12%) percent per annum (“Default Interest”), until the obligation is paid in full.  Any regular interest or Default Interest not paid when due under the Term Loan Note shall be added to the principal of the Term Loan Note.  We may from time-to-time prepay any amount due under the Term Loan Note, in whole or in part, without penalty.  The entire unpaid principal balance, together with accrued interest, shall become due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind upon the occurrence of an “Event of Default,” as defined in our Loan Agreement with the Term Loan Lender.

On December 24, 2009, we issued the December 2009 Notes, in the aggregate principal amount of $1,750,000, to the December 2009 Noteholders. The December 2009 Notes bear interest at a rate of 10% until due and payable on December 24, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 15%.  We may prepay the entire amount due under the December 2009 Notes at any time without penalty, upon 15 days prior written notice; provided, however, in such event the December 2009 Noteholers will be entitled to retain an amount of prepaid interest equal to the greater of (i) the amount accrued as of the prepayment date, and (ii) an aggregate of $105,000. The December 2009 Noteholders have the right to be prepaid any amounts due under the December 2009 Notes should we consummate certain additional offerings of equity or debt securities. So long as we have any obligation under the December 2009 Notes, there are limitations on our ability to: (a) pay dividends or make other distributions on our capital stock; (b) redeem, repurchase or otherwise acquire any of our securities; (c) create, incur or assume any liability for borrowed money; (d) sell, lease or otherwise dispose of any significant portion of our assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. The entire unpaid principal balance, together with accrued interest, shall become due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind upon the occurrence of an “Event of Default,” as defined in the December 2009 Notes.  Our repayment of amounts due under the December 2009 Notes is secured by a pledge of an aggregate of 5,883,329 shares of common stock of the Company beneficially owned by Yang Yong Shan, our Chairman, Chief Executive Officer and President.

Stock Options and Share Appreciation Rights

In March 2009, our board of directors adopted and our stockholders approved the 2009 Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. 1,500,000 shares of our common stock have been reserved for issuance under the 2009 Plan. The following paragraphs describe the principal terms of the 2009 Plan.

Types of Awards

We may grant the following types of awards under the 2009 Plan:

•	options to purchase shares of our common stock;

•	share appreciation rights, which entitle the grantee the right to common stock or cash compensation measured by the appreciation in the value of the shares;

•	dividend equivalent rights, which entitle the grantee to compensation equivalent to dividends paid with respect to common stock;

•
restricted shares, which are shares of common stock issued to the grantee that are subject to transfer restrictions, right of first refusal, repurchase, forfeiture, and other terms and conditions as established by our plan administrator;

•
restricted share units, which may be earned upon the passage of time or the attainment of performance criteria and which may be settled for cash, common stock or other securities, or a combination of cash, common stock or other securities as established by the plan administrator;

•
share payments, which may be (a) payments in the form of common stock; or (b) options or other rights to purchase common stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation; and

•	deferred shares, which are rights to receive a specified number of shares of common stock during specified time periods.

Plan Administration

Our compensation committee will serve as plan administrator for purposes of administering the 2009 Plan and determining the provisions and terms and conditions of each award grant.  If no compensation committee exists, the Plan shall be administered by our full board of directors.

Award Agreement

Awards granted under the 2009 Plan will be evidenced by an award agreement that sets forth the terms, conditions and limitations for each award.

Eligibility

We may grant awards to our employees, directors and consultants, including those of our subsidiaries.  However, we may grant options that are intended to qualify as incentive stock options (“ISOs”) only to our employees and employees of our subsidiaries.

Acceleration of Awards upon Corporate Transactions.

The outstanding awards will terminate and/or accelerate upon occurrence of certain significant corporate transactions, including amalgamations, consolidations, liquidations or dissolutions, sales of substantially all or all of our assets, reverse takeovers or acquisitions resulting in a change of control.  If the successor entity following one of these transactions assumes or replaces our outstanding awards under the 2009 Plan, such assumed or replaced awards will become fully vested and immediately exercisable and payable, and be released from repurchase or forfeiture rights immediately upon termination of the grantee’s continuous service to us if the grantee’s service is terminated by the successor entity without cause within twelve (12) months after the effective date of the transaction.  Furthermore, if the successor entity does not assume or replace our outstanding awards, each outstanding award will become fully vested and immediately exercisable and payable, and will be released from any repurchase or forfeiture rights immediately before the effective date of the corporate transaction, as long as the grantee’s continuous service with us is not terminated before this date.

Exercise Price and Term of Awards.

In general, the plan administrator will determine the exercise price of an option in the award agreement.  The exercise price may be a fixed price, or it may be a variable price related to the fair market value of our common shares.  If we grant an ISO to an employee, the exercise price may not be less than 100% of the fair market value of our common stock on the date of the grant, except that if the grantee, at the time of that grant, owns shares representing more than 10% of the voting power of all classes of the shares of our common stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of that grant.  If we grant a non-qualified share option to a grantee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of grant.

The term of each award under the 2009 Plan will be specified in the award agreement, but may not exceed ten years from the earlier of the adoption or the approval of the plan, unless sooner terminated.

Vesting Schedule.

In general, the plan administrator will determine, or the award agreement specify, the vesting schedule.

Equity Compensation Grants

As of the date hereof, we have made the following grants under the 2009 Plan:

On March 2, 2008, we issued an aggregate of 703,200 non-qualified, ten-year stock options to our executive officers and directors (the “March Options”). Each of the March Options has an exercise price of $0.42 per share, which was the closing price of our common stock on the OTCBB on March 2, 2009. 175,800 of the March Options vested on September 2, 2009.  An additional 175,800 of the March Options will vest on each of March 2, 2010, September 2, 2010 and March 2, 2011.  The exercise price of the March Options may be exercised on a “cashless” basis and are subject to such other provisions as are contained in the 2009 Plan.

On November 10, 2009, we granted non-qualified, ten-year stock options to purchase 380,000 shares of our common stock to one of our executive officers (the “November Options”). The November Options have an exercise price of $1.80 per share, which was the closing price of our common stock on the OTCBB on November 9, 2009.  The November Options will vest with respect to 25% of the underlying shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011. The November Options may be exercised on a “cashless” basis and are subject to such other provisions as are contained in the 2009 Plan.

On November 10, 2009, we also granted share appreciation rights (the “SARs”) with respect to 380,000 shares of our common stock to one of our executive officers. The SARs have an exercise price of $1.80 per share, which was the closing price of our common stock on the OTCBB on November 9, 2009. The SARs have a term of ten (10) years from the date of grant. The SARs will vest with respect to 25% of the underlying shares on each of May 10, 2010, November 10, 2010, May 10, 2011 and November 10, 2011. The SARs are subject to such other provisions as are contained in the 2009 Plan.

Indemnification of Directors and Officers

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify a Covered Person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by on in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Covered Person, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Chapter 78 also includes other provisions related to indemnification, including provisions that permit a corporation, in certain circumstances set forth in NRS Chapter 78, (i) to advance the expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding and (ii) obtain insurance or make other financial arrangements on behalf of a Covered Person.

NRS Chapter 78 also provides that any indemnification or advancement of expenses made pursuant to NRS Chapter 78 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, except that indemnification or the advancement of expenses, unless ordered by a court, may not be made to or on behalf of any director or officer if a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and (ii) was material to the cause of action.

Our Articles of Incorporation eliminate the personal liability of our directors and officers for damages for breach of fiduciary duty, except that such protection does not apply to acts or omissions involving intentional misconduct, fraud or knowing violation of the law or the payment of dividends in violation of NRS 78.300.

Our Bylaws permit us to indemnify our Covered Persons, advance expenses incurred by such persons and purchase and maintain insurance on behalf of such persons.  Our Bylaws further provide that the indemnification permitted under the Bylaws is not exclusive of any other indemnification granted under any provision of our Articles of Incorporation, our Bylaws or pursuant to any statute, agreement, vote of the stockholders or disinterested directors, or otherwise.

Trading Information

Our common stock is currently approved for quotation on the OTCBB maintained by FINRA under the symbol “EMDY.OB.”  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on New York Stock Exchange, NYSE Amex Equities or the Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Computershare, Inc., 350 Indiana Street, 8th Floor Golden, CO 80401.  We serve as warrant agent with respect to our outstanding warrants.

SELLING STOCKHOLDERS

We are registering this offering under the terms of registration rights agreements between us and the holders of certain of our securities. Such securities were issued by us in transactions that were exempt from the registration requirements of the Securities Act to persons reasonably believed by us to be "accredited investors" as defined in Regulation D under the Securities Act.

The selling stockholders acquired their securities in the following transactions:

The Tryant Shares

On August 30, 2007, our predecessor filer, Micro-Tech, issued 518,856 “restricted” shares of its Common Stock to Tryant, LLC (the “Tryant Shares”) in exchange for debt retirement in the amount of $12,971.  Following the issuance of the above shares, Tryant owned 643,856 shares of Micro-Tech’s Common Stock.  As of October 9, 2007, Tryant rescinded 230,645 of the Tryant Shares.  Micro-Tech reissued the 64,388 of the rescinded Tryant Shares to John V. Winfield in consideration for services.  Micro-Tech granted “piggyback registration rights” to Mr. Winfield with respect to these shares.  A more complete description of this transaction can be found in “Certain Relationships and Related Transactions - Issuance, Rescission and Reissuance of Tryant Shares” above.

The October 2007 Offerings

In October 2007, we sold 1,333,333 units of our securities to John V. Winfield, consisting of: (i) 1,333,333 shares of our common stock, (ii) Warrant W-1 to purchase 266,667 shares of our common stock, and (iii) Warrant W-2 to purchase 1,333,333 shares of our common stock, for an aggregate purchase price of $1,000,000. The rights and obligations under Warrant W-1 and Warrant W-2 are further described in “Description of Securities — Warrants” above.

In addition, in October 2007, we conducted a private offering of up to a maximum of $8,000,000 of units of our securities.  On October 9, 2007, we sold 2,061,227 units of our securities to certain “accredited investors” (the “Initial Purchasers”), consisting of (i) 2,061,227 shares of our common stock, (ii) 412,245 Class A Warrants, and (iii) 2,061,227 Class B Warrants, for an aggregate purchase price of $3,359,800. On October 19, 2007, we sold 2,846,746 units of our securities to additional “accredited investors” (the “Additional Purchasers”), consisting of (i) 2,846,746 shares of our common stock, (ii) 569,346 Class A Warrants, and (iii) 2,846,746 Class B Warrants, for an aggregate purchase price of $4,640,200.  The rights and obligations under the Class A Warrants and the Class B Warrants are further described in “Description of Securities — Warrants” above.

As of March 2, 2009, an aggregate of 183,457 of our Class A Warrants and 175,937 of our Class B Warrants were exercised in connection with our First Warrant Tender Offer, as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments – First Warrant Tender Offer” above.

On August 14, 2009, the warrant holders that participated in our Second Warrant Tender Offer,  as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Second Warrant Tender Offer” above exercised all of the 2,254,828 Amended Warrants they received in connection therewith, at an exercise price of $1.63 per share.

We entered into Registration Rights Agreements with Mr. Winfield, the Initial Purchasers and Additional Purchasers (the “October 2007 Investors”), pursuant to which we granted them certain registration rights as further described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Registration Rights and Liquidated Damages.”  Pursuant to the Registration Rights Agreements, we were required to pay liquidated damages to the Investors, if we failed to satisfy certain registration requirements.  In addition, the Registration Rights Agreements require that, if we fail to pay any partial liquidated damages in full within seven days after the date payable, we will pay interest thereon at a rate of 15% per annum, until such amounts, plus all such interest thereon, are paid in full.  As of October 5, 2009, we issued an aggregate of 775,833 shares in full payment of the liquidated damages and interest, as further described in “— Recent Developments — Reverse Merger, Private Placements and Related Transactions” above., for which we granted the October 2007 Investors “piggyback registration rights.”

In connection with the October Offerings, we engaged finders and placement agents to whom we paid fees in the aggregate of $700,452, and granted (i) warrants to purchase an aggregate of 106,667 shares of our common stock, at an exercise price of $0.94 per share, the terms and conditions of which are identical to the those of Warrant W-1, and (ii) warrants to purchase 392,639 shares of our common stock, at an exercise price of $2.04, the terms and conditions of which are identical to the those of the Class A Warrants. On March 2, 2009, the exercise prices of 235,583 of these warrants were reduced from $2.04 to $1.63, as partial consideration for services rendered in connection with a consulting agreement we entered into with one of these parties.  We granted the finders and placement agents “piggyback registration rights” with respect to the shares underlying their warrants.

The Note Offerings

In June 2008, we conducted a private offering of up to a maximum of (i) $3,000,000 of our 8% promissory notes (the “June 2008 Notes”) and (ii) warrants to purchase 300,000 shares of our common stock, at an exercise price of $2.61 per share (the “June 2008 Warrants”) (the “June 2008 Note Offering”). On June 12, 2008, one “accredited investor” purchased, for a purchase price of $1,500,000, a June 2008 Note in the principal amount of $1,500,000, and June 2008 Warrants to purchase 150,000 shares of our common stock. On June 20, 2008, an additional “accredited investor” purchased, for a purchase price of $750,000, a June 2008 Note in the principal amount of $750,000, and June 2008 Warrants to purchase 75,000 shares of our common stock. As of December 31, 2008, certain of the terms of the June 2008 Notes and June 2008 Warrants were amended.  The rights and obligations under the June 2008 Notes, as amended, are further described in “Description of Securities - Promissory Notes” above.  The rights and obligations under the June 2008 Warrants, as amended as of December 31, 2008, are further described in “Description of Securities — Warrants” above.

In connection with the June 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $97,500, and granted warrants to purchase an aggregate of 45,000 shares of our common stock, the terms and conditions of which are identical to the those of the June 2008 Warrants, as amended as of December 31, 2008.

In addition, as of July 4, 2009, we issued warrants to purchase an additional 97,500 shares of our common stock to the placement agent in consideration for its services in connection with the amendment of the June 2008 Notes and June 2008 Warrants as of December 31, 2008 (the “Additional PA Warrants”). The terms and conditions of these additional warrants are described in “Description of Securities — Warrants” above.

On November 10, 2008, we sold to one “accredited investor,” for a purchase price of $500,000, a 10% promissory note (the “November 2008 Note”) in the principal amount of $500,000, and warrants to purchase 50,000 shares of our common stock, at an exercise price of $2.61 per share (the “November 2008 Warrants”) (the “November 2008 Note Offering”).  The rights and obligations under the November 2008 Note are further described in “Description of Securities — Promissory Notes” above.  The rights and obligations under the November 2008 Warrants are further described in “Description of Securities — Warrants” above.

In connection with the November 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $40,000, and granted warrants to purchase an aggregate of 25,000 shares of our common stock, the terms and conditions of which are identical to the those of the November 2008 Warrants.

We granted the holders of June 2008 Warrants, as amended (including the warrants issued to a placement agent), Additional PA Warrants and November 2008 Warrants (including the warrants issued to a placement agent) “piggyback” registration rights with respect to the shares underlying their warrants.

SELLING STOCKHOLDER TABLE

As of the date hereof, we have 32,927,191 shares of common stock outstanding (not including an additional 1,944,444 currently held in treasury). The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.  The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of the date hereof, assuming exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years.

Except for WestPark Capital, Inc. and Legend Merchant Group, Inc., no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.  While WestPark Capital, Inc. and Legend Merchant Group are broker-dealers, they are not underwriters, since they obtained the securities being registered for resale as compensation for investment banking services.  A total of 88,334 warrants were due to WestPark Capital, Inc. as partial consideration for its services as a placement agent in connection with the Offering.  Of these warrants, 50,000 were issued to Mark I. Lev, 12,884 were issued to Gross Capital Investments LLC, and 10,000 were issued to Starobin Partners, Inc., each of whom are affiliates of WestPark Capital, Inc.  These persons are not underwriters since, at the time they obtained these securities, they had no agreements or understandings, directly or indirectly, with any party to distribute the securities and they acquired the shares to be offered and sold by them pursuant to this registration statement in the ordinary course of business.  In addition, an additional 403,083 warrants were due to Legend Merchant Group, Inc., a registered broker-dealer, as compensation for investing banking services.  Of these warrants, 140,500 were issued to Legend Merchant Group, Inc., and 14,300 were granted to Andrew Gallion, 18,850 were issued to Kevin Palmer, 31,850 were issued to Tiffany Palmer, 5,000 were issued to Gilad N. Ottensoser, 5,000 were issued to John H. Shaw III, 187,000 were issued to David W. Unsworth Jr., and 583 were issued to Suna Yalaz Angell, each of whom are affiliates of Legend Merchant Group, Inc. These persons are not underwriters since, at the time they obtained these securities, they had no agreements or understandings, directly or indirectly, with any party to distribute the securities and they acquired the shares to be offered and sold by them pursuant to this registration statement in the ordinary course of business.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Akiva Elessar Goren Trust	25,000	(2)	25,000	0	*

Reginald Allen	35,896	(3)	35,896	0	*

Andax LLC	25,000	(4)	25,000	0	*

Mohit Aron	26,810	(5)	26,810	0	*

Arthur M. Read, II, Esq LTD 401(k) u/a 10/5/06	46,810	(6)	46,810	0	*

Rocco J. Brescia Jr.	23,405	(7)	23,405	0	*

Scott Cacchione	82,240	(8)	82,240	0	*

Cherner Family Irrevocable Trust	20,559	(9)	20,559	0	*

DAJ LLC	250,000	(10)	250,000	0	*

Elvie N. Davis	20,559	(11)	20,559	0	*

William J. Del Biaggio	717,948	(12)	717,948	0	*

Devine Property, Ltd.	33,077	(13)	33,077	0	*

Aaron Dobrinsky and Cindy Dobrinsky	24,672	(14)	24,672	0	*

Francis J. Elenio	20,559	(15)	20,559	0	*

Henry G. Elkins, Jr. and Nancy P. Elkins	117,026		117,026	0	*

Farallon Capital Institutional Partners, L.P.	123,436	(16)	123,436	0	*

Farallon Capital Institutional Partners II, L.P.	21,282	(17)	21,282	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Farallon Capital Institutional Partners III, L.P.	12,769	(18)	12,769	0	*

Farallon Capital Offshore Investors II, L.P.	170,256	(19)	170,256	0	*

Farallon Capital Partners, L.P.	97,897	(20)	97,897	0	*

Abdallah Farrukh and Daad Farrukh	23,405		23,405	0	*

David Fass and Marion Fass	41,120	(21)	41,120	0	*

Bai Ye Feng	292,564	(22)	292,564	0	*

Ali Foughi	23,405	(23)	23,405	0	*

Andrew Gallion	14,300	(24)	14,300	0	*

Michael D. Gordon and Deborah Z. Gordon	35,108	(25)	35,108	0	*

Goren Brothers LP	300,000	(26)	300,000	0	*

Goren Cousins I LLC	200,000	(27)	200,000	0	*

Elisabeth J. Goren	100,000		100,000	0	*

James Goren	100,000		100,000	0	*

Nigel Gregg	41,120	(28)	41,120	0	*

Spencer B. Grimes	71,795	(29)	71,795	0	*

Irwin Gross and Linda Gross	41,120	(30)	41,120	0	*

Gross Capital Partners LLC	12,884	(31)	12,884	0	*

Josef Grunwald	358,974	(32)	358,974	0	*

Keith Guenther	225,563	(33)	125,563	100,000	*

Barry Honig	82,240	(34)	82,240	0	*

IRA FBO Michael Nimaroff	41,120	(35)	41,120	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Jacobson/Sorensen Revocable Trust	58,513	(36)	58,513	0	*

JAG Multi Investments LLC	2,395,156	(37)	1,671,333	723,823	*

David Kleinhandler	82,240	(38)	82,240	0	*

Mitchell Krieger	20,559	(39)	20,559	0	*

Brooke Kroeger	25,000		25,000	0	*

Adrienne Landau	20,559	(40)	20,559	0	*

Richard A. Lannon	29,256		29,256	0	*

Laurel Ridge Management	46,810	(41)	46,810	0	*

Legend Merchant Group, Inc.	417,000	(42)	97,000	320,000	*

Mark I. Lev	50,000	(43)	50,000	0	*

Hanka Lew	20,559	(44)	20,559	0	*

Alan Listhaus and Barbara Listhaus	20,559	(45)	20,559	0	*

Joseph Listhaus and Alan Listhaus	20,559	(46)	20,559	0	*

Arthur Luxemberg	82,240	(47)	82,240	0	*

Alastair McEwan	23,405	(48)	23,405	0	*

Bernard Mermelstein	82,240	(49)	82,240	0	*

Michael P. Sheinson Trust	287,179	(50)	287,179	0	*

Milton H. Dresner Rev Trust U/A DTD 10/22/76	125,000	(51)	125,000	0	*

Stuart Michael	20,559	(52)	20,559	0	*

MidSouth Investor Fund LP	702,154	(53)	702,154	0	*

Patrick C. Mobouck	46,810	(54)	46,810	0	*

Gilad N. Ottensoser	5,000	(55)	5,000	0	*

Kevin Palmer	18,850	(56)	18,850	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Tiffany Palmer	31,850	(57)	31,850	0	*

Anastasia Panagiotou	21,537	(58)	21,537	0	*

Eleni Panagiotou	14,359	(59)	14,359	0	*

Phoenix Capital Worldwide II, L.P.	139,808	(60)	139,808	0	*

Premier Partners Investments, LLP	87,679	(61)	87,679	0	*

Gilbert D. Raker	41,120	(62)	41,120	0	*

Nancy L. Raker	10,281	(63)	10,281	0	*

Todd D. Raker	5,337		5,337	0	*

RFJM Partners LLC	54,291	(64)	54,291	0	*

Jeffrey Schnapper	41,120	(65)	41,120	0	*

Jeanine Schreiber	10,281	(66)	10,281	0	*

Christopher Semler	58,513	(67)	58,513	0	*

Rasesh Shah	11,703	(68)	11,703	0	*

John H. Shaw III	5,000	(69)	5,000	0	*

David Sinclair	41,120	(70)	41,120	0	*

Sivan Lilu Goren Trust	25,000	(71)	25,000	0	*

Robin Smith	41,120	(72)	41,120	0	*

Starobin Partners, Inc.	10,000	(73)	10,000	0	*

David Steinberger	11,703	(74)	11,703	0	*

Harry Steinmetz	61,795	(75)	61,795	0	*

Theodore H. Swindells	215,327	(76)	215,327	0	*

Frances Tedesco and Joseph Tedesco	20,559	(77)	20,559	0	*

The Schreiber Family Trust Dated 02/08/95	26,729	(78)	26,729	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Thimos LLC	315,969	(79)	315,969	0	*

Frederick G. Tobin	29,256		29,256	0	*

Trust FBO Eliel Dax Goren	25,000	(80)	25,000	0	*

Constantine Tsamasfyros	143,590	(81)	143,590	0	*

David W. Unsworth Jr.	280,500	(82)	280,500	0	*

Steve Vago	41,120	(83)	41,120	0	*

David M. Weinberg	30,840	(84)	30,840	0	*

WestPark Capital, Inc.	15,460	(85)	15,460	0	*

David G. Whitenack	11,703	(86)	11,703	0	*

John V. Winfield	3,786,850	(87)	3,248,100	538,750	*

Kevin Chih-Heng Wu	58,513	(88)	58,513	0	*

Suna Yalaz Angell	583	(89)	583	0	*

Krishna Yarlagadda	46,810	(90)	46,810	0	*

Total Shares Registered for Selling Stockholders:			12,589,979
_________________________________

* Less than one percent

(1)  Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of our common stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.

(2)  Andrea Goren and Mitch Bredefeld are the Trustees of Akiva Elessar Goren Trust, and have shared voting and investment power over the shares owned thereby.  Mr. Goren and Mr. Bredefeld disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(3)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Allen.

(4)  Andrea Goren is the Managing Member of Andax LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)  Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Aron.

(6)  Arthur Reade is the Trustee of Arthur M. Read, II, Esq LTD 401(k) u/a 10/5/06, and has sole voting and investment power over the shares owned thereby.  Mr. Reade disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)  Includes 8,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Brescia.

(8)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Cacchione.

(9)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Cherner Family Irrevocable Trust.  Stephen Cherner is the Trustee of Cherner Family Irrevocable Trust, and has sole voting and investment power over the shares owned thereby.  Mr. Cherner disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(10)  James Goren is the Managing Member of DAJ LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(11)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Davis.

(12)  Includes 368,098 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Del Biaggio.

(13)  Includes 22,086 shares of common stock issuable upon exercise of currently exercisable warrants held by Devine Property, Ltd.  Melvyn L. Lieberman is the Director of Devine Property, Ltd., and has sole voting and investment power over the shares owned thereby.  Mr. Lieberman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(14)  Includes 22,086 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Dobrinsky and Ms. Dobrinsky.

(15)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Elenio.

(16)  Includes 72,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners, L.P.  Monica Landry is the Managing Member of Farallon Capital Institutional Partners, L.P., and has sole voting and investment power over the shares owned thereby.  Ms. Landry disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(17)  Includes 12,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners II, L.P.  Monica Landry is the Managing Member of Farallon Capital Institutional Partners II, L.P., and has sole voting and investment power over the shares owned thereby.  Ms. Landry disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(18)  Includes 7,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners III, L.P.  Monica Landry is the Managing Member of Farallon Capital Institutional Partners III, L.P., and has sole voting and investment power over the shares owned thereby.  Ms. Landry disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(19)  Includes 100,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Offshore Investors II, L.P. Monica Landry is the Managing Member of Farallon Capital Offshore Investors II, L.P., and has sole voting and investment power over the shares owned thereby.  Ms. Landry disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(20)  Includes 57,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Partners, L.P. Monica Landry is the Managing Member of Farallon Capital Partners, L.P., and has sole voting and investment power over the shares owned thereby.  Ms. Landry disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(21)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Fass and Ms. Fass.

(22)  Includes 150,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Feng.

(23)  Includes 8,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Foughi.

(24)  Consists of 14,300 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Gallion.

(25)  Includes 8,000 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Gordon and Ms. Gordon.

(26)  James Goren is General Partner of Goren Brothers LP, and has sole voting and investment power over the shares owned by thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(27)  James Goren is Manager of Goren Cousins I LLC, and has sole voting and investment power over the shares owned by thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

 (28)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Gregg.

(29)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Grimes.

(30)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Gross and Ms. Gross.

(31)  Consists of 12,884 shares of common stock issuable upon exercise of currently exercisable warrants held by Gross Capital Partners LLC.  Irv Gross is the Managing Member of Gross Capital Partners LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(32)  Includes 184,049 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Grunwald.

(33)  Includes 150,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Guenther.

(34)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Honig

(35)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by IRA FBO Michael Nimaroff.  Michael Nimaroff  has sole voting and investment power over the shares owned thereby.  Mr. Nimaroff disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(36)  Includes 30,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Jacobson/Sorensen Revocable Trust.  Michael Jacobson and Trine Sorensen are the Trustees of Jacobson/Sorensen Revocable Trust, and has shared voting and investment power over the shares owned thereby.  Mr. Jacobson and Ms. Sorensen disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(37)  Includes 676,506 shares of common stock issuable upon exercise of currently exercisable warrants held by JAG Multi Investments LLC.  Alexander M. Goren is the Manager of JAG Multi Investments LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(38)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Kleinhandler.

(39)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Krieger.

(40)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Landau.

(41)  W. Russell G. Byers Jr. is the President of Laurel Ridge Management, and has sole voting and investment power over the shares owned thereby.  Mr. Byers disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(42)  Includes 202,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Legend Merchant Group, Inc.  David W. Unsworth Jr. is the President of Legend Merchant Group, Inc., and has sole voting and investment power over the shares owned thereby.  Mr. Unsworth disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(43)  Consists of 50,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Lev.

(44)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Lew.

(45)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Listhaus and Ms. Listhaus.

(46)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. J. Listhaus and Mr. A. Listhaus.

(47)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Luxemberg.

(48)  Includes 12,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. McEwan.

(49)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Mermelstein.

(50)  Includes 147,239 shares of common stock issuable upon exercise of currently exercisable warrants held by Michael P. Sheinson Trust. Michael P. Sheinson is the Trustee of Michael P. Sheinson Trust, and has sole voting and investment power over the shares owned thereby.  Mr. Sheinson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(51)  Milton H. Dresner is the Trustee of Milton H. Dresner Rev Trust U/A DTD 10/22/76, and has sole voting and investment power over the shares owned thereby.  Mr. Dresner disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(52)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Michael.

(53)  Lyman D. Heidtke is the General Partner of MidSouth Investor Fund LP, and has sole voting and investment power over the shares owned thereby.  Mr. Heidtke disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(54)  Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Mobouck.

(55)  Consists of 5,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Ottensoser.

(56)  Consists of 18,850 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Palmer.

(57)  Consists of 31,850 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Palmer.

(58)  Includes 11,042 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. A. Panagiotou.

(59)  Includes 7,362 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. E. Panagiotou.

(60)  Includes 125,153 shares of common stock issuable upon exercise of currently exercisable warrants held by Phoenix Capital Worldwide II, L.P.  Joseph L. Tedesco is the General Partner of Phoenix Capital Worldwide II, L.P., and has sole voting and investment power over the shares owned thereby.  Mr. Tedesco disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(61)  Includes 55,214 shares of common stock issuable upon exercise of currently exercisable warrants held by Premier Partners Investments, LLP.  Irwin Gross is the Manager of Premier Partners Investments, LLP, and has sole voting and investment power over the shares owned thereby.  Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(62)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Raker.

(63)  Includes 9,203 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Raker.

(64)  Includes 48,600 shares of common stock issuable upon exercise of currently exercisable warrants held by RFJM Partners LLC.  Jeffrey Markowitz is the Managing Member of RFJM Partners LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Markowitz disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(65)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Schnapper.

(66)  Includes 9,203 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Schreiber.

(67)  Includes 30,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Semler.

(68)  Includes 20 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Shah.

(69)  Consists of 5,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Shaw.

(70)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Sinclair.

(71)  Andrea Goren and Mitch Bredefeld are the Trustees of Siva Lilu Goren Trust, and have shared voting and investment power over the shares owned thereby.  Mr. Goren and Mr. Bredefeld disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(72)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Smith.

(73)  Consists of 10,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Starobin Partners, Inc.  Mark I. Lev is the President of Starobin Partners, Inc., and has sole voting and investment power over the shares owned thereby.  Mr. Lev disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(74)  Includes 6,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Steinberger.

(75)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Steinmetz.

(76)  Includes 110,400 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Swindells.

(77)  Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Tedesco and Ms. Tedesco.

(78)  Includes 23,927 shares of common stock issuable upon exercise of currently exercisable warrants held by The Schreiber Family Trust Dated 02/08/95.  Daniel J. Schreiber is the Trustee of The Schreiber Family Trust Dated 02/08/95, and has sole voting and investment power over the shares owned thereby.  Mr. Schreiber disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(79)  Includes 162,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Thimos LLC.  Martin Monty is the Partner of Thimos LLC, and has sole voting and investment power over the shares owned thereby.  Mr. Monty disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(80)  Andrea Goren and Mitch Bredefeld are the Trustees of Trust FBO Eliel Dax Goren, and have shares voting and investment power over the shares owned thereby.  Mr. Goren and Mr. Bredefeld disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(81)  Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Tsamasfyros.

(82)  Consists of 245,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Unsworth.

(83)  Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Vago.

(84)  Includes 27,607 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Weinberg.

(85)  Consists of 15,460 shares of common stock issuable upon exercise of currently exercisable warrants held by WestPark Capital, Inc.  Tony Pinsopolous is the President of WestPark Capital, Inc., and has sole voting and investment power over the shares owned thereby.  Mr. Pinsopolus disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(86)  Includes 2,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Whitenack.

(87)  Includes 1,586,171 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Winfield.  An aggregate of 527,058 of the offered shares are subject to certain agreements Mr. Winfield has with us that at no time will he beneficially own more than 9.9% of our outstanding common stock.

(88)  Includes 20,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Wu.

(89)  Consists of 583 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Yalaz-Angell.

(90)  Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Yarlagadda.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Snell & Wilmer LLP, Hughes Center, 3883 Howard Hughes Parkway, Suite 1100, Las Vegas, Nevada, will opine upon the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Emerald Dairy Inc. as of and for the years ended December 31, 2008 and 2007 appearing in this prospectus have been audited by Windes & McClaughry Accountancy Corporation, Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Effective as of November 19, 2007, we dismissed Mantyla McReynolds, LLC as our independent accountants.  Mantyla McReynolds, LLC had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Mantyla McReynolds, LLC is that, following our consummation of the Reverse Merger on October 9, 2007 (a) the former stockholders of AIDH owned a majority of the outstanding shares of our common stock, and (b) our primary business became the business previously conducted by AIDH. The independent registered public accountant of AIDH was the firm of Murrell, Hall, McIntosh & Co., PLLP.  At the time, we believed that it was in our best interest to have Murrell, Hall, McIntosh & Co., PLLP continue to work with our business, and we therefore retained Murrell, Hall, McIntosh & Co., PLLP as our independent registered accounting firm, effective as of November 19, 2007.  The decision to change accountants was approved by our Board of Directors on November 19, 2007.

The report of Mantyla McReynolds, LLC on our December 31, 2006 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2005 and 2006, and through the date of dismissal on November 19, 2007, there were no disagreements with Mantyla McReynolds, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mantyla McReynolds, LLC, would have caused it to make reference to the matter in connection with its reports.

A copy of Mantyla McReynolds, LLC’s letter to the SEC is included as Exhibit 16.1 hereto.

As of November 19, 2007, Murrell, Hall, McIntosh & Co., PLLP was engaged as our new independent registered public accountants.  During our two prior fiscal years, and the subsequent interim periods through August 9, 2007 (the date of engagement of Murrell, Hall, McIntosh & Co., PLLP), we did not consult Murrell, Hall, McIntosh & Co., PLLP regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Effective as of January 25, 2008, we dismissed Murrell, Hall, McIntosh & Co., PLLP as our independent registered public accounting firm.  The decision to change accountants was approved by our Board of Directors as of January 14, 2008.

Prior to its dismissal, Murrell, Hall, McIntosh & Co., PLLP had neither audited any of our consolidated financial statements, nor reviewed any of our unaudited interim reports, having replaced its previous independent registered public accounting firm, Mantyla McReynolds, LLC, on November 19, 2007.

Murrell, Hall, McIntosh & Co., PLLP had previously served as independent registered public accounting firm for AIDH, which became a wholly-owned subsidiary of ours in a Reverse Merger transaction consummated on October 9, 2007.  In connection with their services in this capacity, Murrell, Hall, McIntosh & Co., PLLP had:

•	audited AIDH’s financial statements for the fiscal years ended December 31, 2006 and 2005, incorporated into the Form 8-K we filed on October 15, 2007;

•	reviewed AIDH’s unaudited financial statements for the six months ended June 30, 2007 and 2006, incorporated into the Form 8-K we filed on October 15, 2007; and

•	reviewed AIDH’s unaudited financial statements for the nine months ended September 30, 2007 and 2006, incorporated into the Form 8-K we filed on November 19, 2007.

From the date of Murrell, Hall, McIntosh & Co., PLLP’s engagement, through the date of dismissal, there were no disagreements with Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP, would have caused it to make reference to the matter in connection with its reports.  In addition, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

A copy of Murrell, Hall, McIntosh & Co., PLLP’s letter to the SEC is included as Exhibit 16.2 hereto.

As of January 25, 2008, Windes & McClaughry Accountancy Corporation was engaged as our new independent registered public accountants. During our two prior fiscal years, and the subsequent interim period through January 25, 2008 (the date of engagement of Windes & McClaughry Accountancy Corporation), we did not consult Windes & McClaughry Accountancy Corporation regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS

Page

September 30, 2009 Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2009 (Unaudited) and December 31, 2008	F-2

Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2009 and 2008 (Unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008 (Unaudited)	F-4

Notes to Condensed Consolidated Financial Statements (Unaudited)	F-5 - F-25

December 31, 2008 Financial Statements

Report of Windes & McClaughry Accountancy Corporation	F-26

Consolidated Balance Sheet as of December 31, 2008 and 2007	F-27

Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007	F-28

Consolidated Statements of Stockholders’ Equity and Accumulated Other Comprehensive Income for the Years Ended December 31, 2008 and 2007	F-29

Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	F-30

Notes to Consolidated Financial Statements	F-31 - F-60

Emerald Dairy Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
September 30, 2009 and December 31, 2008

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash and cash equivalents	$9,681,007	$7,343,588
Trade accounts receivable,net	6,702,521	6,146,228
Inventory, net	1,719,833	883,233
Other current assets	4,194,359	4,337,332
Total current assets	22,297,720	18,710,381

Property, plant and equipment
Property, plant and equipment, net	5,743,716	6,101,566
Contruction in progress	7,009,886	2,482,339
	12,753,602	8,583,905

Intangible assets, net	1,351,110	1,380,089

	$36,402,432	$28,674,375

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$4,224,772	$4,651,947
Notes payable, net of debt discount of $21,972 and $87,888 at
September 30, 2009 and December 31, 2008, respectively	2,728,028	2,662,112
Other current liabilites	414,561	728,859
Loan from shareholder	210,164	210,265
Total current liabilities	7,577,525	8,253,183

Commitments and Contingencies (Note 21)

Stockholders' Equity
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2009 and December 31, 2008)	-	-
Common stock ($0.001 par value, 100,000,000 shares authorized, 33,895,802 and 31,243,776 issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	33,896	31,244
Treasury Stock (1,944,444 shares at Septmeber 30, 2009 and December 31, 2008, respectively)	(1,944)	(1,944)
Additional paid-in capital	12,936,917	8,225,922
Retained earnings (of which $1,834,742 and $1,314,861 are restricted at September 30, 2009 and December 31, 2008, respectively, for common welfare reserves)	13,806,869	10,106,402
Accumulated other comprehensive income	2,049,169	2,059,568
Total stockholders' equity	28,824,907	20,421,192

	$36,402,432	$28,674,375

The accompanying notes are an integral part of these condensed consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Condensed Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2009 and 2008

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Sales	$10,158,004	$11,221,019	$31,261,491	$32,560,256

Cost of Goods Sold	5,569,598	6,552,835	17,057,583	19,845,232

Gross Profit	4,588,406	4,668,184	14,203,908	12,715,024

Operating Expenses
Selling expenses and adminstrative expenses	3,348,522	3,319,484	9,448,920	10,283,634
Depreciation and amortization	43,595	41,905	130,107	72,336
Total operating expenses	3,392,117	3,361,389	9,579,027	10,355,970

Other Income (Expense)
Interest income	1,277	2,455	4,421	12,061
Interest expense	(67,887)	(231,517)	(67,887)	(274,923)
Total other income (expense)	(66,610)	(229,062)	(63,466)	(262,862)

Net Income Before Provision for Income Tax	1,129,679	1,077,733	4,561,415	2,096,192

Provision for Income Taxes
Current	245,054	269,666	860,948	586,957
	245,054	269,666	860,948	586,957

Net Income	$884,625	$808,067	$3,700,467	$1,509,235

Basic Earnings Per Share	$0.03	$0.03	$0.12	$0.05

Basic Weighted Average Shares Outstanding	30,844,547	29,299,332	29,979,356	29,299,332

Diluted Earnings Per Share	$0.03	$0.03	$0.12	$0.05

Diluted Weighted Average Shares Outstanding	31,631,381	29,563,708	30,429,024	29,563,708

The Components of Other Comprehensive Income
Net Income	$884,625	$808,067	$3,700,467	$1,509,235
Foreign currency translation adjustment	24,487	259,312	(14,933)	1,634,624
Income tax related to other comprehensive income	(8,326)	(88,166)	5,077	(555,772)

Comprehensive Income	$900,786	$979,213	$3,690,611	$2,588,087

The accompanying notes are an integral part of these condensed consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2009 and 2008

	2009	2008

Cash flows from operating activities
Net Income	$3,700,467	$1,509,235
Adjustments to reconcile net cash provided by operating activities
Depreciation and amortization	400,227	309,749
Amortization of loan discount	65,916	114,683
Capitalized interest	(351,071)	-
Stock issued for services	33,475	-
Warrants modified for services	3,975	-
Warrants issued for loan costs	117,155	-
Incentive stock options	125,452	-
Net change in assets and liabilities
Trade accounts receivable	(559,266)	(1,290,662)
Inventory	(837,027)	(251,318)
Other current assets	140,875	2,480,834
Accounts payable and accrued expenses	(424,925)	1,876,980
Other current liabilities	(313,945)	206,295

Net cash provided by operating activities	2,101,308	4,955,796

Cash flows from investing activities
Deposit on equipment purchase	-	(3,699,058)
Purchases of fixed assets and intangibles including construction in progress	(4,194,717)	(6,489,860)

Net cash used in investing activities	(4,194,717)	(10,188,918)

Cash flows from financing activities
	-	-
Exercise of warrants	4,433,590	-
Repayments of notes payable	-	(290,918)
Advances on notes payable	-	2,250,000

Net cash provided by financing activities	4,433,590	1,959,082

Effect of exchange rate	(2,762)	461,855

Net increase in cash	2,337,419	(2,812,185)

Cash and cash equivalents at beginning of period	7,343,588	6,560,931

Cash and cash equivalents at end of period	$9,681,007	$3,748,746

The accompanying notes are an integral part of these condensed consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

1.	Description of Business

Emerald Dairy, Inc. (the “Company”), a Nevada corporation, is a producer of milk powder, rice powder and soybean milk powder in the People’s Republic of China (“PRC”) through its wholly owned subsidiaries.

The Company’s wholly owned subsidiary, American International Dairy Holdings, Inc. (“AIDH”), a Nevada corporation, was formed in 2005 for the purpose of acquiring the stock in Heilongjiang Xing An Ling Dairy, Co. (“XAL”), a corporation formed on September 8, 2003 in Heilongjiang Providence, pursuant to the laws of the PRC. On May 30, 2005, AIDH acquired  XAL, pursuant to a Share Transfer Agreement. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

XAL is a dairy company engaged in manufacturing of milk powder, soybean powder and rice powder. Through the Company’s network of over 800 salespeople, the Company’s products are distributed throughout 20 provinces in the PRC, and sold in over 5,800 retail outlets.

Prior to September 23, 2006, XAL owned 57.69% of Heilongjiang Be’ian Nongken Changxing LvBao Dairy Limited Liability Company (“LvBao”), with the remaining balance being held by the Company’s sole shareholder. On September 23, 2006, the remaining 42.31% ownership in LvBao was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes. LvBao was formed on January 20, 2000 and is engaged in manufacturing and sales of dairy products.

On May 22, 2008, the Company formed a new wholly-owned subsidiary, Hailun Xinganling Dairy Co., Ltd. (“HXD”), pursuant to the laws of the PRC. In July 2008, HXD commenced construction of a production facility in Hailun City, Heilongjiang Province, PRC. It is expected that the construction and equipping of this new facility will be completed in the fourth fiscal quarter of 2009. Upon completion, it is anticipated that HXD will engage in the manufacture of the Company's milk powder, soybean powder and rice powder products at this new facility.

2.	Basis of Preparation of Financial Statements

XAL, LvBao and HXD maintain their books and accounting records in Renminbi (“RMB”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America (“U.S.”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements and related notes. The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto for the year ended December 31, 2008, which are included in the Company’s Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (“SEC”) on April 9, 2009.

In June 2009 the Financial Accounting Standards Board (“FASB”) established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP. Rules and interpretive releases of the SEC issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact the Company’s financial statements. The ASC does change the way the guidance is organized and presented.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the balance sheets of the Company and its subsidiaries as of September 30, 2009, the results of their operations for the three and nine months ended September 30, 2009 and 2008, and their cash flows for the nine months ended September 30, 2009 and 2008.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

3.	Summary of Significant Accounting Policies

The results of operations for the nine months ended September 30, 2009 and 2008 are not necessarily indicative of the results to be expected for the entire year.

The financial statements have been prepared in order to present the consolidated financial position and consolidated results of operations in accordance with GAAP and are expressed in terms of U.S. dollars (see paragraph “Foreign Currency” below).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, XAL,

LvBao and HXD. All inter-company transactions and balances have been eliminated in consolidation.

Use of estimates - The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates and assumptions by management include, among others, values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory, deferred tax assets, property, plant and equipment, reserve for employee benefit obligations, stock warrant valuation, income tax uncertainties and other uncertainties. Actual results may differ from these estimates.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and cash equivalents - Cash and cash equivalents represent cash on hand, demand deposits and all highly liquid investments placed with banks or other financial institutions with original maturities of three months or less. Substantially all of the Company’s cash is held in bank accounts in the PRC and is not protected by the Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. As of September 30, 2009, $126,823 of the Company’s cash balances held in U.S. balances are in excess of insured amounts. Given the current economic environment and risks in the banking industry, there is a risk that the deposits may not be readily available or covered by such insurance.

Accounts receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and PRC economic data. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At September 30, 2009 and December 31, 2008, there were no allowances for doubtful accounts based on the review of the above factors. There were no write-off’s for the three and nine months ended September 30, 2009 and 2008. The Company does not have any off-balance sheet credit exposure related to its customers.

Construction-in-Progress - Plant and production lines currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets, at which time depreciation will commence. As of September 30, 2009, the Company has incurred and capitalized into construction-in-progress $6,568,948 of construction costs from the construction contract and $440,938 of capitalized interest for a balance of $7,009,886.  The estimated cost to be incurred in 2009 to complete the project is approximately $1,868,145.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

3.	Summary of Significant Accounting Policies (Continued)

Capitalized Interest – The Company’s policy is to capitalize interest costs on debt during the construction of major projects exceeding one year.  A reconciliation of total interest cost to interest expense as reported in the consolidated statements of income for three months ended September 30, 2009 and 2008 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Interest cost capitalized	$130,343	$—	$351,070	$—
Interest cost charged to income	67,887	231,517	67,877	274,923
	$198,230	$231,517	$418,947	$274,923

Foreign Currency - The Company’s principal country of operations is the PRC. The financial position and results of operations of the Company are determined using RMB as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into U.S. dollars are dealt with as a separate component within stockholders’ equity. Translation adjustments net of tax totaled $16,161 and $171,146, for the three months ended September 30, 2009 and 2008, respectively and ($9,856) and $1,078,852 for the nine months ended September 30, 2009 and 2008, respectively.

As of September 30, 2009 and 2008, the exchange rate was 6.8263 RMB and 6.8485 RMB per U.S. Dollar, respectively.

Revenue recognition - The Company recognizes revenues in accordance with the guidelines of the SEC Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.  Revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

As of September 30, 2009, the Company has no sales or contracts that included multiple deliverables that would fall under accounting guidance.

Earnings per share - Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common shares outstanding during the period. The FASB ASC Topic 260, “Earnings Per Share,” requires the Company to include additional shares in the computation of earnings per share, assuming dilution. Diluted net earnings per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method, consisting of shares that might be issued upon exercise of common stock warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

3.	Summary of Significant Accounting Policies (Continued)

The Company accounts for income tax under accounting guidance that requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company does not have any long-term deferred tax assets or liabilities in the PRC that will exist once the tax holiday (See Note 10) expires. The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

The Company does not accrue U.S. income tax on unremitted earnings from foreign operations, as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

The Company is subject to income taxes in the U.S. and the PRC. Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the Company’s provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not.

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 due to its classification as a “Wholly Foreign Owned Enterprise.” On March 16, 2007, the PRC enacted a new Enterprise Income Tax Law for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to stay in place through 2012, with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption ended on January 10, 2008, at which time XAL qualified under the current tax structure for a 50% reduction in the statutory enterprise income tax rates for an additional three years.

Freestanding Financial Instruments with Characteristics of Both Liabilities and Equity - The Company accounts for financial instruments as a liability if it embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets. Freestanding financial instruments are financial instruments that are entered into separately and apart from any of the entity's other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable. The liability recorded is the per share price to be paid and is offset to equity.

Stock Based Compensation – The Company has adopted accounting guidance which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award.

Fair value of financial instruments - The Company applies the provisions accounting guidance that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value.  The accounting guidance defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of  September 30, 2009 and December 31, 2008 the fair value of cash, accounts receivable, other receivables, accounts payable, commercial notes payable, and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices, or interest rates, which fluctuate with market rates.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

3.	Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

Effective April 1, 2009, the FASB ASC Topic 825, “Financial Instruments,” requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.

The FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s financial instruments. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of financial instruments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at September 30, 2009.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Recently Enacted Accounting Standards

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-08, Earnings per Share, ASU No. 2009-12 (ASC Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share, and various other ASU's No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company, or their effect on the financial statements would not have been significant.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

4.	Concentrations of Business and Credit Risk

The Company conducts all of its primary trade in the PRC.  There can be no assurance that the Company will be able to successfully conduct its trade, and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependant on foreign trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. As of September 30, 2009 $126,823 of the cash balances held in the U.S. are in excess of insured amounts.

Milk powder historically represents 75% to 95% of the Company’s total sales. Dairy product consumption in the PRC has historically been lower than in many other countries in the world. Growing interest in milk products in the PRC is a relatively recent phenomenon which makes the market for the Company’s products less predictable.  Consumers may lose interest in the products.  As a result, achieving and maintaining market acceptance for the Company’s products will require substantial marketing efforts and the expenditure of significant funds to encourage dairy consumption in general, and the purchase of the Company’s products in particular.  There is substantial risk that the market may not accept or be receptive to the Company’s products.  Market acceptance of the Company’s current and proposed products will depend, in large part, upon its ability to inform potential customers that the distinctive characteristics of the Company’s products make them superior to competitive products and justify their pricing.  The Company’s current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products.  Lack of market acceptance would limit the Company’s revenues and profitability.

The Company operates in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and RMB.

In mid-2008, a number of milk powder products produced within the PRC were found to contain unsafe levels of tripolycyanamide, also known as melamine, sickening thousands of infants. This prompted the PRC’s government to conduct a nationwide investigation into how the milk powder was contaminated, and caused a worldwide recall of certain milk powder products produced within the PRC. On September 16, 2008, the PRC’s Administration of Quality Supervision, Inspection and Quarantine (“AQSIQ”) revealed that it had tested samples from 175 dairy manufacturers, and published a list of 22 companies whose products contained melamine. The Company passed the emergency inspection and were not included on AQSIQ’s list. Although the Company believes that the inevitable contraction in the PRC’s milk powder industry caused by this crisis will lead to increased demand for its products, the Company can’t be certain that the illnesses caused by contamination in the milk powder industry, whether or not related to the Company’s products, won’t lead to decreased demand for milk powder products produced within the PRC, thereby having a material adverse effect on its business.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in the PRC. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the three and nine months ended September 30, 2009 and 2008, no single customer accounted for 10% or more of the Company’s sales revenues.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

4.	Concentrations of Business and Credit Risk (Continued)

As of September 30, 2009 and December 31, 2008, the Company had no insurance coverage of any kind. Accrual for losses is not recognized by the Company until such time as an uninsured loss has occurred.

Payments of dividends may be subject to some restrictions due to the fact that the operating activities are conducted in subsidiaries residing in the PRC.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

5.	Inventory

As of September 30, 2009 and December 31, 2008, inventory consists of the following:

	2009	2008
Raw materials	$1,094,471	$557,128
Work-in-process	546,613	299,931
Finished goods	69,906	17,305
Repair parts	8,843	8,869
	$1,719,833	$883,233

6.	Other Current Assets

As of September 30, 2009 and December 31, 2008, other current assets consist of the following:

	2009	2008
Advances to milk suppliers	$332,783	$388,406
Advances to equipment supplier	3,711,088	3,712,883
Advances to staff	25,960	76,712
Deposit on contract	82,036	74,614
Prepaid expenses	42,492	84,717
	$4,194,359	$4,337,332

7.	Property, Plant, and Equipment

As of September 30, 2009 and December 31, 2008, property, plant, and equipment consist of the following:

	2009	2008
Building	$3,703,182	$3,704,971
Plant and Machinery	2,971,446	2,972,883
Motor vehicles	526,651	526,906
Dairy cows	250,657	242,102
Office equipment	68,401	59,739
	7,520,337	7,506,601
Less: Accumulated depreciation	(1,776,621)	(1,405,035)
	$5,743,716	$6,101,566

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

7.	Property, Plant, and Equipment (Continued)

Depreciation expenses totaled $124,421 and $371,939 for the three and nine months ended September 30, 2009, respectively, and $106,862 and $290,164 for the three and nine months ended September 30, 2008, respectively. $90,258 and $270,120 were included as a component of cost of goods sold for the three and nine months ended September 30, 2009, respectively, and $84,542 and $237,413 for the three and nine months ended September 30, 2008, respectively.

8.	Construction-in-progress

As of September 30, 2009 and December 31, 2008, construction in progress was the following:

	September 30, 2009	December 31, 2008
Construction in progress	$7,009,886	$2,482,339

Construction-in-progress represents construction and installations of the new plant and machinery for the production facility in Hailun City.

9.	Intangible Assets

As of September 30, 2009 and December 31, 2008, intangible assets consisted of the following:

	September 30, 2009	December 31, 2008
Land use rights	$1,355,728	$1,356,384
Patents	53,177	53,202
	1,408,905	1,409,586
Less: Accumulated amortization	(57,795)	(29,497)
	$1,351,110	$1,380,089

Amortization expense totaled $9,432 and $28,288 for the three and nine months ended September 30, 2009, respectively, and $11,398 and $19,585 the three and nine months ended September 30, 2008, respectively.

Amortization expense is estimated to be $37,712 for each of the next five years.

10.	Income Taxes

On May 30, 2005, AIDH executed a Share Transfer Agreement with XAL, a corporation organized and existing under the laws of the PRC. XAL applied to be as a foreign invested company right after the share transfer, which business license has been approved as a foreign invested company on January 10, 2006. According to the PRC’s taxation policy, there is income tax exemption for 2 years and half for 3 years suitable to foreign invested company, advanced Technology Company or Software Development Company. XAL is considered an Advanced Technology Company. Therefore the Company receives this income tax exemption policy from January 10, 2006, the date approval as a foreign invested company. The Company received a 100% tax holiday as of January 10, 2006. On January 10, 2008 the Company’s tax exemption was reduced to 50% of the prevailing tax rate and will continue at this reduced rate for three additional years.

LvBao is currently subject to the Enterprise Income Tax of 25%.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

10.	Income Taxes (Continued)

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

The components of net income (loss) before provision for income tax consist of following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
U.S. Operations	$(713,000)	$(874,000)	$(1,543,000)	$(2,065,000)
Chinese Operations	1,843,000	1,952,000	6,105,000	4,161,000
	$1,130,000	$1,078,000	$4,562,000	$2,096,000

The components of the provision for income taxes are approximately as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Federal, State and Local	$-	$-	$-	$-
Peoples Republic of China -Federal and Local	245,000	269,700	861,000	586,900
	$245,000	$269,700	$861,000	$586,900

The table below approximately summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income tax provision at Federal statutory rate	$384,100	$366,400	$1,550,900	$712,700
State income taxes, net of Federal benefit	-0-	64,600	-0-	125,800
U.S. tax rate in excess of foreign tax rate	(165,900)	(136,700)	(549,400)	(291,300)
Abatement of foreign income taxes	(215,800)	(370,900)	(665,200)	(778,000)
Increase in valuation allowance	242,600	346,300	524,700	817,700
Tax provision	$245,000	$269,700	$861,000	$586,900

The Company has a U.S net operating loss carryforwards of approximately $3,779,000 as of December 31, 2008, which expires in 2027. The deferred tax asset associated with these net operating loss carryforwards was fully reserved as of September 30, 2009.

The change in the valuation allowance as of September 30, 2009 and 2008 was $524,700 and $817,700, respectively.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

10.	Income Taxes (Continued)

The effects of the tax exemption per share were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Tax Saving	$215,800	$370,900	$665,200	$778,000
Benefit per share:
Basic	$0.01	$0.01	$0.02	$0.03
Diluted	$0.01	$0.01	$0.02	$0.03

Had the tax exemption not been in place for the three and nine months ended September 30, 2009 and 2008, the Company estimates the following proforma financial statement impact:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income before tax provision, as reported	$1,130,000	$1,078,000	$4,562,000	$2,096,000
Less Tax provision not exempted	245,000	269,700	861,000	586,900
Less Tax provision exempted	215,800	370,900	665,200	778,000
	$669,200	$437,400	$3,035,800	$731,100

11.	Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 2% to 8% that was contributed by individuals (employees), and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the three and nine months ended September 30, 2009, respectively, the Company contributed $59,264 and $204,448 in pension contributions. For the three and nine months ended September 30, 2008 the Company contributed $28,883 and $83,970, respectively.

12.	Accounts Payable and accrued Expenses

At September 30, 2009 and December 31, 2008 accrued expenses consisted of:

	September 30, 2009	December 31, 2008
Accounts payable	$2,630,458	$3,264,066
Liquidated damages	1,201,998	1,201,998
Accrued payroll	47,606	56,404
Accrued interest	311,537	105,287
Accrued insurance	33,173	24,192
	$4,224,772	$4,651,947

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

13.	Notes payable

At September 30, 2009 and December 31, 2008 notes payable consisted of the following:

	September 30, 2009	December 31, 2008
Notes dated June 2008, due December 31, 2009 with a interest rate of 10%, net of debt discount of $10,028 and $40,113 at September 30, 2009 and December 31, 2008, respectively	$2,239,972	$2,209,887
Note dated November 2008, due November 10, 2009 with a interest rate of 10%, net of debt discount of $11,944 and $47,775 at September 30, 2009 and December 31, 2008, respectively*	$488,056	452,225
	$2,728,028	$2,662,112
              *As of November 10, 2009, the maturity date of this Note was extended to May 10, 2010.

14.	Put/Call Liability

On October 9, 2007 (the “Closing Date”), the Company entered into Put/Call Agreements with two (2) of its stockholders (the “Put/Call Stockholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Stockholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions were met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares was declared effective by the SEC, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares were available for sale without registration pursuant to Rule 144 promulgated under the Securities Act of 1933 (“Rule 144”); and

•
The closing price of a share of common stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the common stock may then be listed or quoted) equaled or exceeded $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the common stock occurring after the date of the closing) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

Term of the Call Option - the Company was only permitted to exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Stockholders within thirty (30) days of such time as all of the Call Option Conditions were met. The Call Option was only exercisable for all, but not less than all, of the Put/Call Shares. The repurchase was required to be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Stockholders had the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Stockholders (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	the Company failed to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions were met; or

•	the Company consummated a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

14.	Put/Call Liability

•
the Company failed to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144; or

•	the Company failed to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

Term of the Put Option - the Put/Call Stockholders were able to exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Stockholders were only able to exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company was to be consummated within ninety (90) days following the date of the Put Exercise Notice.

In accordance with accounting guidance regarding distinguishing liabilities from equity, the Company recorded the value of the Put/Call agreement of $3,169,444 as a liability as of October 9, 2007. The value of the Put/Call agreement was based on the fair market value of the underlying common stock of $1.63 at October 9, 2007.

On April 9, 2008 the Company and the Put/Call Stockholders executed a waiver and amendment to the Put/Call Agreement reaffirming that the Put/Call Agreement is still in full force and removing the following provision as a Put Right Trigger:

•
The Company failed to (i) file the Registration Statement within thirty (30) business days of the Filing Date, (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144.

On March 3, 2009 the Company and the Put/Call Stockholders terminated the Put/Call Agreement.

The termination of the Put/Call Agreements was considered a type 1 event due to the culmination of events that started with the waiver executed on April, 9, 2008 and ending with the termination of the Put/Call Agreement on March 3, 2009.  As a type 1 event, the termination provided additional evidence with respect to the valuation of the Put/Call agreement as of December 31, 2008. As of December 31, 2008, the Company reclassified the $3,169,444 value previous recorded from liabilities to additional paid-in capital.

15.	Equity

Registration Rights Agreement

On October 9, 2007 and October 19, 2007, the Company entered into Registration Rights Agreements with certain accredited investors (“Investors”), in connection with private offerings (the “Offerings”) it consummated on such dates. Pursuant to the Registration Rights Agreements, the Company agreed to register the shares of common stock, and shares underlying warrants, purchased in the Offerings.  Further, if the Company did not satisfy its registration requirements, liquidated damages would accumulate at the rate of 1.5% of the purchase price paid by the Investors  for each thirty (30) day period during which a registration default continued.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

15.	Equity (Continued)

The Company did not satisfy the registration requirements.  However, as of October 20, 2008, the liquidated damages stopped accruing because the shares covered by the Registration Rights Agreements could then be sold under Rule 144.

There are accrued liquidated damages of $1,201,998 at September 30, 2009 and December 31, 2008,  Liquidated damages of $414,000 and $966,799 were accrued in the three and nine months ended September 30, 2008, respectively.

Per the Registration Rights Agreements the Company can pay the $1,201,998 in liquidated damages in cash or Company common stock.  The Company plans to issue 667,777 shares of the Company’s common stock in payment of the liquidated damages based on the closing price of the Company’s common stock on October 20, 2008 of $1.80.

Warrants

Information with respect to stock warrants outstanding as of September 30, 2009 is as follows:

Exercise Price	Outstanding December 31, 2008	Granted	Modified, Expired or Exercised	Outstanding September 30, 2009	Expiration Date
$0.94	373,334	-0-	-0-	373,334	10/09/2010
$1.50	1,333,333	-0-	-0-	1,333,333	10/09/2009
$2.04	804,884	-0-	(226,000)	578,884	10/09/2010
$2.04	569,346	-0-	(242,040)	327,306	10/19/2010
$1.63	195,000	-0-	-0-	195,000	6/12/2011
$1.63	75,000	-0-	-0-	75,000	6/20/2011
$1.63	-0-	-0-	235,583	235,583	10/19/2010
$1.63	-0-	97,500	-0-	97,500	12/31/2011
$3.26	2,061,227	-0-	(1,130,308)	930,919	10/09/2009
$3.26	2,846,746	-0-	(1,256,457)	1,590,289	10/19/2009
$2.61	75,000	-0-	-0-	75,000	11/10/2011

As of September 30, 2009 all outstanding warrants are exercisable.

Modification of Warrants

On March 2, 2009, the Company entered into a Consulting Agreement with a placement agent holding warrants to purchase 235,583 shares of the Company’s common stock at $2.04 per share, pursuant to which, in consideration for certain consulting services to be provided to the Company by the placement agent, the Company agreed to (i) pay the placement agent a one-time consulting fee of $38,000, and (ii) reduce the per share exercise price of the warrants received by the placement agent and its designees  in connection with the private offerings consummated by the Company in October 2007, from $2.04 to $1.63.

Pursuant to accounting guidance regarding equity-based payments to non-employees, the Company evaluated the value of the warrants before and after the modification to determine the incremental change in the value of the warrants.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

15.	Equity (Continued)

The fair value of the warrants as of March 2, 2009 before modification of the terms was calculated to be $18,625.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	114.83%
Risk-free interest rate	0.75%
Expected life	1.58 years
Stock price	$0.42
Exercise price	$2.04

The fair value of the warrants as of March 2, 2009 after modification of the terms was calculated to be $22,600.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	114.83%
Risk-free interest rate	0.75%
Expected life	1.58 years
Stock price	$0.42
Exercise price	$1.63

The incremental change in the value of the warrants is $22,600 less $18,625 or $3,975, which was recorded to consulting expense.

Warrant Tender Offers

As of April 24, 2008, the Company commenced an offer (the “First Warrant Tender Offer”) to the holders of the Company’s then outstanding warrants, pursuant to which the warrant holders were entitled to tender their warrants for shares of the Company’s common stock at a reduced exercise price as follows:

•
With respect to warrants having an exercise price of $0.94 per share, a holder accepting the First Warrant Tender Offer was entitled to exercise some or all of such warrants at $0.75 per share of common stock;

•
With respect to warrants having an exercise price of $1.50 per share, a holder accepting the First Warrant Tender Offer was entitled to exercise some or all of such warrants at $1.20 per share of common stock;

•
With respect to warrants having an exercise price of $2.04 per share, a holder accepting the First Warrant Tender Offer was entitled to exercise some or all of such warrants at $1.63 per share of common stock; and

•
With respect to warrants having an exercise price of $3.26 per share, a holder accepting the First Warrant Tender Offer was entitled to exercise some or all of such warrants at $2.61 per share of common stock.

On March 2, 2009, the Company closed on the First Warrant Tender Offer.  In connection with the First Warrant Tender Offer:

•	A total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,034; and

•	A total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share), for an aggregate exercise price of $459,196.

As a result, (a) a total of 359,394 shares of the Company’s common stock were issued in connection with the exercise of such warrants and (b) the Company received gross proceeds of $758,230 as payment of the exercise prices.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

15.	Equity (Continued)

As of June 19, 2009, the Company commenced an offer (the “Second Warrant Tender Offer”) to the holders of its then outstanding warrants, pursuant to which they may tender their warrants (“Original Warrants”) for warrants exercisable at reduced exercise prices (“Amended Warrants”) as follows:

•
With respect to warrants having an exercise price of $0.94 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of such warrants for Amended Warrants exercisable at $0.75 per share of common stock;

•
With respect to warrants having an exercise price of $1.50 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of such warrants for Amended Warrants exercisable at $1.20 per share of common stock;

•
With respect to warrants having an exercise price of $1.63 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of such warrants for Amended Warrants exercisable at $1.30 per share of common stock;

•
With respect to warrants having an exercise price of $2.04 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of such warrants for Amended Warrants exercisable at $1.63 per share of common stock; and

•
With respect to warrants having an exercise price of $3.26 per share, a holder accepting the Second Warrant Tender Offer was entitled to exchange some or all of such warrants for Amended Warrants exercisable at $1.63 per share of common stock.

On August 13, 2009, the Company closed the Second Warrant Tender Offer. In connection with the Second Warrant Tender Offer:

•	a total of 49,000 Original Warrants with an exercise price of $2.04 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share; and

•	a total of 2,210,828 Original Warrants with an exercise price of $3.26 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share.

On August 14, 2009, the holders of the Amended Warrants exercised all 2,254,828 of the warrants at $1.63 per share.  As a result the Company received gross proceeds of $3,675,370.

Stock Issued for Consulting

The Company entered into an Investor Relations Consulting Agreement (the “IR Agreement”) with an consultant, as of January 1, 2009.  Pursuant to the IR Agreement, in consideration for investor relations services to be provided to the Company by the consultant, the Company agreed to pay a monthly retainer of $9,000, consisting of (i) $4,500 in cash, and (ii) such number of shares of restricted stock of the Company to be determined by dividing $4,500 by 85% of the average closing trading price of the Company’s common stock for the first ten trading days of the applicable month, capped at 10,588 shares per month.

On June 30, 2009, the Company issued 37,804 shares of common stock with a fair value of $33,475 pursuant to the IR Agreement.  The fair value of the stock was determined by the closing price of the stock on the 10th day of each month, which is the day the number of shares is determined.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

15.	Equity (Continued)

Placement Agent Warrants

On July 4, 2009, the Company agreed to issue 97,500 warrants to purchase the Company’s common stock at $1.63 per share, expiring December 31, 2011, to a placement agent for assistance in the extension of the June 2008 notes. The fair value of the warrants as of July 4, 2009 was calculated to be $117,155.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	136.86%
Risk-free interest rate	1.68%
Expected life	2.5 years
Stock price	$1.65
Exercise price	$1.63

The $117,155 fair value of the warrants were treated as loan costs to be amortized over the life of the loan, therefore, $58,577 of the cost was recorded in interest expense and the remaining $58,578 will be record in prepaid loan costs to be amortized over the remaining life of the loan.

Financial Advisor Warrants

On September 2, 2009, the Company entered into an advisory agreement with a financial advisor for a period commencing on September 2, 2009 and continuing for six months.

Pursuant to the agreement, in consideration for the services to be provided to the Company by the financial advisor, the Company agreed to (a) pay the advisor a cash fee equal to $700,000, payable in 24 equal monthly installments, deferred until the closing of a funding proposed financing; provided, however, that the Company pay the advisor a non-refundable retainer of $15,000 (which was paid 9/15/09) to be deducted from the cash fee, (b) grant to the financial advisor five-year warrants to purchase 714,286 shares of the Company’s common stock, which are exercisable six months after September 2, 2009, subject to certain conditions, (i) at an exercise price of $1.68 per share, or (ii) on a cashless basis; provided, however, that all of the warrants will terminate if certain conditions are not met, and (c) reimburse the advisor for up to an aggregate of $35,000 of their accountable actual out-of-pocket reasonable expenses.

The Company will record the fair value of the warrants as determined at the date of the closing of the proposed financing when the warrants will become fully vested.

16.	Common Welfare Reserves

The Company is required to transfer 10% of its net income, as determined in accordance with PRC accounting rules and regulations, to the general reserve. The balance of these reserves at September 30, 2009 and December 31, 2008, was $1,834,742 and $1,314,861, respectively. These amounts are restricted and are included in retained earnings.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. The fund is non-distributable other than upon liquidation.

17.	Earnings Per Share

FASB ASC Topic 260, “Earnings Per Share,” requires a reconciliation of the numerator and denominator of the basic and diluted earnings per share (“EPS”) computations.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

17.	Earnings Per Share (Continued)

For the three months ended September 30, 2009, dilutive shares include stock options of 703,200, outstanding warrants to purchase 373,334 shares of common stock at an exercise price of $0.94 and outstanding warrants to purchase 1,333,333 shares of common stock at an exercise price of $1.50. Warrants to purchase 4,105,481 share of common stock were not included in dilutive shares as the effect would have been anti-dilutive.

For the nine months ended September 30, 2009, dilutive shares include stock options of 703,200 and outstanding warrants to purchase 373,334 shares of common stock at an exercise price of $0.94. Warrants to purchase 5,438,814 share of common stock were not included in dilutive shares as the effect would have been anti-dilutive.

For the three and nine months ended September 30, 2008, dilutive shares include outstanding warrants to purchase 373,334 shares of common stock at an exercise price of $0.94 and warrants to purchase 1,333,333 shares at an exercise price of $1.50. Warrants to purchase 6,552,193 share of common stock were not included in dilutive shares as the effect would have been anti-dilutive.

The following reconciles the components of the EPS computation:

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the three months ended September 30, 2009:
Net income	$884,625
Basic EPS income available to common shareholders	$884,625	30,844,547	$0.03
Effect of dilutive securities:
Warrants		264,376
Stock options	—	522,458
Diluted EPS income available to common shareholders	$884,625	31,631,381	$0.03

For the three months ended September 30, 2008:
Net income	$808,067
Basic EPS income available to common shareholders	$808,067	29,299,332	$0.03
Effect of dilutive securities:
Warrants	—	264,376
Diluted EPS income available to common shareholders	$808,067	29,563,708	$0.03

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the nine months ended September 30, 2009:
Net income	$3,700,467
Basic EPS income available to common shareholders	$3,700,467	29,979,356	$0.12
Effect of dilutive securities:
Warrants		88,022
Stock options	—	361,646
Diluted EPS income available to common shareholders	$3,700,467	30,429,024	$0.12

For the nine months ended September 30, 2008:
Net income	$1,509,235
Basic EPS income available to common shareholders	$1,509,235	29,299,332	$0.05
Effect of dilutive securities:
Warrants	—	264,376
Diluted EPS income available to common shareholders	$1,509,235	29,563,708	$0.05

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

18.	Equity Incentive Plan

In March 2009, the Company’s board of directors and majority stockholders adopted the Emerald Dairy Inc. 2009 Equity Incentive Plan (the “Plan”) to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. 1,500,000 shares of the Company’s common stock have been reserved for issuance under the Plan.

Eligibility

The Company may grant awards to its employees, directors and consultants, including those of the Company’s subsidiaries. However, the Company may grant options that are intended to qualify as incentive stock options (“ISOs”) only to its employees and employees of its subsidiaries.

Acceleration of Awards upon Corporate Transactions.

The outstanding awards will terminate and/or accelerate upon occurrence of certain significant corporate transactions, including amalgamations, consolidations, liquidations or dissolutions, sales of substantially all or all of the Company’s assets, reverse takeovers or acquisitions resulting in a change of control.

Exercise Price and Term of Awards.

In general, the plan administrator will determine the exercise price of an option in the award agreement. The exercise price may be a fixed price, or it may be a variable price related to the fair market value of the Company’s ordinary shares. If the Company grants an ISO to an employee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of the grant, except that if the grantee, at the time of that grant, owns shares representing more than 10% of the voting power of all classes of the Company’s shares of common stock, the exercise price may not be less than 110% of the fair market value of its common stock on the date of that grant. If the Company grants a non-qualified share option to a grantee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of grant.

The term of each award under the Plan will be specified in the award agreement, but may not exceed ten years from the earlier of the adoption or the approval of the plan, unless sooner terminated.

Total share-based compensation costs included on the Condensed Consolidated Statements of Income were $49,764 and none during the three months ended September 30, 2009 and 2008, respectively, and $125,452 and none during the nine months ended September 30, 2009 and 2008, respectively. All share-based compensation costs are included in selling expenses and administrative expenses.

The Company estimates the fair value of stock options using a Black-Scholes option pricing valuation model, consistent with accounting guidance. Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of the Company’s stock, the risk-free rate and the Company’s dividend yield. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by grantees, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

18.	Equity Incentive Plan (Continued)

The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option pricing model. No dividends were assumed due to the nature of the Company’s current business strategy. The following table presents the weighted average assumptions used for options granted:

Number of options	703,200
Risk free interest rate	.67%
Expected life (year)	2
Expected volatility	252.69%
Weighted average fair value per option	$0.34

The risk free interest rate was determined from the daily interest rate of United State Treasury securities for the expected life on the date of grant.  The expected volatility was based on the Company’s common stock past trading history.

Share Options

A summary of the Company’s outstanding share option award grants as of September 30, 2009 and changes during the nine months then ended are presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
			(in years)	(in millions)
Outstanding at December 31, 2008	-0-	$—
Granted	703,200	0.42
Exercised	-0-	—
Expired	-0-	—
Forfeited	-0-	—

Outstanding at September 30, 2009	703,200	$0.42	9.42	$794,616

Non-vested and expected to vest at September 30, 2009	527,400	$0.42	9.42	$—
Exercisable at September 30, 2009	175,800	$0.42	9.42	$—

As of September 30, 2009, there was $112,935 of total unrecognized compensation costs related to non-vested Company share options granted under Company share option plans. The cost is expected to be recognized over a weighted-average period of 1.03 years.

19.	Commitments and Contingencies

The Company has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for the Company’s business and at prevailing market prices. No material annual loss is expected from these commitments.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

19.	Commitments and Contingencies (Continued)

The Company has contracted for construction of a second production facility in Hailun City, Heilongjiang Province, PRC.  The contract is for $8,437,093 of which $6,568,948 has been paid.  The remaining $1,868,145 is to be paid in 2009 for completion of the facility.

The Company has contracted to purchase equipment from a supplier for the second processing facility for $5,301,554 of which $3,711,088 has been paid.  The remaining $1,590,466 will be paid on delivery of the equipment in 2009.

The Company has advances to milk suppliers of $332,783 which will be offset against future milk purchases from those suppliers (see Note 6, Other current assets).

In order for the Company to conduct its current operations, a milk powder production license is required from the State General Administration of Quality Supervision and Inspection and Quarantine of the PRC (the “Administration”). The Company’s current license expires in May 2010. The Administration will inspect the quality of the Company’s production process in 2010. Depending on the results of this inspection, the State General Administration will either (i) grant the Company a license renewal, or (ii) advise the Company of material deficiencies it has discovered and schedule another inspection for 2011. The Company expects that it will pass the inspection. If it does not, it will have an opportunity to cure any deficiencies prior to the follow up inspection that would have been scheduled for 2011. Other than the foregoing, no government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of its business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse effect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company’s employees were required to pay an employee deposit upon commencement of employment, which was standard in the PRC. As of January 1, 2009, these deposits are no longer allowed in the PRC and all amounts were returned to the employees. As of December 31, 2008, the Company held employee deposits in the aggregate amount of  $248,424 which were reflected in advances from employees in the financials statements.

20.	Operating Leases

The Company leases various distribution facilities. All leases are on an annual basis and commence on January 1, of each year. The Company also leases office space which expires September 2010.  For the three months ended September 30, 2009 and 2008, the Company incurred rental expense of $39,518 and $30,811, respectively. For the nine months ended September 30, 2009 and 2008, the Company incurred rental expense of $117,927 and $94,771, respectively. As of September 30, 2009, the Company had outstanding lease commitments totaling $39,335, all of which are due within the next year.

Emerald Dairy Inc. and Subsidiaries
Footnotes to Condensed Consolidated Financial Statements
September 30, 2009 and 2008

21.	Subsequent Events

In May 2009, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009.

Management has evaluated subsequent events from September 30, 2009 to November 16, 2009, the date which the Company’s financial statements have been issued and were available to be issued, and has concluded the following events should be reported during this period.  Subsequent events that may occur after November 16, 2009 have not been evaluated in the financial statements as of September 30, 2009.

On November 10, 2009, the Company amended the outstanding $500,000 note payable, which was due to be paid on November 10, 2009, to extend its due date to May 10, 2010.  In connection with the amendment of the notes payable the Company issued to the note holder warrants to purchase 100,000 shares of the Company’s common stock, exercisable at $1.63 per share.  The fair value of these warrants will be treated as additional loan discount an amortized over the remaining life of the note.

22.	Segment Reporting

The Company operates in one operating segment in accordance with the provisions accounting guidance regarding segment reporting. Although the Company has key product lines of milk, soybean milk, and rice powder, the Company’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance. The Company determines its operating segments in accordance with FASB ASC Topic 280, “Segment Reporting.”

For the three and nine months ended September 30, 2009 and 2008, the Company’s sales revenue from various products are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Milk powder	$8,922,796	$9,362,555	$27,318,421	$26,144,060
Soybean milk powder	267,138	221,124	822,026	644,233
Rice powder	319,942	275,722	954,482	813,645
Sub-contract processing	648,128	1,361,618	2,166,562	4,958,318
	$10,158,004	$11,221,019	$31,261,491	$32,560,256

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Emerald Dairy, Inc.:

We have audited the accompanying consolidated balance sheets of Emerald Dairy, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and accumulated other comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2008.  Emerald Dairy, Inc’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Emerald Dairy, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows the each of the years in the two-year period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Windes & McClaughry
Windes & McClaughry Accountancy Corporation
Long Beach, California
April 7, 2009

 Emerald Dairy Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2008

	2008	2007

ASSETS

Current Assets
Cash and cash equivalents	$7,343,588	$6,560,931
Trade accounts receivable,net	6,146,228	5,096,828
Inventory, net	883,233	1,000,427
Advances to equipment supplier	3,712,883	-
Advances to suppliers and other receivables	549,835	761,409
Deposits	74,614	3,175,342
Total current assets	18,710,381	16,594,937

Property, plant and equipment
Property, plant and equipment, net	6,101,566	3,320,081
Contruction in progress	2,482,339	-
	8,583,905	3,320,081

Intangible assets, net	1,380,089	115,228

	$28,674,375	$20,030,246

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$3,264,066	$2,126,194
Accrued expenses	1,387,881	268,996
Notes payable, net of debt discount of $87,888 at December 31, 2008	2,662,112	273,973
Advances from employees	248,424	301,644
Taxes payable	480,435	313,333
Loan from shareholder	210,265	196,526
Total current liabilities	8,253,183	3,480,666

Put/Call Liability	-	3,169,444

Commitments and Contingencies (Note 21)

Stockholders' Equity
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none
issued and outstanding at December 31, 2008 and 2007)	-	-
Common stock ($0.001 par value, 100,000,000 shares authorized,
31,243,776 and 31,241,276 issued and outstanding at December 31, 2008
and 2007, respectively)	31,244	31,241
Treasury Stock (1,944,444 shares at December 31, 2008 and 2007)	(1,944)	(1,944)
Additional paid-in capital	8,225,922	4,666,244
Retained earnings (of which $1,314,861 and $659,903 are restricted at
December 31, 2008 and 2007, respectively, for common welfare reserves)	10,106,402	7,791,895
Accumulated other comprehensive income	2,059,568	892,700
Total stockholders' equity	20,421,192	13,380,136

	$28,674,375	$20,030,246

The accompanying notes are an integral part of these consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007

	2008	2007

Sales	$44,325,179	$29,618,008

Cost of Goods Sold	26,546,291	19,064,905

Gross Profit	17,778,888	10,553,103

Operating Expenses
Selling expenses	10,602,185	5,331,489
Adminstrative expenses	3,494,733	1,492,642
Depreciation and amortization	113,660	51,066
Total operating expenses	14,210,578	6,875,197

Other Income (Expense)
Interest income	13,041	9,724
Interest expense	(426,646)	(19,167)
Total other income (expense)	(413,605)	(9,443)

Net Income Before Provision for Income Tax	3,154,705	3,668,463

Provision for Income Taxes
Current	840,198	118,325
	840,198	118,325

Net Income	$2,314,507	$3,550,138

Basic Earnings Per Share	$0.08	$0.15

Basic Weighted Average Shares Outstanding	29,299,332	24,211,872

Diluted Earnings Per Share	$0.08	$0.15

Diluted Weighted Average Shares Outstanding	29,518,067	24,271,991

The Components of Other Comprehensive Income
Net Income	$2,314,507	$3,550,138
Foreign currency translation adjustment	1,767,982	962,241
Income tax related to other comprehensive income	(601,114)	(327,162)

Comprehensive Income	$3,481,375	$4,185,217

The accompanying notes are an integral part of these consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity and Accumulated Other Comprehensive Income
For the Years Ended December 31, 2008 and 2007

	Common Stock					Accumulated
	Number			Additional		Other	Total
	of	Par	Treasury	Paid-In	Retained	Comprehensive	Stockholders'
	Shares	Value	Stock	Capital	Earnings	Income	Equity

Balance at December 31, 2006	20,416,658	$20,417	$-	$999,464	$4,241,757	$257,621	$5,519,259

Private placement of common stock	3,888,888	3,889	-	1,996,111	-	-	2,000,000
Effects of recapitalization	694,424	694	-	(694)	-		-
Private placement of common stock
and warrants, net of expenses	6,241,306	6,241	-	8,008,307	-	-	8,014,548
Warrants issued for syndication fees	-	-	-	-	-	-	-
Purchase of treasury stock	-	-	(1,944)	(3,167,500)	-	-	(3,169,444)
Put/Call agreement for common stock	-	-	-	(3,169,444)			(3,169,444)
Foreign currency translation adjustment	-	-	-	-	-	635,079	635,079
Net income for the year ended
December 31, 2007	-	-	-	-	3,550,138	-	3,550,138

Balance at December 31, 2007	31,241,276	31,241	(1,944)	4,666,244	7,791,895	892,700	13,380,136

Transfer agent correction of shares	2,500	3	-	(3)	-	-	-
Warrants issued as loan discount	-	-	-	305,163	-	-	305,163
Warrants issued for issuance costs	-	-	-	85,074	-	-	85,074
Termination of Put/Call agreement				3,169,444			3,169,444
Foreign currency translation adjustment	-	-	-	-	-	1,166,868	1,166,868
Net income for the year ended
December 31, 2008	-	-	-	-	2,314,507	-	2,314,507

Balance at December 31, 2008	31,243,776	$31,244	$(1,944)	$8,225,922	$10,106,402	$2,059,568	$20,421,192

The accompanying notes are an integral part of these consolidated financial statements.

Emerald Dairy Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007

	2008	2007

Cash flows from operating activities
Net Income	$2,314,507	$3,550,138
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	438,521	203,669
Amortization of loan discount	217,275	-
Capitalized interest	(89,868)	-
Net change in assets and liabilities
Trade accounts receivable	(716,373)	(806,146)
Inventory	182,562	622,842
Advances to suppliers and other receivables	346,398	(478,594)
Deposits	1,459,633	(1,534,247)
Accounts payable	998,946	(23,018)
Accrued expenses	1,101,309	228,533
Advances from employees	(72,929)	21,779
Taxes payable	146,629	107,474

Net cash provided by operating activities	6,326,610	1,892,430

Cash flows from investing activities
Deposit on equipment purchase	(3,712,883)	(1,641,095)
Construction in progress	(2,392,471)	-
Purchases of fixed assets and intangibles	(2,411,832)	(1,763,656)

Net cash used in investing activities	(8,517,186)	(3,404,751)

Cash flows from financing activities
Sale of stock for cash	-	10,014,548
Repayments of notes payable	(291,874)	-
Advances on notes payable	2,750,000	273,973
Repurchase of common stock	-	(3,169,444)

Net cash provided by financing activities	2,458,126	7,119,077

Effect of exchange rate	515,107	313,011

Net increase in cash	782,657	5,919,767

Cash and cash equivalents at beginning of period	6,560,931	641,164

Cash and cash equivalents at end of period	$7,343,588	$6,560,931

Supplemental disclosure of cash flow information

Interest paid	$1,295	$19,167

Enterprise incomes taxes paid	$629,515	$215,859

Supplemental schedule of noncash investing and financing activities
Warrants issued as loan discount	$305,163	$-
Warrants issued as loan issuance cost	$85,074

The accompanying notes are an integral part of these consolidated financial statements.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

1.	Description of Business

Emerald Dairy, Inc. (the Company), a Nevada corporation, is a producer of milk powder, rice powder and soybean milk powder in the People’s Republic of China through its wholly owned subsidiaries.

American International Dairy Holdings, Inc., a Nevada corporation, was formed in 2005 for the purpose of acquiring the stock in Heilongjiang Xing An Ling Dairy, Co. On May 30, 2005, AIDH, pursuant to the Share Transfer Agreement acquired Heilongjiang Xing An Ling Dairy Co. Limited, (XAL) a corporation formed on September 8, 2003 in Heilongjiang Providence, The People’s Republic of China, (PRC). This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

XAL is a dairy company engaged in manufacturing of milk, soybean and rice powder. Through the Company’s network of over 800 salespeople, the Company’s products are distributed throughout 20 provinces in the People’s Republic of China, and sold in over 5,800 retail outlets.

Prior to September 23, 2006, XAL owned 57.69% of Heilongjiang Be’ian Nongken Changxing LvBao Dairy Limited Liability Company (“LvBao”) with the remaining balance being held by the Company’s sole shareholder. On September 23, 2006, the remaining 42.31% ownership in LvBao was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes. LvBao was formed on January 20, 2000 and is engaged in manufacturing and sales of dairy products.

 On May 22, 2008, the Company formed a new wholly-owned subsidiary, Hailun Xinganling Dairy Co., Ltd. (“HXD”), under the laws of the PRC.  In July 2008, HXD commenced construction of a production facility in Hailun City, Heilongjiang Province, PRC.  It is anticipated that HXD will engage in the manufacture of the Company's milk, soybean and rice powder products at this new facility

2.	Basis of Preparation of Financial Statements

XAL, LvBao and HXD maintain their books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the consolidated financial position and consolidated results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, XAL, LvBao and HXD. All inter-company transactions and balances have been eliminated in consolidation.

3.	Summary of Significant Accounting Policies

Use of estimates - The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates and assumptions by management include, among others, values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory, deferred tax assets, property, plant and equipment, reserve for employee benefit obligations, stock warrant valuation, income tax uncertainties and other uncertainties. Actual results may differ from these estimates.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents - Cash and cash equivalents represent cash on hand, demand deposits and all highly liquid investments placed with banks or other financial institutions with original maturities of three months or less. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance. Accounts held at United States financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. As of December 31, 2008, no U.S. balances are in excess of insured amounts. Given the current economic environment and risks in the banking industry, there is a risk that the deposits may not be readily available or covered by such insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

Raw materials consist of raw milk, soybeans, rice and rice powder. Work in process consists of materials and products in process of conversion to powder but not yet packaged.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and PRC economic data. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2008 and 2007 there was no allowance for doubtful accounts based on the review of the above factors. There were no write-off’s for 2008 and 2007, respectively. The Company does not have any off-balance-sheet credit exposure related to its customers.

Advances to Suppliers - In order to insure a steady supply of raw materials, the Company is required from time to time to make cash advances when placing its purchase orders.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property, plant, and equipment is provided using the straight-line method over the estimated useful lives of the assets after taking into account any salvage value as follows:

Buildings	30 years
Communication equipment, plant and machinery	10 - 30 years
Motor vehicles	10 years
Dairy cows	5 years
Furniture, Fixtures, and Equipment	5 - 10 years

Expenditures for renewals and betterments were capitalized, while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of operations.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Intangible Assets - Intangible assets consist of land use rights acquired by the Company and are amortized on a straight line basis over the lives of the rights agreements, which is fifty years and purchased patents which are amortized on a straight line basis over the remaining life of the patents which is five years.

Long Lived Assets - The Company reviews the carrying value of its long lived assets, such as property, plant, and equipment and purchased intangible assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company evaluates the carrying value of long lived assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment at December 31, 2008. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue, which could result in impairment of long-lived assets in the future.

Construction-in-Progress - Plant and production lines currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets, at which time depreciation will commence. As of December 31, 2008, the Company has incurred and capitalized into construction-in-progress approximately $2,392,471 of construction costs and $89,868 of capitalized interest.  The estimated cost to be incurred in 2009 to complete the project is approximately $6,398,083.

Capitalized Interest – The Company’s policy is to capitalize interest costs on debt during the construction of major projects exceeding one year.  A reconciliation of total interest cost to interest expense as reported in the consolidated statements of income for 2008 and 2007 is as follows:

	2008	2007
Interest cost capitalized	$89,868	$—
Interest cost charged to income	426,646	19,167
	$516,514	$19,167

Foreign Currency - The Company’s principal country of operations is The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within stockholders’ equity. Translation adjustments net of tax totaled $1,166,868 and $635,079, for the years ended December 31, 2008 and 2007, respectively.

As of December 31, 2008 and 2007, the exchange rate was 6.823 Yuan and 7.3 Yuan per U.S. Dollar, respectively.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Revenue recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

As of December 31, 2008, the Company has no sales or contracts that included multiple deliverables that would fall under the scope of EITF 00-21, “Revenue Arrangements with Multiple Deliverables.”

Sales returns - The Company does not allow return of products except for unsold products after expiration date and for products that were damaged during shipment. The total amount of returned product is less than 0.05% of total sales. The cost of unsold products and damaged products are netted against sales and cost of goods sold, respectively.

Research and Development Costs – Research and development costs are expenses as incurred.

Advertising - The Company expenses advertising costs the first time the respective advertising takes place. These costs were included in selling, general and administrative expenses. The total advertising expenses incurred for the years ended December 31, 2008 and 2007 were $3,438,187 and $78,063, respectively.

Product display fees - The Company has entered into a number of agreements with the resellers of its products, whereby the Company pays the reseller an agreed upon amount to display its products. As prescribed by the Emerging Issues Task Force Issue 01-09: Accounting for Consideration Given by a Vendor to a Customer, the Company has reduced sales by the amounts paid under these agreements. For the years ended December 31, 2008 and 2007, these totaled $1,339,735 and $763,490, respectively.

Shipping and handling costs - The Company's shipping and handling costs are included in cost of sales for all periods presented.

Earnings per share - Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method, consisting of shares that might be issued upon exercise of common stock warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in which the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company accounts for income tax under the provisions of SFAS 109 Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financials statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company does not have any long-term deferred tax assets or liabilities in China that will exist once the tax holiday (See Note  10) expires. The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

The Company does not accrue United States income tax on unremitted earnings from foreign operations, as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 due to its classification as a “Wholly Foreign Owned Enterprise.” On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to stay in place through 2012, with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption ended on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reduction in the statutory enterprise income tax rates for an additional three years.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at December 31, 2008 for U.S. or additional foreign withholding taxes on approximately $13,558,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of Statement of Financial Accounting Standards (SFAS) 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the Company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the State. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current State officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2008, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Warrants - the Company evaluates its Warrants (as defined in Note 14) on an ongoing basis considering the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for issuers of financial instruments with characteristics of both liabilities and equity related to the classification and measurement of those instruments. The Warrants are evaluated considering the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities,  considering EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock and EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock.

Freestanding Financial Instruments with Characteristics of Both Liabilities and Equity - In accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company accounts for financial instruments as a liability if it embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets. Freestanding financial instruments are financial instruments that are entered into separately and apart from any of the entity's other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable. The liability recorded is the per share price to be paid and is offset to equity.

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

Stock Based Compensation - On December 16, 2004, the FASB issued SFAS No. 123R, Share-Based Payment (“SFAS No. 123R”) , which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning on January 1, 2006.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments - The Company applies the provisions of Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments (SFAS No. 107). SFAS No. 107 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value.  SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2008 and 2007 the fair value of cash, accounts receivable, other receivables, accounts payable, commercial notes payable, and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices, or interest rates, which fluctuate with market rates.

Fair Value Measurements - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements. SFAS No. 157 applies to fair value measurements required by existing accounting pronouncements and does not require any new fair value measurements. The Company adopted SFAS No. 157 on January 1, 2008.

The Company has not adopted SFAS No. 157 for non-financial assets and non-financial liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a nonrecurring basis as permitted by FASB Staff Position No. FAS 157-2, which provided a deferral of such provisions until 2009. The Company is in the process of evaluating the impact, if any, of applying these provisions on its consolidated financial position and results of operations.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at December 31, 2008.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Recent accounting pronouncements

In September 2006, the FASB issued Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management adopted this Statement on December 31, 2006 and  the adoption of SFAS No. 158 did not have a material impact to the Company’s financial position, results of operations, or cash flows.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies

In February 2007, the FASB issued Statement No. 159 The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this standard did not have a material impact on our financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141(R)). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) will impact the Company in the event of any future acquisition.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 (SFAS 161). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of SFAS 161.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. generally accepted accounting principles (GAAP). SFAS 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to remove the GAAP hierarchy from the auditing standards. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In June 2008, the Emerging Issues Task Force (EITF) reached final consensuses on EITF Issue 08-4, Transition Guidance for Conforming Changes to Issue No. 98-5. Certain conclusions reached in EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” were nullified in EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” Moreover, some of the conclusions in Issue No. 98-5 and Issue No. 00-27 were superseded by SFAS No. 150 , Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. While the conclusions reached in Issue No. 98-5 were subsequently updated to reflect the issuance of Issue No. 00-27 and SFAS No. 150, the transition guidance in Issue No. 98-5 was not revised. The EITF reached a consensus on Issue No. 08-4, which provides such guidance and requires that (1) conforming changes made to Issue No. 98-5 resulting from Issue No. 00-27 and SFAS No. 150 be effective for financial statements of fiscal years ending after December 15, 2008, with early application allowed, and (2) the effect of applying the conforming changes be presented retrospectively (with the cumulative effect of the change reported in retained earnings as of the beginning of the first period presented). The adoption of this standard did not have a material impact on our financial condition, results of operations or cash flows.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

In June 2008, the Emerging Issues Task Force (EITF) reached final consensuses on EITF Issue 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock.  In EITF Issue 07-5, the EITF reached the consensus that evaluation of whether an equity-linked financial instrument (or embedded feature) is indexed to the company's own stock should be based on a two-step approach. Under the two-step approach, an equity-linked financial instrument (or embedded feature) is not deemed indexed to the entity's own stock if the strike price is denominated in a currency other than the issuer's functional currency (but the determination of whether the instrument is indexed to the company's own stock is not affected by the currency in which the underlying shares are traded). Also, market-based employee stock valuation instruments are not considered to be indexed to the entity's own stock (presumably because they are influenced by, among other factors, employee behavior, which is not an input used to estimate the fair value of the forward contract or option). An exercise contingency is a provision entitling the entity (or the counterparty) to exercise an equity-linked financial instrument or embedded feature based on changes in an underlying, which includes the occurrence (or nonoccurrence) of a specified event. Provisions that accelerate the timing of the entity's (or counterparty's) ability to exercise an instrument or that extend the length of time that an instrument is exercisable are exercise contingencies. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of  EITF 07-5.

In July 2008, the FASB issued FASB Staff Position (FSP) No. EITF 03-6-1, Unvested Share-Based Awards as Participating Securities for EPS Purposes (FSP No. EITF 03-6-1).  FSP No. EITF 03-6-1 clarifies the circumstances under which unvested share-based payment awards should be considered participating securities for purposes of determining basic earnings per share (EPS). FSP No. EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008 (and for interim periods within such years). The Company is currently assessing the impact of FSP No. FAS 157-3.

In December 2008, the FASB issued FASB Staff Position (FSP) no. FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets. The FSP amends SFAS No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, to provide guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan. The disclosures about plan assets required by FSP No. FAS 123(R)-1 are to be provided for fiscal years beginning after December 15, 2009. The Company is currently assessing the impact of FSP No. FAS 123(R)-1.

4.	Concentrations of Business and Credit Risk

The Company conducts all of its primary trade in Peoples Republic of China (PRC).  There can be no assurance that the Company will be able to successfully conduct its trade, and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependant on foreign trade in PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks. Accounts held at U.S. financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. As of December 31, 2008 none of the U.S. cash balances are in excess of insured amounts.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

4.	Concentrations of Business and Credit Risk (Continued)

Milk powder is historically 75% to 80% of our total sales. Dairy product consumption in China has historically been lower than in many other countries in the world.  Growing interest in milk products in China is a relatively recent phenomenon which makes the market for our products less predictable.  Consumers may lose interest in the products.  As a result, achieving and maintaining market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds to encourage dairy consumption in general, and the purchase of our products in particular.  There is substantial risk that the market may not accept or be receptive to our products.  Market acceptance of our current and proposed products will depend, in large part, upon our ability to inform potential customers that the distinctive characteristics of our products make them superior to competitive products and justify their pricing.  Our current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products.  Lack of market acceptance would limit our revenues and profitability.

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Recently, a number of milk powder products produced within China were found to contain unsafe levels of tripolycyanamide, also known as melamine, sickening thousands of infants. This prompted the Chinese government to conduct a nationwide investigation into how the milk powder was contaminated, and caused a worldwide recall of certain milk powder products produced within China. On September 16, 2008, China’s Administration of Quality Supervision, Inspection and Quarantine (AQSIQ) revealed that it had tested samples from 175 dairy manufacturers, and published a list of 22 companies whose products contained melamine. We passed the emergency inspection and were not included on AQSIQ’s list. Although we believe that the inevitable contraction in the Chinese milk powder industry caused by this crisis will lead to increased demand for our products, we can’t be certain that the illnesses caused by contamination in the milk powder industry, whether or not related to our products, won’t lead to decreased demand for milk powder products produced within China, thereby having a material adverse effect on our business.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the years ended December 31, 2008 and 2007, no single customer accounted for 10% or more of sales revenues.

As of December 31, 2008, the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

Payments of dividends may be subject to some restrictions due to the fact that the operating activities are conducted in subsidiaries residing in the Peoples Republic of China; therefore in accordance with Rule 504/4.08 (e) (3) of Regulation S-X, the following are condensed parent company only financial statements for the two years ended December 31, 2008 and 2007.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

EMERALD DAIRY, INC.
CONDENSED PARENT COMPANY ONLY BALANCE SHEETS
AS OF DECEMBER 31, 2008 and 2007

	2008	2007
Current assets:
Cash	$169,324	$826,191
Prepaid expenses	80,669	-

Total current assets	249,993	826,191

Property and equipment, net	2,834	2,117

Investment in subsidiaries, reported on equity method	24,376,090	15,937,908

Total assets	$24,628,917	$16,766,216

Current liabilities:
Accounts payable and accrued expenses	$1,545,613	$215,299
Notes payable, net of debt discount of $87,888 at December 31, 2008	2,662,112	-

Total current liabilities	4,207,725	215,299

Put/Call Liability	—	3,169,444
	4,207,725	3,384,743

Stockholders' equity:
Preferred Stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2008
Common stock, $.001 par value; 100,000,000 shares authorized; 31,243,776 and 31,241,276 shares issued and outstanding December 31, 2008 and 2007	31,244	31,241
Treasury stock (1,944,444 shares at December 31, 2008 and 2007)	(1,944)	(1,944)
Additional paid-in capital	8,225,922	4,625,886
Accumulated other comprehensive income	2,059,568	892,755
Retained earnings	10,106,402	7,833,535
Total stockholders' equity	20,421,192	13,381,473
Total liabilities and stockholders' equity	$24,628,917	$16,766,216

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

EMERALD DAIRY, INC.
CONDENSED PARENT COMPANY ONLY INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

SALES	$—	$—
OPERATING AND ADMINISTRATIVE
EXPENSES:
General and administrative expenses	2,529,024	695,431

Income from operations	(2,529,024)	(695,431)

OTHER INCOME (EXPENSE):
Interest income	8,596	3,695
Interest expense	(425,351)	—
Equity in earnings of unconsolidated subsidiaries	5,260,286	4,498,813

INCOME BEFORE INCOME TAXES	2,314,507	3,807,077

(PROVISION FOR) BENEFIT FROM
INCOME TAXES	—	—

NET INCOME	$2,314,507	$3,807,077

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

EMERALD DAIRY, INC.
CONDENSED PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,314,507	$3,807,077
Adjustments to reconcile net income to operating activities -
Less : Equity in earnings of unconsolidated subsidiaries	(5,260,286)	(4,498,813)
Depreciation	443	-
Amortization of loan discount	217,275	-
Net change in assets and liabilities
Prepaid expenses	4,405	-
Accounts payable and accrued expenses	1,330,314	215,299
Net cash (used in) operating activities	(1,393,342)	(476,437)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,160)
Investments in subsidiaries	(2,012,365)	(6,454,992)
Net cash provided (used in) investing activities	(2,013,525)	(6,454,992)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	-	9,974,190
Advances on notes payable	2,750,000
Repurchase of common stock	-	(3,169,444)
Net cash provided by financing activities	2,750,000	6,804,746

Effect of exchange rate change on cash and cash equivalents	—	—

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(656,867)	826,191

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	826,191	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$169,324	826,191

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

Emerald Dairy, Inc.
Notes to Condensed Parent Company Only Financial Statements

Note 1 - These condensed parent company only financial statements should be read in connection with the consolidated financial statements and notes thereto.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

5.	Inventory

As of December 31, 2008 and 2007 inventory consists of the following:

	2008	2007
Raw materials	$557,128	$634,018
Work-in-process	299,931	349,334
Finished goods	17,305	8,490
Repair parts	8,869	8,585
	$883,233	$1,000,427

6.	Advances to equipment supplier

As of December 31, 2008 advances to equipment supplier consisted of $3,712,883 in advances on a contracted to purchase equipment from a supplier for the second processing facility under construction.  The $1,591,235 remaining on the contract will be due when the equipment is installed during 2009.

7.	Advances to suppliers and other receivables

As of December 31, 2008 and 2007, advances to suppliers and other receivables consist of the following:

	2008	2007
Advances to milk suppliers	$388,406	$652,398
Other Receivables	-	50,000
Advances to staff	76,712	18,924
Prepaid expenses	84,717	40,087
	$549,835	$761,409

8.	Deposits

As of December 31, 2008 and 2007, deposits consist of the following:

	2008	2007
Deposit on building purchase	-	1,101,370
Deposit on new facility site	-	539,725
Deposit on contract	74,614	1,534,247
	$74,614	$3,175,342

During the year ended December 31, 2008 the $1,101,370 deposit on the building was transferred to property, plant and equipment upon completion of the purchase of the building and the $539,725 deposit on the new facility site was transferred to intangible assets when the land use right agreement was completed.  During the year ended December 31, 2008, $1,459,633 of the advertising contract was completed and was recorded as advertising expense.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

9.	Property, Plant, and Equipment

As of December 31, 2008 and 2007, Property, Plant, and Equipment consist of the following:

	2008	2007
Building	$3,704,973	$1,007,475
Plant and Machinery	2,972,883	2,512,451
Motor vehicles	526,906	459,547
Dairy cows	242,102	211,220
Office equipment	59,739	52,696
	7,506,603	4,243,389
Less: Accumulated depreciation	(1,405,035)	(923,308)
	$6,101,568	$3,320,081

Depreciation expenses totaled $409,563 and $202,332 for the years ended December 31, 2008 and 2007, respectively, of which $323,457 and $152,549 were included as a component of cost of goods sold for the years ended December 31, 2008 and 2007, respectively.

During the year ended December 31, 2008 a deposit on the new building of $1,101,370 was transferred to property, plant and equipment upon completion of the purchase of the office building.

10.	Construction in progress

	December 31, 2008	December 31, 2007
Construction in progress	$2,482,339	$-

Construction-in-progress represents construction and installations of the new plant and machinery for the production facility in Hailun City.

11.	Intangible Assets

	December 31, 2008	December 31, 2007
Land use rights	$1,356,384	$66,839
Patents	53,202	49,726
	1,409,586	116,565
Less: Accumulated amortization	(29,497)	(1,337)
	$1,380,089	$115,228

For the years ended December 31, 2008 and 2007, amortization expenses totaled $28,958 and $1,337, respectively.
Amortization expense is estimated to be $35,463 for each of the next five years.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

12.	Income Taxes

On May 30, 2005, American International Dairy Holdings, Inc. executed a Share Transfer Agreement with Heilongjiang Xing An Ling Dairy Co., Ltd., a corporation organized and existing under the laws of People’s Republic of China. XAL applied to be as a foreign invested company right after the share transfer, which business license has been approved as a foreign invested company on January 10, 2006. According to Chinese taxation policy, there is income tax exemption for 2 years and half for 3 years suitable to foreign invested company, advanced Technology Company or software Development Company. XAL is considered an Advanced Technology Company. Therefore the Company receives this income tax exemption policy from January 10, 2006 the date approval as a foreign invested company. The Company received a 100% tax holiday as of January 10, 2006. On January 10, 2008 the Company’s tax exemption was reduced to 50% of the prevailing tax rate and will continue at this reduced rate for three additional years.

LvBao is currently subject to the Enterprise income tax of 33%.

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

The components of net income (loss) before provision for income tax consist of following:

	Year Ended December 31,
	2008	2007
U.S. Operations	$(2,945,700)	$(832,000)
Chinese Operations	6,100,400	4,500,000
	$3,154,700	$3,668,000

The components of the provision for income taxes are approximately as follows:

	Year Ended December 31,
	2008	2007
Federal, State and Local	$-	$-
People’s Republic of China -Federal and Local	840,200	118,300
	$840,200	$118,300

The table below approximately summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Year Ended December 31,
	2008	2007
Income tax (benefit) provision at Federal statutory rate	$1,072,600	1,265,000
State income taxes, net of Federal benefit	189,300	311,000
U.S. tax rate in excess of foreign tax rate	(427,000)	(307,000)
Abatement of foreign income taxes	(1,161,200)	(1,464,300)
Increase in valuation allowance	1,166,500	313,600
Tax (benefit) provision	$840,200	$118,300

The Company has a U.S net operating loss carryforward of approximately $3,779,000 as of December 31, 2008 which expires in 2027. The deferred tax asset associated with these net operating loss carryforwards was fully reserved as of December 31, 2008.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

12.	Income Taxes (Continued)

The change in the valuation allowance as of December 31, 2008 and 2007 was $1,166,500 and $313,600, respectively.

The effects of the tax exemption per share were as follows:

	Year Ended December 31,
	2008	2007
Tax savings	$1,161,200	$1,464,300
Benefit per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06

Had the tax exemption not been in place for the years ended December 31, 2008 and 2007, the Company estimates the following proforma financial statement impact:

	Year Ended December 31,
	2008	2007
Net income before tax provision, as reported	$3,154,700	$3,668,000
Less Tax provision not exempted	840,200	118,300
Less Tax provision exempted	1,161,200	1,464,300
Proforma Net income	$1,153,300	$2,085,400
Proforma Net income per share
Basic	$0.04	$0.09
Diluted	$0.04	$0.09

13.	Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 2% to 8% that was contributed by individuals (employees), and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the years ended December 31, 2008 and 2007, respectively, the Company contributed $172,622 and $126,593 in pension contributions.

14.	Accrued Expenses

At December 31, 2008 and 2007 accrued expenses consisted of:

	December 31, 2008	December 31, 2007
Liquidated damages	$1,201,998	$215,299
Accrued payroll	56,404	42,174
Accrued interest	105,287	—
Accrued insurance	24,192	11,523
	$1,387,881	$268,996

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

15.	Notes payable

In June, 2008 the Company sold 8% promissory notes maturing December 31, 2008 and three-year warrants to purchase 225,000 shares of common stock at an exercise price of $2.61 for $2,250,000.  Any amount of principal or interest outstanding after December 31, 2008 will bear interest at a rate of 12%. In accordance with Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the proceeds from issuance of the notes were allocated to the notes and warrants based upon their relative fair values. This allocation resulted in allocating $210,600 to the warrants to be treated as loan discount to be amortized over the life of the notes. During the year ended December 31, 2008, $210,600 of the loan discount was amortized to interest expense. The following assumptions were used to calculate the fair value of the warrants using the Black - Scholes Model

Dividend yield	0%
Expected volatility	118.01%
Risk-free interest rate	3.35 – 3.17%
Expected life	3 years
Stock price	$1.63
Exercise price	$2.61

The notes may be prepaid in their entirety without penalty upon 15 day notice. So long as the Company has any obligation under the notes, there are limitations on its ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money; (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity.

In connection with the sale of the notes the Company paid a placement agent $122,500 in fees and delivered 45,000 three- year warrants to purchase 45,000 shares of common stock at an exercise price of $2.61. The warrants were valued at $46,507 using a Black-Scholes Model and together with the fee were treated as deferred issuance costs to be amortized over the life of the notes. Amortization of the deferred issuance costs for the year ended December 31, 2008 was $169,007.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	118.01%
Risk-free interest rate	3.35%
Expected life	3 years
Stock price	$1.63
Exercise price	$2.61

In connection with the sale of the June 20, 2008 notes the Company paid legal fees of $15,000 that were treated as deferred issuance costs and are being amortized to interest expense over the life of the notes.

On December 31, 2008 the Company and the note holders entered into an agreement, pursuant to which:

(a)	the Maturity Date of each Original Note was extended from December 31, 2008 to December 31, 2009;

(b)	as of December 31, 2008, the initial interest rate of the Original Notes of 8% per annum was increased to 10% per annum;

(c)
activities related to the completion of the construction of the Company’s new production facility were carved out of the noteholders’ “Prepayment Option” and requirement for the Company to obtain the noteholders’ written consent for certain additional borrowings;

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

15.	Notes payable (Continued)

(d)	The expiration date of the Original Warrants was extended from the third anniversary of their original issue date to the fifth anniversary of their original issue date and;

(f)	The exercise price of the Original Warrants was reduced from $2.61 to $1.63.

In accordance with EITF 96-19. Debtor's Accounting for a Modification or Exchange of Debt Instruments, The Company evaluated the present value of the cash flows under the terms of the amended debt instrument to determine if they were at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. It was determined that the terms were substantially different and therefore should be accounted for as a debt extinguishment and the amended debt instrument should be initially recorded at fair value which was determined to be $2,209,887 with the discount to be amortized over the remaining life of the note. No debt extinguishment gain was recorded as the gain was offset by the value of the change in the warrants as computed per FAS123(R).

Per guidance in FAS123(R) the difference in the value of the warrants before and after the change in terms should be recorded as costs provided to the creditor.  The difference in the value was calculated to be $40,113, which is recorded as a loan discount to be amortized over the extended term of the notes to interest expense.

The fair value of the warrants as of December 31, 2008 before modification of the terms was calculated to be $91,191.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	149.89%
Risk-free interest rate	1.0%
Expected life	2.45 years
Stock price	$0.70
Exercise price	$2.61

The fair value of the warrants as of December 31, 2008 after modification of the terms was calculated to be $131,304.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	149.89%
Risk-free interest rate	1.0%
Expected life	4.45 years
Stock price	$0.70
Exercise price	$1.63

In November, 2008 the Company sold 10% promissory notes maturing November 10, 2009 and three-year warrants to purchase 50,000 shares of common stock at an exercise price of $2.61 for $500,000.  Any amount of principal or interest outstanding after November 30, 2008 will bear interest at a rate of 12%. In accordance with Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the proceeds from issuance of the notes were allocated to the notes and warrants based upon their relative fair values. This allocation resulted in allocating $54,450 to the warrants to be treated as loan discount to be amortized to interest expense over the life of the notes. During the year ended December 31, 2008, $6,675 of the loan discount was amortized to interest expense.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

15.	Notes payable (Continued)

The following assumptions were used to calculate the fair value of the warrants using the Black - Scholes Model:

Dividend yield	0%
Expected volatility	131%
Risk-free interest rate	1.78%
Expected life	3 years
Stock price	$1.75
Exercise price	$2.61

The notes may be prepaid in their entirety without penalty upon 15 day notice. So long as the Company has any obligation under the notes, there are limitations on its ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money; (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity.

In connection with the sale of the notes the Company paid a placement agent $40,000 in fees and delivered 25,000 three- year warrants to purchase 25,000 shares of common stock at an exercise price of $2.61. The warrants were valued at $30,544 using a Black-Scholes Model and together with the fee were treated as deferred issuance costs and recorded in prepaid expenses to be amortized to interest expense over the life of the notes. Amortization of the deferred issuance costs for year ended December 31, 2008 was $8,648, respectively.  The following assumptions were used to calculate the fair value of the warrants:

Dividend yield	0%
Expected volatility	131%
Risk-free interest rate	1.78%
Expected life	3 years
Stock price	$1.75
Exercise price	$2.61

At December 31, 2008 and 2007 notes payable consisted of the following:

	Year Ended December 31,
	2008	2007
Notes dated June, 2008, due December 31, 2009 with a interest rate of 10%, net of debt discount of $40,113	$2,209,887	$—
Notes dated November, 2008 due November 10, 2009 with a interest rate of 10%, net of debt discount of $47,775	452,225	—
Notes payable	—	273,973
	$2,662,112	$273,973

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

16.	Put/Call Liability

On October 9, 2007, the Company entered into Put/Call Agreements with two (2) of its stockholders (the “Put/Call Stockholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Stockholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the Commission, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144(k); and

•
The closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

Term of the Call Option, the Company may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Stockholders within thirty (30) days of such time as all of the Call Option Conditions have been met. The Call Option may be exercised for all, but not less than all, of the Put/Call Shares. The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Stockholders shall have the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Stockholders (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•
the Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

•	the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

Term of the Put option, the Put/Call Stockholders shall exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Stockholders may only exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice.

In accordance with SFAS 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity the Company recorded the value of the Put/Call agreement of $3,169,444 as a liability as of October 9, 2007. The value of the Put/Call agreement was based on the fair market value of the underlying common stock of $1.63 at October 9, 2007.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

16.	Put/Call Liability

On April 9, 2008 the company and the Put/Call Stockholders executed a waiver and amendment to the Put/Call Agreement reaffirming that the Put/Call Agreement is still in full force and removing the following provision as a Put Right Trigger:

•
The Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k).

On March 3, 2009 the Company and the Put/Call Stockholders terminated the Put/Call Agreement.

The termination of the Put/Call agreements was considered a type 1 event due to the culmination of events that started with the waiver executed on April, 9, 2008 and ending with the termination of the Put/Call Agreement on March 3, 2009.  As a type 1 event, the termination provided additional evidence with respect to the valuation of the Put/Call agreement as of December 31, 2008. As of December 31, 2008, Company reclassified the $3,169,444 value previous recorded from liabilities to additional paid-in capital.

17.	Equity

Registration Rights Agreement

On October 9, 2007 and October 19, 2007, the Company entered into Registration Rights Agreements (each, a “Registration Rights Agreement,” and collectively the “Registration Rights Agreements”) with the accredited investors,( the “Investors”), pursuant to which it agreed that within thirty (30) business days of the Closing Date (the Filing Date), the Company will file a registration statement (the Registration Statement) with the Securities and Exchange Commission (the “Commission”) covering the resale of (i) the shares of Common Stock purchased in the above placements (collectively, the “Offerings”) (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the warrants issued in the Offerings (the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods. After two years the Company’s obligation to keep the Registration Statement ends.

Pursuant to the Registration Rights Agreements, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, the First Investor Warrants, the Class A Warrants, the Class B Warrants, or the Common Stock issued upon exercise of the First Investor Warrants, Class A Warrants and Class B Warrant (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

17.	Equity (Continued)

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

As of December 31, 2008 the registration statement filed with the Commission has been withdrawn.

As of October 20, 2008 liquidated damages stopped accruing because the shares covered by the Registration Rights Agreements could be sold under SEC Rule 144. There are accrued liquidated damages of $1,201,998 at December 31, 2008, which represents the total damages payable under the agreement to October 20, 2008.  Liquidated damages of $986,699 and $215,299 were accrued in the years ended December 31, 2008 and 2007.

Per the Registration Rights Agreements the Company can pay the $1,201,998 in liquidated damages in cash or Company common stock.  The Company plans to issue 667,777 shares of the Company’s common stock for the based on the closing price of the Company’s common stock on October 20, 2008 of $1.80.

Warrants

Information with respect to stock warrants outstanding as of December 31, 2008 are as follows:

Exercise Price	Outstanding December 31, 2007	Granted	Expired or Exercised	Outstanding December 31, 2008	Expiration Date
$0.94	373,334	-0-	-0-	373,334	10/09/2010
$1.50	1,333,333	-0-	-0-	1,333,333	10/09/2009
$2.04	804,884	-0-	-0-	804,884	10/09/2010
$2.04	569,346	-0-	-0-	569,346	10/19/2010
$1.63	-0-	195,000	-0-	195,000	6/12/2011
$1.63	-0-	75,000	-0-	75,000	6/20/2011
$3.26	2,061,227	-0-	-0-	2,061,227	10/09/2009
$3.26	2,846,746	-0-	-0-	2,846,746	10/19/2009
$2.61	-0-	75,000	-0-	75,000	11/10/2011

As of December 31, 2008 all outstanding warrants are exercisable.

Warrant Tender Offer

As of April 24, 2008, we commenced an offer (“Offer”) to the holders (“Warrantholders”) of our then outstanding warrants, pursuant to which the Warrantholders may tender their Warrants for shares of our Common Stock at a reduced exercise price as follows:

•	With respect to warrants having an exercise price of $0.94 per share, a holder accepting the Offer may exercise some or all of such warrants at $0.75 per share of Common Stock;

•	With respect to warrants having an exercise price of $1.50 per share, a holder accepting the Offer may exercise some or all of such warrants at $1.20 per share of Common Stock;

•	With respect to warrants having an exercise price of $2.04 per share, a holder accepting the Offer may exercise some or all of such warrants at $1.63 per share of Common Stock; and

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

17.	Equity (Continued)

•	With respect to warrants having an exercise price of $3.26 per share, a holder accepting the Offer may exercise some or all of such warrants at $2.61 per share of Common Stock.

On March 2, 2009, the Company closed on its Offer to existing warrant holders to exercise their warrants on amended terms. In connection with the Offer:

•	A total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,034.91; and

•	A total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share), for an aggregate exercise price of $459,195.57.

As a result, (a) a total of 359,394 shares of the Company’s common stock were issued in connection with the exercise of such warrants and (b) the Company received gross proceeds of $758,230.48 as payment of the exercise prices.

18.	Common Welfare Reserves

The Company is required to transfer 10% of its net income, as determined in accordance with PRC accounting rules and regulations, to the general reserve. The Company voluntarily contributed an additional 5% in the years ended December 31, 2008 and 2007. The balance of these reserves at December 31, 2008 and December 31, 2007, was $1,340,713 and $659,903, respectively. These amounts are restricted and are included in retained earnings.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. The fund is non-distributable other than upon liquidation.

19.	Other Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

The Company reports comprehensive income (loss) in its consolidated statements of stockholders’ equity. Comprehensive income (loss) represents changes in stockholders’ equity from non-owner sources. The components of other comprehensive income included adjustments from foreign currency translation.

20.	Earnings Per Share

SFAS 128 requires a reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) computations.

For the year ended December 31, 2008, dilutive shares include outstanding warrants to purchase 373,334 shares of common stock at an exercise price of $0.94 and warrants to purchase 1,333,333 shares at an exercise price of $1.50. Warrants to purchase 6,627,203 share of common stock were not included in dilutive shares as the effect would have been anti-dilutive.

For the year ended December 31, 2007, dilutive shares include outstanding warrants to purchase 373,334 shares of common stock at an exercise price of $0.94 and warrants to purchase 1,333,333 shares at an exercise price of $2.04. Warrants to purchase 6,282,193 share of common stock were not included in dilutive shares as the effect would have been anti-dilutive.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

20.	Earnings Per Share (Continued)

The following reconciles the components of the EPS computation:

	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
For the year ended December 31, 2008:
Net income	$2,314,507
Basic EPS income available to common shareholders	$2,314,507	29,299,332	$0.08
Effect of dilutive securities:

Warrants	—	218,735
Diluted EPS income available to common shareholders	$2,314,507	29,518,067	$0.08

For the year ended December 31, 2007:
Net income	$3,550,138
Basic EPS income available to common shareholders	$3,550,138	24,211,872	$0.15
Effect of dilutive securities:
Warrants	—	60,119
Diluted EPS income available to common shareholders	$3,550,138	24,271,991	$0.15

21.	Commitments and Contingencies

The Company has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for the Company’s business and at prevailing market prices. No material annual loss is expected from these commitments.

The Company has contracted for construction of a second production facility in Hailun City, Heilongjiang Province, PRC.  The contract is for $8,441,173 of which $2,043,090 has been paid and $349,381 has been accrued in accounts payable.  The remaining $6,398,083 is to be paid in 2009 for completion of the facility.

The Company has contracted to purchase equipment from a supplier for the second processing facility for $5,304,118 of which $3,712,883 has been paid.  The remaining $1,519,235 will be paid on delivery of the equipment in 2009.

The Company has advances to milk suppliers of $388,406 which will be offset against future milk purchases from those suppliers (see Note 7, Advances to suppliers and other receivables).

In order for the Company to conduct its current operations, a milk powder production license is required from the State General Administration of Quality Supervision and Inspection and Quarantine of the People’s Republic of China (the “Administration”). The Company’s current license expired in December 2008. The Administration will inspect the quality of the Company’s production process in 2009. Depending on the results of this inspection, the State General Administration will either (i) grant the Company a license renewal, or (ii) advise the Company of material deficiencies it has discovered and schedule another inspection for 2010. The Company expects that it will pass the inspection. If it does not, it will have an opportunity to cure any deficiencies prior to the follow up inspection that would have been scheduled for 2010. Other than the foregoing, no government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

21.	Commitments and Contingencies (Continued)

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse effect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company’s employees are required to pay an employee deposit upon commencement of employment, which is standard in the PRC. The deposits are protection against potential loss in the event of a dishonest act by an employee, such as theft, forgery, larceny, or embezzlement. The Company considers this obligation as short term liability for the following two reasons:

•
The purpose of the advance by employee is for potential loss as a result of dishonest act by such employee. Since the Company does not know when it may happen, the Company believes it makes sense to consider it a short term liability; and

•
The Company needs to return the fund to the employee who leaves the Company without any wrongdoing. Since the Company does not know the precise timing of refund, the Company believes it makes sense to consider it a short term liability.

The basic terms of advances from employees are:

•	All Company employees must to pay an employee deposit.

•	The deposit amount depends on employee position, as follows:

Position	Deposit Amount
General Manager	$4,000
Assistant General Manager	$2,667
Senior Manager	$2,533
Assistant Senior Manager	$2,400
Manager	$2,000
Administrative Staff	$1,600
Other Employee	$1,333

•	All new employees must pay the deposit before they start work.

•	The deposit must be paid in cash to the Company’s accounting department and receipt will be issued for the deposit amount.

•
If an employee leaves the Company for any reason (except in the event of a dishonest act by an employee, such as theft, forgery, larceny, or embezzlement), the accounting department will refund the deposit.

•	No interest accrues on these advances.

As of December 31, 2008 and 2007, the Company held employee deposits in the aggregate amount of $248,424 and $301,644 which are reflected in advances from employees in the financials statements.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

22.	Operating Leases

The Company leases various distribution facilities. All leases are on an annual basis and commence on January 1, of each year. The Company also leases office space which expires September, 2009.  For the years ended December 31, 2008 and 2007, the Company incurred rental expense of $17,255 and $85,163, respectively. As of December 31, 2008, the Company had outstanding lease commitments totaling $147,798, all of which are due within the next year.

23.	Subsequent events

Warrant Tender Offer

On March 2, 2009, the Company closed on its Offer to existing warrant holders to exercise their warrants on amended terms. In connection with the Offer:

•	A total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,034.91; and

•	A total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share), for an aggregate exercise price of $459,195.57.

As a result, (a) a total of 359,394 shares of the Company’s common stock were issued in connection with the exercise of such warrants and (b) the Company received gross proceeds of $758,230.48 as payment of the exercise prices.

Equity Incentive Plan

On March 2, 2009, the Company’s board of directors and majority stockholders adopted the Emerald Dairy Inc. 2009 Equity Incentive Plan (the “Plan”) to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business. 1,500,000 shares of the Company’s common stock have been reserved for issuance under the Plan.

Eligibility

The Company may grant awards to its employees, directors and consultants, including those of the Company’s subsidiaries. However, the Company may grant options that are intended to qualify as incentive stock options (“ ISOs”) only to its employees and employees of its subsidiaries.

Acceleration of Awards upon Corporate Transactions.

The outstanding awards will terminate and/or accelerate upon occurrence of certain significant corporate transactions, including amalgamations, consolidations, liquidations or dissolutions, sales of substantially all or all of the Company’s assets, reverse takeovers or acquisitions resulting in a change of control. If the successor entity following one of these transactions assumes or replaces the Company’s outstanding awards under the Plan, such assumed or replaced awards will become fully vested and immediately exercisable and payable, and be released from repurchase or forfeiture rights immediately upon termination of the grantee’s continuous service to the Company if the grantee’s service is terminated by the successor entity without cause within twelve (12) months after the effective date of the transaction. Furthermore, if the successor entity does not assume or replace the Company’s outstanding awards, each outstanding award will become fully vested and immediately exercisable and payable, and will be released from any repurchase or forfeiture rights immediately before the effective date of the corporate transaction, as long as the grantee’s continuous service with the Company is not terminated before this date.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007

23.	Subsequent events (Continued)

Exercise Price and Term of Awards.

In general, the plan administrator will determine the exercise price of an option in the award agreement. The exercise price may be a fixed price, or it may be a variable price related to the fair market value of the Company’s ordinary shares. If the Company grants an ISO to an employee, the exercise price may not be less than 100% of the fair market value of its common stock on the date of the grant, except that if the grantee, at the time of that grant, owns shares representing more than 10% of the voting power of all classes of the Company’s shares of common stock, the exercise price may not be less than 110% of the fair market value of its common stock on the date of that grant. If the Company grants a non-qualified share option to a grantee, the exercise price may not be less than 100% of the fair market value  of its common stock on the date of grant.

The term of each award under the Plan will be specified in the award agreement, but may not exceed ten years from the earlier of the adoption or the approval of the plan, unless sooner terminated.

Equity Compensation Grants

Following the adoption of the Plan, the board of directors of the Company approved the grant of stock option awards to the Company’s executive officers and directors, as set forth in the table below:

Name	Title	Stock Option Awards
Yang Yong Shan	Chief Executive Officer, President and Chairman of the Board	360,000
Shu Kaneko	Chief Financial Officer, Secretary and Director	300,000
Niu Wan Chen	Vice President of Sales and Director	15,200
Qin Si Bo	Vice President of Production and Director	15,200
Yuan Yong Wei	Vice President of Operation and Director	12,800

(1)
The amounts shown in the table reflect the number of shares of the Company’s common stock issuable upon exercise of the stock options awarded. The options were issued under the Emerald Dairy Inc. 2009 Equity Incentive Plan (the “Plan”). Each option has an exercise price of $0.42 per share, which was the closing price of the Company’s common stock on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board on March 2, 2009, the date on which the options were granted. Each option has a term of ten (10) years from the date of grant and will vest with respect to 25% of the shares underlying the option on each of September 2, 2009, March 2, 2010, September 2, 2010 and March 2, 2011.

Emerald Dairy, Inc and Subsidiaries
Footnotes to Consolidated Financial Statements
December 31, 2008 and 2007
24.	Segment reporting

The Company operates in one operating segment in accordance with the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. Although the Company has key product lines of milk, soybean milk, and rice powder, the Company’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance.

For the years ended December 31, 2008 and 2007, the Company’s sales revenue from various products are as follows:

	Year Ended December 31,
	2008	2007
Milk powder	$36,245,495	$22,821,548
Soybean milk powder	882,185	641,053
Rice powder	1,105,837	985,746
Sub-contract processing	6,091,662	5,169,661
	$44,325,179	$29,618,008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the common stock being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$1,250.49
Legal fees and expenses	$60,000
Accountants' fees and expenses	$25,000
Printing expenses	$5,000
Blue sky fees and expenses	$2,500
Transfer agent and registrar fees and expenses	$1,000
Miscellaneous	$5,249.51
Total:	$100,000

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 14.  Indemnification of Directors and Officers

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify a Covered Person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by on in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Covered Person, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Chapter 78 also includes other provisions related to indemnification, including provisions that permit a corporation, in certain circumstances set forth in NRS Chapter 78, (i) to advance the expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding and (ii) obtain insurance or make other financial arrangements on behalf of a Covered Person.

NRS Chapter 78 also provides that any indemnification or advancement of expenses made pursuant to NRS Chapter 78 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, except that indemnification or the advancement of expenses, unless ordered by a court, may not be made to or on behalf of any director or officer if a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and (ii) was material to the cause of action.

Our Articles of Incorporation eliminate the personal liability of our directors and officers for damages for breach of fiduciary duty, except that such protection does not apply to acts or omissions involving intentional misconduct, fraud or knowing violation of the law or the payment of dividends in violation of NRS 78.300.

Our Bylaws permit us to indemnify our Covered Persons, advance expenses incurred by such persons and purchase and maintain insurance on behalf of such persons.  Our Bylaws further provide that the indemnification permitted under the Bylaws is not exclusive of any other indemnification granted under any provision of our Articles of Incorporation, our Bylaws or pursuant to any statute, agreement, vote of the stockholders or disinterested directors, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following is a list of securities we have sold or issued during the past three years. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.

Sales by American International Dairy Holding Co., Inc.

On April 18, 2007, American International Dairy Holding Co., Inc. (“AIDH”), entered into an Equity Investment Agreement with Carret China Opportunity Investment Co. (“Carret”), pursuant to which AIDH sold Carret 3,809,524 shares of its capital stock for an aggregate purchase price of $2,000,000.

We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Sales by Micro-Tech Identification Systems, Inc.

The Tryant Shares

As of June 25, 2007, Tryant, LLC (“Tryant”) loaned our predecessor filer, Micro-Tech Identification Systems, Inc. (“Micro-Tech”) an aggregate of $38,434 in order to pay ongoing expenses to keep Micro-Tech current with its SEC filings. The loan was payable upon demand.  Jeff Jenson was the managing member of Tryant, which, at the time, was Micro-Tech’s majority shareholder.  On August 30, 2007, Tryant agreed to convert $12,971 of the loan into 518,856 “restricted’ shares (the “Tryant Shares”) of Micro-Tech’s common stock.  Given that there was no trading in Micro-Tech’s common stock and no bid price, Micro-Tech’s board of directors determined that, at that time, the fair value of a share of it’s common stock was $0.025. Following the issuance of the above shares, Tryant owned 643,856 shares of common stock of Micro-Tech, representing 92.72% of the total issued and outstanding shares.

Tryant acquired control of Micro-Tech in August 2005.  At such time, Micro-Tech agreed to issue shares to certain of its existing shareholders. Just prior to its Reverse Merger with American International Dairy Holding Co., Inc., it was determined that those shares had never been issued.  In addition, it was determined that shares owed to a former director of Micro-Tech in consideration for his services, had also not been issued.  Further, certain individuals were now due to be issued shares as payment of expenses and fees related to the Reverse Merger.  It was decided by Tryant and Micro-Tech that the best way to address this situation was to have Tryant return to Micro-Tech a number of the shares it had received in August 2007, and then have Micro-Tech reissue these shares in satisfaction of the above obligations.  Effective as of October 9, 2007, Tryant “rescinded” the issuance of 230,645 of the 518,856 Tryant Shares it received on August 30, 2007, by returning them to Micro-Tech for cancellation.

These shares were then reissued as follows:

Name	Number of Shares
Leonard W. Burningham	103,308
John V. Winfield	64,388
Rick Krietemeier	57,949
Andrew Chudd	5,000
Total:	230,645

Leonard Burningham received 103,308 shares as payment for legal fees incurred by Micro-Tech.  John V. Winfield received 64,388 of the shares as payment of a finder’s fee in connection with the Reverse Merger.  Micro-Tech issued 57,949 shares to Rick Krietmeier to provide him with shares he was due to receive in August 2005, when Tryant took control of Micro-Tech.  Andrew Chudd received 5,000 of the shares in consideration for his prior services as a director of Micro-Tech.

Micro-Tech granted “piggyback registration rights” to the holders of the Tryant Shares.

We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Sales by Emerald Dairy Inc. f/k/a Amnutria Dairy Inc.

The Reverse Merger

On October 9, 2007, we entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with AIDH Acquisition, Inc., a newly formed, wholly-owned Nevada subsidiary of ours (“Acquisition Sub”), Tryant, and American International Holding Co., Inc., a privately-held Nevada corporation (“AIDH”), pursuant to which, as of such date, Acquisition Sub was merged with and into AIDH, and AIDH became our wholly-owned subsidiary. Upon consummation of the Reverse Merger, each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Reverse Merger was converted into the right to receive 1.020833 shares of our common stock. As a result, we issued an aggregate of 24,305,546 shares of our common stock to the holders of AIDH’s capital stock.

We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

The First Offering

On October 9, 2007, we sold to one purchaser (the “Investor”) 1,333,333 units of our securities, consisting of: (i) 1,333,333 shares of common stock, (ii) three-year warrants to purchase 266,667 additional shares of common stock, at an exercise price of $0.94 per share (“Warrant No. W-1”), and (iii) two-year warrants to purchase 1,333,333 additional shares of common stock, at an exercise price of $1.50 per share (“Warrant No. W-2,” and together with Warrant No. W-1, the “Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

Warrant No. W-1 entitles the holder to purchase 266,667 shares of our common stock, at an exercise price of $0.94 per share. Warrant No. W-1 will expire on a date after October 9, 2010, such date to be determined under provisions of Warrant W-1 providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described below. Warrant No. W-1 is exercisable for cash only, provided a registration statement covering the shares of common stock underlying Warrant No. W-1 is effective. The number of shares of our common stock to be deliverable upon exercise of Warrant No. W-1 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.  Warrants to purchase an aggregate of 106,667 shares of our common stock issued to a finder in connection with the First Offering, have terms and conditions identical to the those of Warrant W-1.

Warrant No. W-2 represents the right to purchase 1,333,333 shares of our common stock, at an exercise price of $1.50 per share. Warrant No. W-2 will expire on a date after October 9, 2009, such date to be determined under provisions of Warrant W-2 providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described below. Warrant No. W-2 is exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Warrant No. W-2 is effective. The number of shares of our common stock to be deliverable upon exercise of Warrant No. W-2 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of common stock underlying the Warrant No. W-2 is declared effective, we will have the ability to call the Warrants at a price of $0.01 per warrant, upon thirty (30) days prior written notice to the holders of the warrants, if the closing price of the common stock exceeded $1.88 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by us.

The Investor Warrants provide that in no event shall the Holder be entitled to exercise a number of Investor Warrants (or portions thereof) in excess of the number of Investor Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of common stock beneficially owned by the Holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unexercised Investor Warrants and the unexercised or unconverted portion of any other securities of the Issuer (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of common stock issuable upon exercise of the Investor Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of common stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the Investor Warrants may be waived by written agreement between the Holder and us; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), we will file a registration statement with the SEC (the “Registration Statement”) covering the resale of (i) the shares of common stock purchased in the First Offering (the “Purchased Shares”), (ii) the common stock issuable upon exercise of the Investor Warrants (collectively (i) and (ii), the “Registrable Securities”). Further, we agreed to use our best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the SEC, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until all of the Registrable Securities have been sold, or may be sold without volume restrictions pursuant to Rule 144.

Pursuant to the Registration Rights Agreement, we are required to pay liquidated damages to the holders of the Purchased Shares if (i) we fail to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the SEC does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the SEC) (the “Effectiveness Date”), (iii) we fail to request acceleration of effectiveness within five (5) business days of a notice of no further review from the SEC, (iv) we fail to respond to the SEC within ten (10) business days of receipt by us of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if we suspend the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if we suspend in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders us unable to comply with SEC requirements, or (B) for more than ninety (60) days in any period of 365 consecutive days for any reason. The liquidated damages accumulated at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for units of our securities purchase in the October Offerings for each thirty (30) day period during which a registration default is continuing; provided, however, that (i) we are not liable for liquidated damages with respect to any warrants or shares of common stock underlying the warrants, and (ii) in no event are we liable for liquidated damages in excess of 1.5% of the aggregate purchase price of the securities purchased in the First Offering in any 30 day period, and (iii) the maximum aggregate liquidated damages payable to the Investor is 20% of the aggregate purchase price paid by the Investor.  The Registration Rights Agreement further requires that if we fail to pay any partial liquidated damages in full within seven days after the date payable, we will pay interest thereon at a rate of 15% per annum, until such amounts, plus all such interest thereon, are paid in full.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, we are entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The Second Offering

On October 9, 2007, we sold to certain accredited investors (the “Initial Purchasers”) 2,061,227 units of our securities, consisting of (i) 2,061,227 shares of common stock, (ii) three-year warrants to purchase 412,245 additional shares of common stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii)  two-year warrants to purchase 2,061,227 additional shares of common stock, at an exercise price of $3.26 per share (the “Class B Warrants”) for an aggregate purchase price of $3,359,800 (the “Initial Closing of the Second Offering”).

On October 19, 2007, we sold to certain additional accredited investors (the “Additional Purchasers”) 2,846,746 units of our securities, consisting of (i) 2,846,746 shares of common stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Closing of the Second Offering,” and, together with Initial Closing of the Second Offering, the “Second Offering”).

Prior to the exercise of 183,457 of the Class A Warrants in our First Warrant Tender Offer (as described below), and tender of 49,000 of the Class A Warrants in our Second Warrant Tender Offer (as described below), our Class A Warrants represented the right to purchase an aggregate of 981,591 shares of our common stock, at an exercise price of $2.04 per share. The Class A Warrants will expire on a date after the three-year anniversary of their date of issuance, such date to be determined under provisions of the Class A Warrants providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described below.  The Class A Warrants will be exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Class A Warrants is effective. The number of shares of common stock to be deliverable upon exercise of the Class A Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. Warrants to purchase 392,639 shares of our common stock issued to finders and placement agents, have terms and conditions identical to the those of the Class A Warrants; except that, as of March 2, 2009, the exercise price of 235,583 of these warrants was reduced from $2.04 to $1.63, as partial consideration for services rendered in connection with a consulting agreement the Company entered into with one of these parties.

Prior to the exercise of 175,937 of the Class B Warrants in our First Warrant Tender Offer (further described below), and tender of 2,205,828 of the Class B Warrants in our Second Warrant Tender Offer (further described below), our Class B Warrants represent the right to purchase an aggregate of 4,907,973 shares of our common stock, at an exercise price of $3.26 per share. The Class B Warrants will expire on a date after the two-year anniversary of their date of issuance, such date to be determined under provisions of the Class B Warrants providing for an extension of the scheduled expiration date due to our failure to satisfy the registration requirements described below.  The Class B Warrants will be exercisable for cash only, provided a registration statement covering the shares of common stock underlying the Class B Warrants is effective. The number of shares of common stock to be deliverable upon exercise of the Class B Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of common stock underlying the Class B Warrants is declared effective, we will have the ability to call the Class B Warrants at a price of $0.01 per Class B Warrant, upon thirty (30) days prior written notice to the holders of the Class B Warrants, if the closing price of the common stock exceeded $4.08 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by us.

The Class A Warrants and Class B Warrants (collectively, the “A and B Warrants”) provide that in no event shall the Holder be entitled to exercise a number of A and B Warrants (or portions thereof) in excess of the number of A and B Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of common stock beneficially owned by the Holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unexercised A and B Warrants and the unexercised or unconverted portion of any other securities of the Issuer (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of common stock issuable upon exercise of the A and B Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of common stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the A and B Warrants may be waived by written agreement between the Holder and us; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

We entered into Registration Rights Agreements with the Initial Purchasers and Additional Purchasers, granting them registration rights similar to those granted to the Investor, as further described above.

We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The June 2008 Sale of Notes and Warrants

In June 2008, we conducted a private offering of up to a maximum of (i) $3,000,000 of our 8% promissory notes (the “June 2008 Notes”) and (ii) warrants to purchase 300,000 shares of our common stock, at an exercise price of $2.61 per share (the “June 2008 Warrants”) (the “June 2008 Note Offering”). On June 12, 2008, one “accredited investor” purchased, for a purchase price of $1,500,000, a June 2008 Note in the principal amount of $1,500,000, and June 2008 Warrants to purchase 150,000 shares of our common stock. On June 20, 2008, an additional “accredited investor” purchased, for a purchase price of $750,000, a June 2008 Note in the principal amount of $750,000, and June 2008 Warrants to purchase 75,000 shares of our common stock. As of December 31, 2008, the terms of the June 2008 Notes and June 2008 Warrants were amended.  As of December 31, 2009, the terms of the June 2008 Notes were further amended, as described below.

As amended on December 31, 2008, and further amended on December 31, 2009, the June 2008 Notes have an aggregate principal balance of $2,573,301, which bears interest at a rate of 10% until the June 2008 Notes become due and payable on December 31, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%. We may prepay the entire amount due under the June 2008 Notes at any time without penalty, upon 15 days prior written notice. Each holder of the June 2008 Notes has the right to be prepaid any amounts due under his, her or its June 2008 Note from the proceeds of any future offering we consummate resulting in gross proceeds of $4,500,000 or more. So long as we have any obligation under the June 2008 Notes, there are limitations on our ability to: (a) pay dividends or make other distributions on our capital stock; (b) redeem, repurchase or otherwise acquire any of our securities; (c) create, incur or assume any liability for borrowed money (except as is related to the completion of the construction of our new production facility); (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. It shall be deemed an “Event of Default” under each June 2008 Note if: (a) we fail to pay principal or interest when due on the June 2008 Note; (b) we breach any material covenant or other material term or condition contained in the June 2008 Note or securities purchase agreement entered into in connection with the June 2008 Note Offering (the “June Purchase Agreement”), and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty we made under the June 2008 Note or the June Purchase Agreement shall be false or misleading in any material respect; (d) we, or any subsidiary of ours, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against us, or any subsidiary of ours, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against us, or any subsidiary of ours, which are not dismissed within sixty (60) days; or (g) we fail to maintain the listing of our common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Amex Equities. Upon the occurrence of any Event of Default under a June 2008 Note, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the June 2008 Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the June 2008 Note or any other right or remedy afforded by law.  Our repayment of amounts due under the June 2008 Notes, as amended, is secured by a pledge of an aggregate of 3,157,425 shares of common stock of the Company beneficially owned by Yang Yong Shan, our Chairman, Chief Executive Officer and President.

As amended on December 31, 2008, the June 2008 Warrants entitle the holders to purchase an aggregate of 225,000 shares of our common stock, at an exercise price of $1.63 per share. The June 2008 Warrants will expire five years after the date of issuance. The June 2008 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the June 2008 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of the June 2008 Warrants will not be entitled to exercise a number of June 2008 Warrants in excess of the number of June 2008 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver.  On December 31, 2009, in connection with the further amendment of the June 2008 Notes, we granted the June 2008 Noteholders additional three-year warrants to purchase an aggregate of 789,356 shares of our common stock, at an exercise price of $1.63 per share (the “Additional Noteholder Warrants”).  All of the other terms and conditions of these additional warrants are identical to the June 2008 Warrants.

In connection with the June 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $97,500, and granted warrants to purchase an aggregate of 45,000 shares of our common stock, the terms and conditions of which are identical to the those of the June 2008 Warrants, as amended.

In addition, as of July 4, 2009, we issued warrants to purchase an additional 97,500 shares of our common stock to the placement agent in consideration for its services in connection with the amendment of the June 2008 Notes and June 2008 Warrants as of December 31, 2008. The terms and conditions of these additional warrants are identical to the those of the June 2008 Warrants, as amended, except that they will expire on December 31, 2011, and are exercisable either for cash, at an exercise price of $1.63 per share, or on a cashless basis.

We have granted the holders of June 2008 Warrants (including warrants issued to a placement agent) and additional Noteholder Warrants “piggyback” registration rights with respect to the shares underlying their warrants.

In consideration for its services in connection with the amendment of the June 2008 Notes, as of December 31, 2009, we issued 200,000 shares of its common stock (the “Shares”) to the entity that had acted as placement agent for the June 2008 Note Offering.

We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The November 2008 Sale of Notes and Warrants

On November 10, 2008, we sold to one “accredited investor,” for a purchase price of $500,000, a 10% promissory note (the “November 2008 Note”) in the principal amount of $500,000, and warrants to purchase 50,000 shares of our common stock, at an exercise price of $2.61 per share (the “November 2008 Warrants”) (the “November 2008 Note Offering”).

As amended on November 10, 2009, the November 2008 Note has a principal balance of $500,000, and bears interest at a rate of 10% until it becomes due and payable on May 10, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%. We may prepay the entire amount due under the November 2008 Note at any time without penalty, upon 15 days prior written notice. The holder of the November 2008 Note has the right to be prepaid any amounts due under his November 2008 Note from the proceeds of any future offering we consummate resulting in gross proceeds of $6,500,000 or more. So long as we have any obligation under the November 2008 Note, there are limitations on our ability to: (a) pay dividends or make other distributions on our capital stock; (b) redeem, repurchase or otherwise acquire any of our securities; (c) sell, lease or otherwise dispose of any significant portion of its assets; (d) lend money, give credit or make advances; or (e) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. It shall be deemed an “Event of Default” under the November 2008 Note if: (a) we fail to pay principal or interest when due on the November 2008 Note; (b) we breach any material covenant or other material term or condition contained in the November 2008 Note or securities purchase agreement entered into in connection with the November 2008 Note Offering (the “November Purchase Agreement”), and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty we made under the November 2008 Note or the November Purchase Agreement shall be false or misleading in any material respect; (d) we, or any subsidiary of ours, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against us, or any subsidiary of ours, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against us, or any subsidiary of ours, which are not dismissed within sixty (60) days; or (g) we fail to maintain the listing of our common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the NYSE Amex Equities. Upon the occurrence of any Event of Default under the November 2008 Note, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the November 2008 Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the Note or any other right or remedy afforded by law.

The November 2008 Warrants entitle the holder to purchase an aggregate of 50,000 shares of our common stock, at an exercise price of $2.61 per share. The November 2008 Warrants will expire three years after the date of issuance. The November 2008 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the November 2008 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of the November 2008 Warrants will not be entitled to exercise a number of November 2008 Warrants in excess of the number of November 2008 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days from the date of such waiver.  On November 10, 2009, in connection with the amendment of the November 2008 Notes, we granted the holder of the November 2008 Warrants additional three-year warrants to purchase 100,000 shares of our common stock, at an exercise price of $1.63 per share.  All of the other terms of these additional warrants are identical to the November 2008 Warrants.

In connection with the November 2008 Note Offering, we engaged a placement agent to whom we paid a placement fee in the amount of $40,000, and issued warrants to purchase an aggregate of 25,000 shares of our common stock, the terms and conditions of which are identical to the those of the November 2008 Warrants.  In addition, as of November 10, 2009, we issued warrants to purchase an additional 120,000 shares of our common stock to the placement agent in consideration for, among other things, its services in connection with the amendment of the November 2008 Notes.  The terms and conditions of these additional warrants are identical to those of the November 2008 Warrants, except that they will expire on November 10, 2014, and are exercisable either for cash, at an exercise price of $1.63 per share, or on a cashless basis.

We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Warrant Tender Offers

As of April 24, 2008, we commenced an offer (the “First Warrant Tender Offer”) to the holders of our then outstanding warrants, pursuant to which the holders had the opportunity to tender their warrants for shares of our common stock at a reduced exercise price as follows:

•	With respect to warrants having an exercise price of $0.94 per share, a holder accepting the Warrant Tender Offer could exercise some or all of such warrants at $0.75 per share of common stock;

•	With respect to warrants having an exercise price of $1.50 per share, a holder accepting the Warrant Tender Offer could exercise some or all of such warrants at $1.20 per share of common stock;

•	With respect to warrants having an exercise price of $2.04 per share, a holder accepting the Warrant Tender Offer could exercise some or all of such warrants at $1.63 per share of common stock; and

•	With respect to warrants having an exercise price of $3.26 per share, a holder accepting the Warrant Tender Offer could exercise some or all of such warrants at $2.61 per share of common stock.

On March 2, 2009, we closed on the First Warrant Tender Offer.  In connection with the First Warrant Tender Offer:

•	a total of 183,457 warrants were tendered at the reduced exercise price of $1.63 per share (originally $2.04 per share), for an aggregate exercise price of $299,035; and

•	a total of 175,937 warrants were tendered at the reduced exercise price of $2.61 per share (originally $3.26 per share) for an aggregate exercise price of $459,196.

As a result, we received gross proceeds of $758,231 and issued an aggregate of 359,394 shares of our common stock.

We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

As of June 19, 2009, we commenced an offer (the “Second Warrant Tender Offer”) to all holders of warrants to purchase shares of our common stock, having exercise prices of either $0.94, $1.50, $1.63, $2.04 or $3.26 per share, originally issued in connection with the October Offerings (the “Original Warrants”), the opportunity to voluntarily exchange any or all of the Original Warrants for amended warrants exercisable at reduced exercise prices (“Amended Warrants”), for a limited period of time.

The terms of the Amended Warrants, include the following:

•
With respect to the 373,344 warrants having an exercise price of $0.94 per share, a holder accepting the Second Warrant Tender Offer may exchange some or all of the warrants for amended warrants exercisable at $0.75 per share;

•
With respect to the 1,333,333 warrants having an exercise price of $1.50 per share, a holder accepting the Second Warrant Tender Offer may exchange some or all of the warrants for amended warrants exercisable at $1.20 per share;

•
With respect to the 235,583 warrants having an exercise price of $1.63 per share, a holder accepting the Second Warrant Tender Offer may exchange some or all of the warrants for amended warrants exercisable at $1.30 per share;

•
With respect to the 955,190 warrants having an exercise price of $2.04 per share, a holder accepting the Second Warrant Tender Offer may exchange some or all of the warrants for amended warrants exercisable at $1.63 per share; and

•
With respect to the 4,732,036 warrants having an exercise price of $3.26 per share, a holder accepting the Second Warrants Tender Offer may exchange some or all of the warrants for amended warrants exercisable at $1.63 per share.

On August 13, 2009, we closed the Second Warrant Tender Offer. In connection with the Second Warrant Tender Offer:

•	a total of 49,000 Original Warrants with an exercise price of $2.04 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share; and

•	a total of 2,205,828 Original Warrants with an exercise price of $3.26 per share were exchanged for Amended Warrants with a reduced exercise price of $1.63 per share.

The only differences between the Original Warrants and the Amended Warrants issued in connection with the Second Warrant Tender Offer, are that the Amended Warrants:

•	had the lower exercise prices described above;

•	were due to expire on August 28, 2009, and the expiration date would not be extended for our failure to register the underlying shares;

•
were not subject to the limitation contained in the 2007 Warrants, which provides that the 2007 Warrants may not be exercised if the exercise would cause the holder and its affiliates to hold an aggregate of more than 9.9% of the outstanding shares of our common stock; and

•	had to be exercised for cash, as a cashless exercise of the Amended Warrants was not be permitted.

We believe that the issuance of the Amended Warrants in connection with this transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section (3)(a)(9) thereof.

Exercise of Amended Warrants

August 14, 2009, the 22 warrant holders that participated in the Warrant Tender Offer exercised all of the 2,254,828 Amended Warrants they received in connection therewith, at an exercise price of $1.63 per share.  As a result, we received gross proceeds of $3,675,370.

We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Grant of Warrants to Advisor

On September 2, 2009 (the “Execution Date”), we entered into a letter agreement (the “Advisory Agreement”) with a financial advisor, pursuant to which the advisor will provide us with certain financial advisory services for a period commencing on September 2, 2009 and continuing for six (6) months, subject to cancellation (i) by thirty (30) days written notice anytime after the six (6) month anniversary of the Execution Date, or (ii) automatically, on June 30, 2010 in the event certain conditions are not met. As partial consideration for the services to be provided by the advisor, we granted the advisor five-year warrants to purchase 714,286 shares of our common stock (the “Advisor Warrants”), which are exercisable six (6) months after the Execution Date, at an exercise price of $1.68 per share, payable, (i) in cash, or (ii) on a cashless basis; provided, however, that all of the Advisor Warrants will terminate if certain conditions are not met.

We believe that the issuance of the Advisor Warrants in this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Payment of Liquidated Damages

In connection with the First Offering and Second Offering described above, we entered into Registration Rights Agreements.  Pursuant to the Registration Rights Agreements, we were required to pay liquidated damages to the Investors, if we failed to satisfy certain registration requirements, as further described above.  As a result, we accrued a total of $1,201,998 in liquidated damages through October 19, 2008, the date the shares purchased in the October Offerings became eligible for sale pursuant to Rule 144 under the Securities Act.  Pursuant to the Registration Rights Agreement, the liquidated damages were payable in cash or shares of our common stock, at our discretion.  As of October 5, 2009, in full payment of the liquidated damages, we issued an aggregate of 667,777 shares of our common stock to the Investors, valued at $1.80 per share, the closing price on the OTCBB on October 20, 2008.  In addition, pursuant to the Registration Rights Agreements, if we failed to pay any liquidated damages in full within seven days after the date payable, we were required to pay interest thereon at a rate of 15% per annum until such amounts, plus all such interest thereon, are paid in full.  Therefore, as of October 5, 2009, we paid interest in the aggregate amount of approximately $172,900, by issuing an aggregate of 108,056 additional shares of our common stock, valued at $1.60 per share, the closing price of our common stock on the OTCBB on October 2, 2009.

We granted the Investor, the Initial Purchaser and the Additional Purchasers “piggyback” registration rights with respect to these shares.

We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

December 2009 Note Offering

On December 24, 2009, we sold to three “accredited investors” (the “December 2009 Noteholders”) (i) promissory notes in the aggregate principal amount of $1,750,000, with an interest rate of 10% per annum (the “December 2009 Notes”) and (ii) three-year warrants to purchase an aggregate of 536,809 shares of our common stock, at an exercise price of $1.63 per share (the “December 2009 Warrants”) (the “December 2009 Note Offering”). At the closing of the December 2009 Note Offering, we paid the December 2009 Noteholders  a closing fee in the aggregate amount of $35,000, and prepaid interest on the December 2009 Notes in the aggregate amount of $175,000. As a result, we received net proceeds of $1,540,000.

 The December 2009 Notes bear interest at a rate of 10% until due and payable on December 24, 2010. Any amount of principal or interest which is not paid when due will bear interest at a rate of 15%. We may prepay the entire amount due under the December 2009 Notes at any time without penalty, upon 15 days prior written notice; provided, however, in such event the December 2009 Noteholders will be entitled to retain an amount of prepaid interest equal to the greater of (i) the amount accrued as of the prepayment date, and (ii) an aggregate of $105,000. The December 2009 Noteholders have the right to be prepaid any amounts due under the December 2009 Notes should we consummate certain additional offerings of equity or debt securities. So long as we have any obligation under the December 2009 Notes, there are limitations on our ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money; (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. The entire unpaid principal balance, together with accrued interest, shall become due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind upon the occurrence of an “Event of Default,” as defined in the December 2009 Notes.  Our repayment of amounts due under the December 2009 Notes is secured by a pledge of 5,883,329 shares of our common stock beneficially owned by Yang Yong Shan, our Chairman, Chief Executive Officer and President.

The December 2009 Warrants entitle the holders to purchase an aggregate of 536,809 shares of our common stock, at an exercise price of $1.63 per share. The December 2009 Warrants will expire three years after the date of issuance. The December 2009 Warrants may be exercised for cash only. The number of shares of our common stock deliverable upon exercise of the December 2009 Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. A holder of December 2009 Warrants may not exercise a number of December 2009 Warrants in excess of the number of December 2009 Warrants upon exercise of which would result in beneficial ownership by such holder and his, her or its affiliates of more than 9.9% of the outstanding shares of our common stock, unless this provision is waived by written agreement between us and the holder not less than sixty-one (61) days prior to the date of such waiver. The Company has granted the Investors “piggyback” registration rights with respect to the shares underlying the Warrants.

We believe that the issuance of the December 2009 Warrants in this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

On October 9, 2007, we entered into a Share Repurchase Agreement with Grand Orient Fortune Investment, Ltd. (“Grand Orient”), a PRC company controlled by Mingwen Song, pursuant to which we repurchased 1,944,444 shares (the “Repurchase Shares”) of our issued and outstanding common stock from Grand Orient for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”).  We determined to repurchase these shares, to reduce the overall dilution created by the First Offering and Second Offering.  The repurchased shares were initially held in treasury, but have now been returned to our number of authorized but unissued shares.

The following table summarizes the purchases of the shares described above:

Period	Total Number of Shares (or Units) Purchased	Average Price Paid Per Share (or Unit)	Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
October 1, 2007 - October 31, 2007	1,944,444	$1.63	1,944,444	1,944,444
Total	1,944,444	$1.63	1,944,444	1,944,444

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization, dated October 9, 2007, by and among the Company, AIDH Acquisition, Inc., Tryant LLC and American International Dairy Holding Co., Inc. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

2.2
Articles of Merger, dated October 9, 2007, of AIDH Acquisition, Inc. with and into American International Dairy Holding Co., Inc. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

3.1	Bylaws - Incorporated by reference from our Registration Statement on Form 10-SB filed August 10, 2006

3.2	Articles of Incorporation - Incorporated by reference from our Registration Statement on Form 10-SB filed August 10, 2006

3.3	Certificate of Amendment to Articles of Incorporation of the Company, dated October 9, 2007 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

3.4	Certificate of Amendment to Articles of Incorporation of the Company, dated January 25, 2008 - Incorporated by reference from our Current Report on Form 8-K, filed on January 30, 2008

4.1	Warrant No. W-1 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.2	Warrant No. W-2 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.3	Form of Class A Warrant - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.4	Form of Class B Warrant - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.5	Form of June 2008 Note — Incorporated by reference from our Current Report on Form 8-K, filed on June 12, 2008

4.6	Form of First Amended and Restated Note — Incorporated by reference from our amended Current Report on Form 8-K/A, filed on January 7, 2009

4.7	Form of Second Amended and Restated Promissory Note — Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010

4.8	Form of June 2008 Warrant — Incorporated by reference from our Current Report on Form 8-K, filed on June 12, 2008

Exhibit No.	Description

4.9	Form of Amended and Restated June 2008 Warrant — Incorporated by reference from our amended Current Report on Form 8-K/A, filed on January 7, 2009

4.10	Form of Warrants — Incorporated by reference from our Current Report on Form 8-K, filed on January 7, 2010

4.11	Form of 10% Promissory Note — Incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 14, 2008

4.12	Form of First Amended and Restated Note — Filed herewith

4.13	Form of Warrant — Incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 14, 2008

4.14	10% Promissory Note — Incorporated by reference from our Current Report on Form 8-K, filed on December 4, 2009

4.15	Form of 10% Promissory Note — Incorporated by reference from our Current Report on Form 8-K, filed on December 31, 2009

4.16	Form of Warrant — Incorporated by reference from our Current Report on Form 8-K, filed on December 31, 2009

4.17	2009 Equity Incentive Plan — Incorporated by reference from our Current Report on Form 8-K, filed on March 6, 2009

5.1	Opinion of Snell & Wilmer LLP – Filed herewith

10.1	Form of Securities Purchase Agreement for $1,000,000 Unit Offering — Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.2	Form of Securities Purchase Agreement for Minimum $3,000,000, Maximum $8,000,000 Unit Offering - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.3	Form of Registration Rights Agreement - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.4
Share Repurchase Agreement, dated October 9, 2007, by and between the Company and Grand Orient Fortune Investment Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.5
Put/Call Agreement, dated October 9, 2007, by and between the Company and Grand Orient Fortune Investment, Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.6
Waiver and First Amendment the Put/Call Agreement, dated April 9, 2008, by and between the Company and Grand Orient Fortune Investment, Ltd. - Incorporated by reference from our Form 10-KSB filed on April 15, 2008

Exhibit No.	Description

10.7	Put/Call Agreement, dated October 9, 2007, by and between the Company and Fortune Land Holding, Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.8
Waiver and First Amendment the Put/Call Agreement, dated April 9, 2008, by and between the Company and Fortune Land Holding, Ltd. - Incorporated by reference from our Form 10-KSB filed on April 15, 2008

10.9	Employment Agreement, dated November 1, 2007, by and between the Company and Shu Kaneko - Incorporated by reference to our Current Report on Form 8-K, filed November 7, 2007

10.10
Form of June 2008 Securities Purchase Agreement for Sale of up to $3,000,000 of 8% Promissory Notes and 300,000 Warrants  —  Incorporated by reference from our Current Report on Form 8-K, filed on June 12, 2008

10.11	First Amendment to June 2008 Securities Purchase Agreement, dated December 31, 2008 – Incorporated by reference from our amended Current Report on Form 8-K/A, filed January 7, 2009

10.12	Second Amendment to June 2008 Securities Purchase Agreement, dated December 31, 2009 — Incorporated by reference from our Current Report on Form 8-K, filed January 7, 2010

10.13
Form of November 2008 Securities Purchase Agreement for Sale of up to $2,000,000 of 10% Promissory Notes and 200,000 Warrants  —  Incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 14, 2008

10.14	First Amendment to November 2008 Securities Purchase Agreement — Filed herewith

10.15	Loan Agreement for Loan of $1,750,000 — Incorporated by reference from our Current Report on Form 8-K, filed on December 4, 2009

10.16	Securities Purchase Agreement for Sale of $1,750,000 of 10% Promissory Notes and 536,809 Warrants — Incorporated by reference from our Current Report on Form 8-K, filed on December 31, 2009

16.1	Letter from Mantyla McReynolds, LLC, dated November 19, 2007 - Incorporated by reference from Amendment No. 2 to our Current Report on Form 8-K/A, filed on November 19, 2007

16.2	Letter from Murrell, Hall, McIntosh & Co., PLLP, dated January 29, 2008 - Incorporated by reference from our Current Report on Form 8-K, filed on January 30, 2008

21.1	List of Subsidiaries - Incorporated by reference from Amendment No. 1 to our Current Report on Form 8-K/A, filed October 25, 2007

23.1	Consent of Windes & McClaughry - Filed herewith

23.2	Consent of Snell & Wilmer LLP - (included in Exhibit 5.1)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)           If the Company is relying on Rule 430B:

(i)           Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)           If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on January 14, 2010.

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Yang Yong Shan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yang Yong Shan	Chairman, Chief Executive Officer	January 14, 2010
Yang Yong Shan	and President (principal executive officer)

/s/ Shu Kaneko	Chief Financial Officer and	January 14, 2010
Shu Kaneko	Secretary (principal financial and accounting officer)

/s/ Niu Wan Chen	Vice President of Sales and Director	January 14, 2010
Niu Wan Chen

/s/ Qin Si Bo	Vice President of Production and	January 14, 2010
Qin Si Bo	Director

/s/ Yuan Yong Wei	Vice President of Operation and	January 14, 2010
Yuan Yong Wei	Director

*By:	/s/ Yang Yong Shan
Yang Yong Shan
Attorney-in-fact